UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Western Digital Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Our Strategy Capitalizes on Industry Trends

We continue to pursue a long-term value-creation strategy underpinned by growth in Big Data and Fast Data applications. Western Digital’s platform is strategically positioned to play a key role in supporting long-term growth trends.

Areas of Focus	Goals
Optimize HDD Business

●Invest and lead in growing applications like capacity data storage in the cloud and optimize cash flow in declining applications like PCs
●Develop next generation disruptive technologies for long-term competitiveness

Lead in Solid State
●Lead in 3D-NAND technology ●Build on our client device flash portfolio and strengthen our enterprise solid state drive (“SSD”) portfolio
Move up the Stack
●Build a Platforms and Systems business that delivers revenue growth and market relevancy ●Enable paradigm shift to purpose-built data-centric compute
Advance Client Solutions
●Build on core leadership in storage solutions business beyond the PC including mobile devices ●Develop a seamless digital content experience through an ecosystem of software and cloud services
Accelerate Company Transformation
●Build a unified culture that creates a competitive advantage ●Leverage world class business processes and systems ●Build a reputation for Diversity and Inclusion at all levels

Letter from Our Chairman

“Over the past year, we have experienced strong financial performance – a validation of our growth strategy and our transformation into a comprehensive data infrastructure provider.”
Dear Fellow Stockholders:

Our Board of Directors thanks you for your investment in Western Digital and for your support throughout our ongoing transformation. With our strong financial performance and powerful platform, we remain poised to deliver compelling long-term value for our stockholders.

Positioned to Capitalize on Industry Trends

Societal and technological innovation is enabling and requiring rapid data generation, which is driving the demand for data storage. Several years ago, our Board and management recognized this trend and initiated a strategic transformation to position us to capitalize on these opportunities.

We are excited about our position for the future. The cornerstone of our strategy is assembling assets and building our platform to grow data storage in lockstep with the growth of data. Through strategic acquisitions and focused execution, we have assembled a powerful platform and the technology and intellectual property that enable us to take advantage of the rapidly growing data storage market.

While the conversations around data volume are significant, quantifying data’s inherent value is the paradigm shift that elevates data as an essential and valuable asset, rather than a byproduct of business. This shift will drive companies to capture and preserve more of the data they generate in order to transform it and extract its value. Extracting the value of data will become an even greater necessity to most organizations. We are well-positioned to capitalize on these trends and enable the capture, preservation and transformation of data into value.

Driving Stockholder Value Creation

Over the past year, we have experienced strong financial performance – a validation of our growth strategy and our transformation into a comprehensive data infrastructure provider. In fiscal 2018, we realized record revenue of $20.6 billion, non-GAAP gross margin of 42.5% and non-GAAP earnings per share of $14.73.(1) Our operating cash flow reflected solid execution supported by healthy demand for our products, particularly high capacity enterprise drives.

We believe our platform has the proven ability to deliver sustainable long-term revenue growth, healthy gross margins and industry-leading profitability. As markets evolve and grow, our ability to optimize product and portfolio mix toward higher value opportunities will continue to be an important lever for managing the business.

Ensuring a Sustainable Future

Corporate sustainability is an important element of our company’s long-term success, which includes operating our business responsibly and ethically with the interests of stakeholders and the environment in mind. We also recognize that attracting a talented and diverse workforce is critical to our success, and we strive to create an environment for the company’s employees that offers professional and intellectual challenges, encourages innovation and creativity and rewards success and effective teamwork.

We are excited about the progress we have made to position our company for long-term growth, and thank you for being a Western Digital stockholder.

MATTHEW E. MASSENGILL
Independent Chairman of the Board

(1)	See Appendix A to this Proxy Statement for reconciliations of GAAP to non-GAAP measures.

2018 PROXY STATEMENT      1

Letter from Our Lead Independent Director

“Our Board remains highly engaged in strategic oversight and supports the management team’s focused execution of a strategy that has successfully positioned Western Digital as a leader in the evolving data infrastructure industry.”
Dear Fellow Stockholders:

I am honored to serve as Lead Independent Director of Western Digital’s Board alongside a group of highly talented, knowledgeable and engaged directors. As we approach our 2018 Annual Meeting, I would like to take this opportunity to update you on how our Board is addressing key areas of stockholder interest:

Board Oversight of Strategy

Our Board remains highly engaged in strategic oversight and supports the management team’s focused execution of a strategy that has successfully positioned Western Digital as a leader in the evolving data infrastructure industry. As Lead Independent Director, I am in regular dialogue with my fellow directors, our Chief Executive Officer and other members of the management team to help facilitate the Board’s robust discussion around the company’s strategic priorities and initiatives to continue delivering value to our stockholders.

Thoughtful Board Composition and Refreshment

In August 2018, we welcomed Tunç Doluca to our Board of Directors. As the president and chief executive officer of Maxim Integrated with over 30 years of executive leadership and technical experience, he brings new perspectives and insights directly relevant to our company. We remain committed to Board diversity and ensuring that the skills and experiences in the boardroom continue to reflect the needs of our business and align with our long-term strategy. This thoughtful succession planning process is supported by both our director retirement policy and evaluation process. We conduct annual third-party facilitated Board and committee evaluations and individual director assessments to regularly reflect on composition, Board practices and effectiveness, with the objective of evaluating our Board as a whole as well as assessing each individual director’s contributions. This practice supports the Governance Committee’s ability to identify director skills that would be additive to our Board as our business evolves.

Board-Driven Stockholder Engagement

Western Digital has a robust engagement program to facilitate stockholder feedback, which is used to inform Board discussions regarding enhancements to our policies and practices. Following our 2017 annual meeting of stockholders, we refocused our outreach efforts in response to a disappointing level of support for our Say on Pay proposal. Together with members of management, I, along with our Independent Chairman of the Board, met with stockholders that own approximately 36% of our outstanding shares. During these meetings, we focused on better understanding investors’ perspectives on our executive compensation program and governance practices. As a result of these conversations, we have made a number of meaningful changes to our compensation program, as you will see detailed in the Compensation Discussion and Analysis section of this Proxy Statement, and adopted proxy access.

On behalf of our Board, we appreciate our stockholders’ feedback and very much look forward to our continued dialogue. We are excited about the future of Western Digital, and we thank you for the trust you have placed in our Board.

LEN J. LAUER
Lead Independent Director

The responsibilities of our Lead Independent Director include:

●Acting as a liaison between our independent directors and management;
●Assisting our Chairman of the Board in establishing the agenda for meetings of our Board of Directors;
●Coordinating the agenda for, and chairing, the executive sessions of our independent directors;
●Leading our stockholder engagement efforts;
●Participating in the performance evaluation of our Chief Executive Officer;
●Overseeing our Board and committee evaluations and individual director assessments;
●Coordinating our Chief Executive Officer succession planning; and
●Overseeing our Board succession planning.

2     WESTERN DIGITAL

Notice of Annual Meeting of Stockholders

Western Digital Corporation
5601 Great Oaks Parkway, San Jose, CA 95119

Date November 7, 2018	Matters to be voted on
	Proposal		Board Recommendation
Time 8:00 a.m. Pacific Time	1	Election of the nine director nominees named in the attached Proxy Statement to serve until our next annual meeting of stockholders and until their respective successors are duly elected and qualified	VOTE FOR
Place The Fairmont San Jose 170 S. Market Street San Jose, California 95113	2	Approval on an advisory basis of the named executive officer compensation disclosed in the attached Proxy Statement	VOTE FOR
	3	Approval of the amendment and restatement of our 2017 Performance Incentive Plan to, among other things, increase by 6,000,000 the number of shares of our common stock available for issuance under that plan	VOTE FOR
Who can vote Stockholders of record at the close of business on September 10, 2018 will be entitled to notice of and to vote at our annual meeting and any adjournments or postponements of the meeting.	4	Approval of the amendment and restatement of our 2005 Employee Stock Purchase Plan to, among other things, increase by 10,000,000 the number of shares of our common stock available for issuance under that plan	VOTE FOR
	5	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2019	VOTE FOR
	At the meeting, we will also consider any other business that may properly come before our annual meeting or any postponement or adjournment of the meeting

How to Vote Your Shares in Advance of the Meeting
Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your representation at our annual meeting regardless of whether you attend the meeting.

VIA THE INTERNET Visit the website listed on your proxy card, notice or voting instruction form	BY PHONE Call the phone number listed on your proxy card or voting instruction form	BY MAIL Complete, sign, date and return your proxy card or voting instruction form in the envelope provided

By Order of the Board of Directors, MICHAEL C. RAY Executive Vice President, Chief Legal Officer and Secretary September 28, 2018	Important notice regarding the availability of proxy materials for our annual meeting of stockholders to be held on November 7, 2018: Our Proxy Statement and 2018 Annual Report to stockholders are available on our website under “Financial Information” at investor.wdc.com. You can also view these materials at www.proxyvote.com by using the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials.

2018 PROXY STATEMENT     3

1		Letter from Our Chairman

2		Letter from Our Lead Independent Director

3	Notice of Annual Meeting of Stockholders

6	Proxy Summary

15	Corporate Governance Matters
	15	Proposal 1 Election of Directors
	16	Nominees for Election
		21	Director Skills and Expertise
	22	Director Nominations and Board Refreshment
		23	Director Nomination Process
		25	Board Refreshment
	26	The Board’s Role and Responsibilities
		27	Risk Oversight and Compensation Risk Assessment
	29	Board Structure
		29	Lead Independent Director
	32	Board Processes and Policies
		34	Board Evaluation
	35	Director Compensation
40	Executive Officers

42	Executive Compensation
	42	Proposal 2 Advisory Vote on Executive Compensation
	43	Letter to Stockholders from the Compensation Committee
	43	Report of the Compensation Committee
	43	Compensation Committee Interlocks and Insider Participation
	44	Compensation Discussion and Analysis
		45	Say on Pay Vote Results and Stockholder Engagement
		48	Fiscal 2018 Executive Summary
		52	Fiscal 2018 Executive Compensation Philosophy and Objectives
		57	Fiscal 2018 Executive Compensation Decisions
		65	Fiscal 2019 Executive Compensation Decisions
		66	Other Executive Compensation Program Features and Policies
	70	Executive Compensation Tables and Narratives
		70	Fiscal Years 2016—2018 Summary Compensation Table
		72	Fiscal 2018 Grants of Plan-Based Awards Table
		74	Description of Compensation Arrangements for Named Executive Officers
		76	Outstanding Equity Awards at Fiscal 2018 Year-End Table
		77	Fiscal 2018 Option Exercises and Stock Vested Table
		78	Fiscal 2018 Non-Qualified Deferred Compensation Table
		79	Potential Payments Upon Termination or Change in Control
	84	CEO Pay Ratio
85	Equity Compensation Plan Information
	86	Equity Compensation Plans Not Approved by Stockholders
87	Stock Ownership Information
	87	Security Ownership by Principal Stockholders and Management
	88	Section 16(a) Beneficial Ownership Reporting Compliance
89	Other Proposals
	89	Proposal 3 Approval of the Amendment and Restatement of our 2017 Performance Incentive Plan
	102	Proposal 4 Approval of the Amendment and Restatement of our 2005 Employee Stock Purchase Plan
108	Audit Committee Matters
	108	Proposal 5 Ratification of Appointment of Our Independent Registered Public Accounting Firm
	109	Report of the Audit Committee
111	Additional Information
	111	General Information about the Annual Meeting
	116	Availability of Annual Report
	116	Communication with the Company
A-1	Appendix A—Non-GAAP Financial Measures

B-1	Appendix B—Amended and Restated 2017 Performance Incentive Plan

C-1	Appendix C—Amended and Restated 2005 Employee Stock Purchase Plan

4     WESTERN DIGITAL

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements, including but not limited to, statements concerning our views with respect to the growth of digital data, our beliefs regarding our business strategy and our ability to execute that strategy and our board succession plans. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in our Annual Report on Form 10-K for the fiscal year ended June 29, 2018 and our other reports filed with the Securities and Exchange Commission (the “SEC”), to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

2018 PROXY STATEMENT     5

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. We encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

KEY BUSINESS PERFORMANCE HIGHLIGHTS

Fiscal 2018 was an important year for our company. As we continued our ongoing transformation, we focused on the execution of our strategy to position our company for long-term growth. Our strong financial performance provided important context for the Compensation Committee’s decisions regarding executive pay, including our ability to develop, retain, motivate and reward our named executive officers during this important time.

Revenue by End Market ($ Millions)

Non-GAAP Gross Margin(1) %

Cash Flow from Operations ($ Millions)

Non-GAAP Earnings Per Share (EPS)(1)

(1)	See Appendix A to this Proxy Statement for reconciliations of GAAP to non-GAAP measures.

6     WESTERN DIGITAL

PROXY SUMMARY

OUR DIRECTOR NOMINEES

Name and Principal Occupation	Age	Director Since	Board Committees	Other Current Public Directorships
MARTIN I. COLE INDEPENDENT Former Group Chief Executive, Technology of Accenture plc	62	2014		The Western Union Company Cloudera, Inc.
KATHLEEN A. COTE INDEPENDENT Former Chief Executive Officer of Worldport Communications, Inc.	69	2001		VeriSign, Inc.
HENRY T. DENERO INDEPENDENT Former Chairman and Chief Executive Officer of Homespace, Inc.	72	2000		None
TUNÇ DOLUCA INDEPENDENT President and Chief Executive Officer of Maxim Integrated	60	2018		Maxim Integrated
MICHAEL D. LAMBERT INDEPENDENT Former Senior Vice President of Dell Inc.	71	2002		None
LEN J. LAUER LEAD INDEPENDENT DIRECTOR Chairman and Chief Executive Officer of Memjet	61	2010		None
MATTHEW E. MASSENGILL INDEPENDENT CHAIRMAN OF THE BOARD Former President and Chief Executive Officer of Western Digital Corporation	57	2000		None
STEPHEN D. MILLIGAN Chief Executive Officer of Western Digital Corporation	55	2013		Ross Stores, Inc.
PAULA A. PRICE INDEPENDENT Chief Financial Officer of Macy’s, Inc.	56	2014		Accenture plc.

Audit	Compensation	Executive	Governance	Committee Chair

BOARD NOMINEE HIGHLIGHTS

Board Snapshot

INDEPENDENCE	GENDER
AGE	TENURE
Strong Director Engagement

Average director attendance at 2018 Board and Board committee meetings

Board	Audit
97%	100%

Compensation	Governance
100%	92%

Executive
100%

Over 97% Board and committee meeting aggregate attendance in fiscal 2018

2018 PROXY STATEMENT     7

PROXY SUMMARY

Director Nominee Skills and Experience

INDUSTRY EXPERIENCE 9/9 Experience at the executive level in areas such as data storage, data centers, semiconductors and consumer electronics is important in understanding our business and strategy
RISK MANAGEMENT 9/9 Experience in assessing and managing enterprise risks is critical to our Board's role in overseeing our Enterprise Risk Management program
INFORMATION TECHNOLOGY AND CYBERSECURITY 5/9 Experience understanding and managing information technology and cyber security threats is increasingly important to mitigate risks to our business
EXECUTIVE-LEVEL LEADERSHIP 9/9
Experience in executive-level positions is important to gain a practical understanding of complex organizations, corporate governance, operations, talent development, strategic planning and risk management
HUMAN RESOURCES MANAGEMENT 7/9
Experience in human resources management in large organizations assists our Board in overseeing succession planning, talent development and our executive compensation program
BUSINESS DEVELOPMENT AND STRATEGY 9/9 Experience setting and executing long-term corporate strategy is critical as we continue to transform our business
FINANCE AND ACCOUNTING 9/9 Experience overseeing accounting and financial reporting is key to our Board's oversight of our financial reporting process and internal controls
MANUFACTURING AND OPERATIONS 6/9
Experience with sophisticated, large-scale manufacturing operations increases our Board's understanding of our distribution, supply chain, manufacturing and other business operations
GLOBAL BUSINESS 9/9
Experience with businesses with substantial international operations provides useful business and cultural perspectives to our Board and is important in understanding the strategic opportunities and risks relating to our business
SALES AND MARKETING 6/9
Experience developing and executing on strategies to grow sales and market share assists our Board in advising management as we seek to develop new products and new markets for our products
CORPORATE GOVERNANCE 9/9 Experience on other public company boards supports strong Board and management accountability, transparency and protection of stockholder interests
GOVERNMENT, LEGAL AND REGULATORY 7/9
Experience in government relations, public policy and regulatory matters assists our Board in identifying and understanding compliance issues and the effect of governmental actions on our business

8     WESTERN DIGITAL

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors is committed to maintaining the highest standards of corporate governance. We believe our strong corporate governance practices help promote the long-term interests of our stockholders and build public trust in our company.

CORPORATE GOVERNANCE CHANGES IN 2018

Below is a description of some key changes to our corporate governance practices for 2018:

Appointed New Independent Director	Rotated Chair of Compensation Committee	Proactive Adoption of Proxy Access
●Tunç Doluca brings over 30 years of executive leadership and technical experience in the semiconductor industry to our Board of Directors
●He has served as the president and chief executive officer of Maxim Integrated, a developer of innovative analog and mixed-signal products and technologies, since 2007
●Mr. Doluca’s appointment demonstrates our Board’s ongoing commitment to Board refreshment

●In March 2018, we appointed Mr. Lauer as Chair of the Compensation Committee, in anticipation of Mr. Lambert reaching retirement age under our retirement policy in 2019 and to ensure a smooth transition of leadership
●Mr. Lauer’s lead role during our stockholder engagement meetings enables him to provide valuable feedback regarding our executive compensation practices to the Compensation Committee
●Mr. Lauer’s years of experience on the Compensation Committee, and Mr. Lambert’s continuation as a member of the Compensation Committee, facilitates continuity and the transfer of institutional knowledge in a year with a new Chief Human Resources Officer and independent compensation consultant
The ability of an individual or group of stockholders representing 3% of outstanding shares for 3 years
The ability to nominate the greater of 2 nominees or 20% of directors

CORPORATE GOVERNANCE BEST PRACTICES

Robust year-round Board-led stockholder engagement program that informs Board decisions
All directors elected annually by a simple majority of votes cast
Independent Board leadership, including a Lead Independent Director with clearly defined roles and responsibilities
Eight of nine Board members are independent
Commitment to Board refreshment and diversity
Director retirement policy
Active Board oversight of strategic planning and risk management
Succession planning for directors, our Chief Executive Officer and other key officers
Annual third-party facilitated Board and committee self-evaluations
Individual assessments of directors
Code of conduct for directors, officers and employees
All executive officers have achieved stock ownership requirements pursuant to our guidelines

2018 PROXY STATEMENT     9

PROXY SUMMARY

FISCAL 2018 EXECUTIVE COMPENSATION HIGHLIGHTS

FISCAL 2018 PAY ALIGNED WITH PERFORMANCE

Our overriding executive compensation philosophy is clear and consistent — we pay for performance. Our executives are accountable for the performance of our company and the operations they manage and are compensated primarily based on that performance.

Chief Executive Officer Total Direct Compensation Decreased in Fiscal 2018

Based on the compensation paid or awarded to our Chief Executive Officer (consisting of base salary, short-term incentive ("STI") awards and fiscal 2018 annual long-term incentive ("LTI") awards), Mr. Milligan’s compensation decreased 4.4% from fiscal 2017 to fiscal 2018:

	CEO Pay Year-over-Year
Pay Element	Fiscal 2017	Fiscal 2018	Year-over-Year Change
Base Salary	$1,150,000	$1,250,000	+8.7%
STI Award (based on amount earned)	$2,932,500	$2,175,000	(25.8%)
LTI Award(1) (at target level, based on grant date fair value)	$13,762,605	$13,417,083	(2.5%)
All Other Compensation	$62,519	$279,391	4.5x
Total CEO Pay (Fiscal 2018 vs. Fiscal 2017)	$17,907,624	$17,121,474	(4.4%)
For fiscal 2018, we are required to report a one-time adjustment with respect to the fiscal 2016-2017 performance stock unit ("PSU") awards because the payout was modified after the end of fiscal 2017 (as discussed on pages 51-53 of our 2017 Proxy Statement)		$2,616,907
Total CEO pay reflecting the adjustment as required to be reported in the Summary Compensation Table for Fiscal 2018 on page 70 of this Proxy Statement		$19,738,381

(1)	The fiscal 2018 LTI award excludes $2.6 million adjustment for a prior year (fiscal 2016-2017) PSU payout award required to be reported in the fiscal 2018 Summary Compensation Table in accordance with SEC and accounting rules.

The charts below illustrate the mix of fiscal 2018 fixed pay (base salary) and variable or performance-based pay (annual STI target and annual LTI awards based on the stock value on the award date) for our Chief Executive Officer and our other named executive officers (on average).

Chief Executive Officer Pay Mix	Named Executive Officer Average
Pay Mix (other than CEO)

10     WESTERN DIGITAL

PROXY SUMMARY

Total Stockholder Return Performance
Since SanDisk Acquisition(1)

As we drove forward on our ongoing transformation, our executive leadership team achieved record financial performance and completed the integrations of SanDisk and HGST with unwavering focus on the execution of our strategy for long-term growth.

That performance drove strong stock returns since the completion of the SanDisk acquisition, with notable outperformance compared to the S&P 500 over the same period. However, on a relative basis, our total stockholder return ("TSR") compared to our proxy peer companies did not reflect this strong financial performance.

Looking ahead to fiscal 2019: In order to further enhance relative alignment of executive pay to our stock price performance, we have introduced a standalone relative TSR metric for 50% of PSU awards granted in fiscal 2019, as described below.

(1)	As of June 29, 2018. SanDisk acquisition was completed on May 12, 2016.

STOCKHOLDER ENGAGEMENT IN FISCAL 2018

Board Responsiveness to Stockholders	Stockholder Engagement Following 2017 Say On Pay Vote Outcome

Over the past year, our Chairman of the Board, Lead Independent Director and management met with our major stockholders and key stakeholders to obtain their input and discuss their views on important issues to our stockholders, including:

●our business strategy and execution;
●the Compensation Committee’s proposed changes to the executive compensation program in response to feedback received from stockholders in connection with the 2017 Say on Pay vote outcome;
●our Board of Directors’ independent oversight of management;
●our Board of Directors’ composition, director succession planning and recruitment, and self-assessment process; and
●our Board of Directors’ oversight of strategic planning, risk management, human capital management and environmental initiatives.

2018 PROXY STATEMENT     11

PROXY SUMMARY

Our Board of Directors and management are committed to regular engagement with our stockholders to solicit their views and input on important financial performance, executive compensation, governance, environmental, social, human capital management and other matters.

RESPONSE TO 2017 SAY ON PAY VOTE OUTCOME

Our Board of Directors and management team were disappointed with the results of the 2017 Say on Pay vote, which failed to receive majority support. During fiscal 2018, we undertook an extensive engagement effort and the Compensation Committee conducted a thorough review of our compensation programs in order to determine how best to respond to stockholders. After considering input from stockholders and other stakeholders, we implemented meaningful changes to our executive compensation program for fiscal 2019, as our fiscal 2018 program was already underway.

What We Heard from Stockholders…	Prevalence of Feedback	Our Board’s Response… (Looking Ahead: Actions Taken for Fiscal 2019)
USE OF DISCRETION
Discontinue use of positive discretion	High	Confirm that the Compensation Committee will not use positive discretion for the executive compensation program
SHORT-TERM INCENTIVE PROGRAM
Lengthen STI performance period	Medium	Extended the performance period for STI awards from two six-month periods to a full one-year performance period
Eliminate overlapping short- and long-term performance metrics	High	Replaced adjusted EPS with non-GAAP net income as the performance metric for the STI plan, which no longer overlaps with the LTI performance metrics
LONG-TERM INCENTIVE PROGRAM
Lengthen PSU performance period	High	Extended the performance period for 87.5% of PSUs from two years to three years, with the remaining 12.5% of PSUs to continue to be measured on a two-year performance period
Lengthen PSU vesting period	High	Extended the service-based vesting period for all PSUs from two years to three years
Use more relative metrics	Medium

Introduced a standalone relative TSR metric for 50% of the PSUs to be measured based on third-party indices over a three-year performance period

PSU payout based on relative TSR will be capped at 100% if our absolute TSR does not increase over the performance period

12     WESTERN DIGITAL

PROXY SUMMARY

LOOKING AHEAD: CHANGES FOR FISCAL 2019 IN RESPONSE TO STOCKHOLDER FEEDBACK
FISCAL 2019 EXECUTIVE COMPENSATION PROGRAM OVERVIEW

Pay Element	Compensation Vehicle	Measurement Period	Performance Link
Base Salary	Cash	Fixed compensation
Short-Term Incentive Program	Cash	One year NEW	Non-GAAP Net Income NEW
Long-Term Incentive Program	PSUs ●CEO (60%) ●Other named executive officers (50%)	●All PSUs subject to 3-year service-based vesting NEW ●Primarily 3-year performance period NEW
●Relative TSR (50%)  NEW
●Revenue (25%)
●Non-GAAP EPS (25%)
●Pre-established relative performance adjustment factor
●PSU payout for PSUs based on relative TSR metric capped at 100% if absolute TSR does not increase over the period  NEW

	RSUs ●CEO (40%) ●Other named executive officers (50%)	Restricted Stock Units (“RSUs”) vest evenly over four years (25% per year)	Stock price performance
No positive discretion will be used for our executive compensation program

FISCAL 2019 PSU PROGRAM OVERVIEW

2018 PROXY STATEMENT     13

PROXY SUMMARY

ALIGNMENT WITH LONG-TERM VALUE CREATION AND SOUND GOVERNANCE PRINCIPLES

We believe that our compensation strategy aligns with our strategy for creating sustainable long-term revenue growth, healthy gross margins and industry-leading profitability, consistent with sound governance principles. We welcome the feedback that we received from stockholders in the wake of our low support for the 2017 Say on Pay vote, and we have meaningfully changed our executive compensation plan design for fiscal 2019 to reflect that feedback.

OUR COMMITMENT TO CORPORATE SUSTAINABILITY

Corporate sustainability at Western Digital is about commitment: a commitment to growing our company in a strong and sustainable way; preserving and protecting our environment; valuing and challenging the talented men and women who comprise our workforce; and investing in and improving the communities where we live and work. We are committed to fostering a sustainable future for our company and for the communities we serve.

RESPONSIBLE CORPORATE CITIZENSHIP

●Commitment to responsible corporate citizenship and growing in a sustainable way
●Company representative serves on the Board of Directors of the Responsible Business Alliance (RBA) (formerly Electronics Industry Citizenship Corporation)

GOVERNANCE AND ETHICS

●Maintain a Code of Business Ethics adopted by our Board of Directors
●Our Global Code of Conduct applies to all employees, with annual global training
●Maintain an actively-managed Ethics Hotline

ENVIRONMENT, HEALTH AND SAFETY

●Publish environmental reports and set goals to reduce our greenhouse gas emissions and electronic waste profile
●Manufacturing facilities in Asia have certified environmental and health and safety management systems

DIVERSITY AND INCLUSION

●Commitment to diversity and inclusion on our Board of Directors and within the global workforce
●Review pay equity annually
●Maintain active employee resource groups globally

SUPPLY CHAIN MANAGEMENT

●Expect business partners to adhere to the same goals we subscribe to in manufacturing our products and work with them to drive goals set forth in the RBA Code of Conduct, including regular supplier audits and assessments
●Expect suppliers to supply materials that are “DRC conflict-free”

COMMUNITY ENGAGEMENT

●Engage with local communities across the globe, focusing on STEM (targeting underrepresented and underprivileged youth), hunger relief, and environmental quality

14     WESTERN DIGITAL

Corporate Governance Matters

PROPOSAL 1	ELECTION OF DIRECTORS

Our Board of Directors recommends a vote FOR each of the nine director nominees named in this proxy statement.
●	All directors elected annually by a simple majority of votes cast
●	Independent Board leadership, including a Lead Independent Director with clearly defined roles and responsibilities
●	Eight of nine director nominees are independent

Our Board of Directors is presenting nine nominees for election as directors at the 2018 Annual Meeting of Stockholders (“Annual Meeting”). Each of the nominees is currently a member of our Board of Directors and, other than Mr. Doluca, who joined our Board in August 2018, was elected to our Board of Directors at the 2017 annual meeting of stockholders. Each director elected at the Annual Meeting will serve until our 2019 annual meeting of stockholders and until a successor is duly elected and qualified. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee is unable or unwilling for good cause to stand for election or serve as a director if elected, the persons named as proxies may vote for a substitute nominee designated by our existing Board of Directors, or our Board of Directors may choose to reduce its size.

VOTE REQUIRED FOR APPROVAL

Each director nominee will be elected as a director if the nominee receives the affirmative vote of a majority of the votes cast with respect to his or her election (in other words, the number of shares voted “for” a director must exceed the number of votes cast “against” that director).

If a nominee who is serving as a director is not elected at the Annual Meeting by the requisite majority of votes cast, Delaware law provides that the director would continue to serve on our Board of Directors as a “holdover director.” However, under our By-laws, any incumbent director who fails to be elected must offer to tender his or her resignation to our Board of Directors. If the director conditions his or her resignation on acceptance by our Board of Directors, the Governance Committee will then make a recommendation to our Board of Directors on whether to accept or reject the resignation or whether other action should be taken. Our Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in our Board’s or the Governance Committee’s decision. A nominee who was not already serving as a director and is not elected at the Annual Meeting by a majority of the votes cast with respect to such director’s election will not be elected to our Board of Directors.

2018 PROXY STATEMENT     15

CORPORATE GOVERNANCE MATTERS

NOMINEES FOR ELECTION

Below is information about the experience and other key qualifications and attributes of each of our Board’s nine director nominees.

MARTIN I. COLE
INDEPENDENT

AGE
62
DIRECTOR SINCE
December 2014
COMMITTEES
Audit
Governance
PROFESSIONAL EXPERIENCE
●

Mr. Cole served as the chief executive of the technology group of Accenture plc, a leading global management consulting and professional services company, with responsibility for the full range of Accenture’s technology consulting and outsourcing solutions and delivery capabilities, including its global delivery network, from March 2012 until he retired in August 2014. Mr. Cole currently serves as a senior adviser to 3i Group plc.

●

Previously, Mr. Cole served as the chief executive of Accenture’s communications, media and technology operating group from September 2006 to March 2012, the chief executive of its government operating group from September 2004 to August 2006, the managing partner of its outsourcing and infrastructure delivery group from September 2002 to August 2004 and in a variety of capacities at Accenture since 1980.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
●	The Western Union Company
●	Cloudera, Inc. (Lead Independent Director)
BOARD SKILLS AND QUALIFICATIONS

Mr. Cole brings to our Board of Directors extensive senior executive leadership experience across a variety of business sectors and geographies. This demonstrates his ability to provide strategic advice and lead multiple teams across a variety of business sectors, and provides him with wide-ranging insights, including relating to technology solutions, which are an important part of our business. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

COMMITTEE EXPERTISE HIGHLIGHTS
Audit Committee Member
● Mr. Cole’s financial skills and prior experience as a chief executive qualify him as an audit committee financial expert under SEC rules.
Governance Committee Member
● Mr. Cole has substantial governance experience as Lead Independent Director of Cloudera, Inc. and as a director of The Western Union Company.

KATHLEEN A. COTE
INDEPENDENT

AGE
69
DIRECTOR SINCE
January 2001
COMMITTEES
Compensation
Governance
PROFESSIONAL EXPERIENCE
●	Ms. Cote was the chief executive officer of Worldport Communications, Inc., a European provider of Internet managed services, from May 2001 to June 2003.
●

Prior to that, Ms. Cote served as president of Seagrass Partners, a provider of expertise in business planning and strategic development for early stage companies, from September 1998 to May 2001. From November 1996 to January 1998, she served as president and chief executive officer of Computervision Corporation, an international supplier of product development and data management software.

●	Within the last five years, Ms. Cote served as a director of GT Advanced Technologies, Inc.
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
●	VeriSign, Inc.
BOARD SKILLS AND QUALIFICATIONS

Ms. Cote is a seasoned business executive with numerous years of experience overseeing global companies focused on technology and operations, which is directly relevant to our business. She has served on numerous public company boards of directors, including on the audit and governance committees of those boards, providing our Board of Directors with valuable board-level experience. Her tenure on our Board of Directors also provides us with specific expertise and insight into our business and the transformations it has undergone. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

COMMITTEE EXPERTISE HIGHLIGHTS
Compensation Committee Member
● Ms. Cote has significant experience establishing and overseeing executive compensation programs as a former chief executive officer and as a public company board member.
Governance Committee Member
● Ms. Cote has substantial governance experience as a director of VeriSign, Inc. and as a former director of a number of public companies.

16     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

HENRY T. DENERO
INDEPENDENT

AGE
72
DIRECTOR SINCE
June 2000
COMMITTEES
Audit (Chair)
Executive
PROFESSIONAL EXPERIENCE
●

Mr. DeNero was chairman and chief executive officer of Homespace, Inc., a provider of Internet real estate and home services, from January 1999 until substantially all of its assets were acquired by LendingTree, Inc. in August 2000.

●

Prior to that, Mr. DeNero was executive vice president for First Data Corporation, a provider of information and transaction processing services, from July 1995 to January 1999. Prior to 1995, he was vice chairman and chief financial officer of Dayton Hudson Corporation, a general merchandise retailer, and was previously a senior partner of McKinsey & Company, a management consulting firm.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
● None
BOARD SKILLS AND QUALIFICATIONS

Mr. DeNero has executive level experience in a broad range of industries, which demonstrates to our Board of Directors his ability to lead and provide strategic input on a wide range of issues. His extensive experience at McKinsey & Company, a leading management consulting firm, provides our Board of Directors with valuable insights into corporate strategy and problem resolution. He has significant experience working in Japan and Europe in his positions with McKinsey & Company, which are two important geographic locations for our company. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

COMMITTEE EXPERTISE HIGHLIGHTS
Audit Committee Chair
● Mr. DeNero’s financial skills and prior experience as a chief financial officer qualify him as an audit committee financial expert under SEC rules.
Executive Committee Member
● Mr. DeNero has significant executive management experience as a former chairman and chief executive officer and a chief financial officer.

TUNÇ DOLUCA
INDEPENDENT

AGE
60
DIRECTOR SINCE
August 2018
COMMITTEES
None

PROFESSIONAL EXPERIENCE
●	Mr. Doluca is the president and chief executive officer of Maxim Integrated, which designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits.
●

Prior to being named Maxim Integrated’s president and chief executive officer in January 2007, Mr. Doluca served as its group president from May 2005 to January 2007, senior vice president from 2004 to 2005 and vice president from 1994 to 2004. Prior to 1994, Mr. Doluca served in a number of integrated circuit development positions at Maxim since joining the company in 1984.

●	Mr. Doluca is a board member of the Semiconductor Industry Association and served as its chairman from 2017 to 2018.
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
●	Maxim Integrated
BOARD SKILLS AND QUALIFICATIONS

Mr. Doluca brings to our Board of Directors over 30 years of executive leadership and technical experience in the semiconductor industry, which provides our Board with valuable perspectives directly relevant to our business. As a seasoned chief executive officer and director of a large public technology company, he has expertise in corporate strategy, financial management, operations, marketing and research and development, which are all critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

2018 PROXY STATEMENT     17

CORPORATE GOVERNANCE MATTERS

MICHAEL D. LAMBERT
INDEPENDENT

AGE
71
DIRECTOR SINCE
August 2002
COMMITTEES
Compensation

PROFESSIONAL EXPERIENCE
●

Mr. Lambert served as senior vice president for the enterprise systems group of Dell Inc., a computer system company, from 1996 until he retired in May 2002. During that period, he also participated as a member of a six-person operating committee at Dell, which reported to the office of the chairman.

●

Prior to that, Mr. Lambert served as vice president, sales and marketing, for Compaq Computer Corporation, a global information technology company, from 1993 to 1996. He also ran the large computer products division at NCR/AT&T Corporation as vice president and general manager. Mr. Lambert began his career with NCR Corporation, where he served for 16 years in product management, sales and software engineering capacities.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
● None
BOARD SKILLS AND QUALIFICATIONS

Mr. Lambert has extensive experience serving in numerous executive positions with several technology companies, which provides our Board of Directors with valuable executive-level insights. He has particular expertise in areas of sales, marketing and operations, especially in the enterprise systems business, which is an important part of our company. He also has direct experience managing merger and acquisition transactions gained through his positions at Dell and NCR/AT&T Corporation. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

COMMITTEE EXPERTISE HIGHLIGHTS
Compensation Committee Member
● Mr. Lambert has substantial senior executive experience with large, public technology companies, including experience overseeing compensation programs.

LEN J. LAUER
LEAD INDEPENDENT DIRECTOR

AGE
61
DIRECTOR SINCE
August 2010
COMMITTEES
Compensation (Chair)
Governance (Chair)
PROFESSIONAL EXPERIENCE
●	Mr. Lauer is the chairman and chief executive officer of Memjet, a color printing technology company.
●

Prior to joining Memjet in January 2010, Mr. Lauer was executive vice president and chief operating officer of Qualcomm, Inc., a developer and manufacturer of digital telecommunications products and services, from August 2008 to December 2009, and he was executive vice president and group president from December 2006 to July 2008. From August 2005 to August 2006, he was chief operating officer of Sprint Nextel Corp., a global communications company, and he was president and chief operating officer of Sprint Corp. from September 2003 until the Sprint-Nextel merger in August 2005. Prior to that, he was president-Sprint PCS from October 2002 to October 2004, and was president-long distance (formerly the global markets group) from September 2000 to October 2002. Mr. Lauer also served in several executive positions at Bell Atlantic Corp. from 1992 to 1998 and spent the first 13 years of his business career at IBM in various sales and marketing positions.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
●	None
BOARD SKILLS AND QUALIFICATIONS

Mr. Lauer brings to our Board of Directors significant senior executive leadership experience from large, multinational public technology companies, which provides a valuable perspective to our Board. Mr. Lauer’s experience in semiconductor sourcing and integration at Qualcomm and Memjet provides our Board of Directors with perspectives on the semiconductor industry. He has also previously served on other public company boards and board committees, providing our Board of Directors with important board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

COMMITTEE EXPERTISE HIGHLIGHTS
Governance Committee Chair
● Mr. Lauer has served on other public company boards and board committees and has significant experience leading public and private companies in both board and senior executive leadership roles.
Compensation Committee Chair
●

Mr. Lauer has significant senior executive leadership experience from large, multi-national public technology companies, with substantial experience establishing and overseeing executive compensation programs.

18     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

MATTHEW E. MASSENGILL
INDEPENDENT CHAIRMAN OF THE BOARD

AGE
57
DIRECTOR SINCE
January 2000
COMMITTEES
Executive

PROFESSIONAL EXPERIENCE
●

Mr. Massengill served as our President from January 2000 to January 2002 and our Chief Executive Officer from January 2000 to October 2005. Mr. Massengill previously also served as Chairman of our Board of Directors from November 2001 to March 2007.

●	Prior to that, Mr. Massengill served as our Chief Operating Officer from October 1999 to January 2000 and in various executive capacities since joining our company in 1985.
●	Within the last five years, Mr. Massengill served as a director of GT Advanced Technologies, Inc. and Microsemi Corporation.
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
●	None
BOARD SKILLS AND QUALIFICATIONS

Mr. Massengill’s 31 years of service to Western Digital, including 17 years as either an executive or Board member, provide our Board of Directors with extensive and significant experience directly relevant to our business. As our former Chief Executive Officer, he has a deep understanding of our operations, provides valuable knowledge to our Board of Directors on the issues we face to achieve our strategic objectives and has extensive international experience. His prior service on numerous other public company boards of directors also provides our Board of Directors with important board-level perspective. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

COMMITTEE EXPERTISE HIGHLIGHTS
Executive Committee Member
● Mr. Massengill has extensive and significant experience as an executive, including as the former Chief Executive Officer, Chief Operating Officer and Board member of our company.

STEPHEN D. MILLIGAN
CHIEF EXECUTIVE OFFICER

AGE
55
DIRECTOR SINCE
January 2013
COMMITTEES
Executive (Chair)

PROFESSIONAL EXPERIENCE
●	Mr. Milligan has served as our Chief Executive Officer since January 2013 and served as our President from March 2012 to October 2015.
●

Prior to that, Mr. Milligan served as HGST’s president and chief executive officer from December 2009 until our acquisition of HGST in March 2012 and its president from March 2009 to December 2009. From September 2007 to October 2009, Mr. Milligan served as HGST’s chief financial officer. From January 2004 to September 2007, he served as our Chief Financial Officer after serving in other senior finance roles at our company from September 2002 to January 2004. From April 1997 to September 2002, he held various financial and accounting roles of increasing responsibility at Dell Inc. and was employed at Price Waterhouse for 12 years prior to joining Dell.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
●	Ross Stores, Inc.
BOARD SKILLS AND QUALIFICATIONS

Mr. Milligan’s experience in our industry, including more than four years in senior management positions at HGST as its president and chief executive officer, in addition to other senior management roles, contributes indispensable knowledge and expertise to our Board of Directors. He has served Western Digital and HGST in numerous executive capacities, providing our Board of Directors with valuable operations, manufacturing and finance experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

COMMITTEE EXPERTISE HIGHLIGHTS
Executive Committee Chair
● Mr. Milligan serves as our Chief Executive Officer and has held numerous senior executive roles at our company and other large, multi-national technology companies, including HGST.

2018 PROXY STATEMENT     19

CORPORATE GOVERNANCE MATTERS

PAULA A. PRICE
INDEPENDENT

AGE
56
DIRECTOR SINCE
July 2014
COMMITTEES
Audit

PROFESSIONAL EXPERIENCE
●	Ms. Price is the chief financial officer of Macy’s, Inc., an omni-channel retailer that operates more than 800 stores, and a visiting executive for Harvard Business School since July 2018.
●

Prior to joining Macy’s, Ms. Price was a senior lecturer for Harvard Business School in the Accounting and Management Unit from July 2014 to July 2018. From May 2009 to January 2014, Ms. Price served as executive vice president and chief financial officer at Ahold USA, a retailer that operates more than 700 supermarkets and an online grocery delivery service, where she was responsible for finance and accounting, strategic planning, real estate and information technology. From July 2006 to August 2008, she was the senior vice president, controller and chief accounting officer at CVS Caremark and from August 2002 to September 2005, she was the senior vice president and chief financial officer for the institutional trust services division of JPMorgan Chase. Prior to that, she held several other senior management positions in the U.S. and the U.K. in the financial services and consumer products industries at Prudential Insurance Co. of America, Diageo and Kraft Foods.

●	Ms. Price is a certified public accountant.
●	Within the last five years, Ms. Price also served as a director of Dollar General Corporation.
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
●	Accenture plc
BOARD SKILLS AND QUALIFICATIONS

Ms. Price’s numerous years of experience as a certified public accountant, chief financial officer and chief accounting officer provide our Board of Directors with valuable experience and insight into accounting and finance matters. She also brings expertise and knowledge of the complexities of growing and managing a global business. She has extensive experience overseeing and integrating merger and acquisition transactions at the executive level, which is experience highly valued by our Board of Directors. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

COMMITTEE EXPERTISE HIGHLIGHTS
Audit Committee Member
● Ms. Price’s years of experience as a chief financial officer, former chief accounting officer and certified public accountant qualify her as an audit committee financial expert under SEC rules.

20     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

DIRECTOR SKILLS AND EXPERTISE

Our Board of Directors believes our nominees’ breadth of experience and their mix of qualifications, attributes, tenure and skills strengthen our Board of Directors’ independent leadership and effective oversight of management.

INDEPENDENCE	GENDER	AGE	TENURE

Director Nominee Skills and Experience

INDUSTRY EXPERIENCE 9/9 Experience at the executive level in areas such as data storage, data centers, semiconductors and consumer electronics is important in understanding our business and strategy
RISK MANAGEMENT 9/9 Experience in assessing and managing enterprise risks is critical to our Board's role in overseeing our Enterprise Risk Management program
INFORMATION TECHNOLOGY AND CYBERSECURITY 5/9 Experience understanding and managing information technology and cyber security threats is increasingly important to mitigate risks to our business
EXECUTIVE-LEVEL LEADERSHIP 9/9
Experience in executive-level positions is important to gain a practical understanding of complex organizations, corporate governance, operations, talent development, strategic planning and risk management
HUMAN RESOURCES MANAGEMENT 7/9
Experience in human resources management in large organizations assists our Board in overseeing succession planning, talent development and our executive compensation program
BUSINESS DEVELOPMENT AND STRATEGY 9/9 Experience setting and executing long-term corporate strategy is critical as we continue to transform our business
FINANCE AND ACCOUNTING 9/9 Experience overseeing accounting and financial reporting is key to our Board's oversight of our financial reporting process and internal controls
MANUFACTURING AND OPERATIONS 6/9
Experience with sophisticated, large-scale manufacturing operations increases our Board's understanding of our distribution, supply chain, manufacturing and other business operations
GLOBAL BUSINESS 9/9
Experience with businesses with substantial international operations provides useful business and cultural perspectives to our Board and is important in understanding the strategic opportunities and risks relating to our business
SALES AND MARKETING 6/9
Experience developing and executing on strategies to grow sales and market share assists our Board in advising management as we seek to develop new products and new markets for our products
CORPORATE GOVERNANCE 9/9 Experience on other public company boards supports strong Board and management accountability, transparency and protection of stockholder interests
GOVERNMENT, LEGAL AND REGULATORY 7/9
Experience in government relations, public policy and regulatory matters assists our Board in identifying and understanding compliance issues and the effect of governmental actions on our business

Our Board is highly engaged and well qualified, and all director nominees possess the skills and experiences necessary to oversee our evolving and growing business.

2018 PROXY STATEMENT     21

CORPORATE GOVERNANCE MATTERS

DIRECTOR MEETING ATTENDANCE

During fiscal 2018, there were 14 meetings of our Board of Directors. Each of the directors who served during fiscal 2018 attended 75% or more of the aggregate number of meetings of our Board of Directors and the committees of our Board of Directors on which he or she served during the period that he or she served in fiscal 2018. Our Board of Directors strongly encourages each director to attend our annual meeting of stockholders. All of our directors standing for election at last year’s annual meeting of stockholders were in attendance, other than Ms. Price.

Strong Director Engagement

Average director attendance at 2018 Board and Board committee meetings

Board 97%	Audit 100%
Compensation 100%	Governance 92%
Executive 100%

DIRECTOR INDEPENDENCE

Our Board of Directors has reviewed and discussed information provided by the directors and our company with regard to each director’s business and personal activities, as well as those of the director’s immediate family members, as they may relate to our company or our management. The purpose of this review is to determine whether there are any transactions or relationships that would be inconsistent with a determination that a director is independent under the listing standards of the Nasdaq Stock Market. Based on its review, our Board of Directors has affirmatively determined that, except for serving as a member of our Board of Directors, none of Messrs. Cole, DeNero, Doluca, Lambert, Lauer or Massengill or Mses. Cote or Price has any relationship that, in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as a director, and that each such director qualifies as “independent” as defined by the listing standards of the Nasdaq Stock Market. Mr. Milligan is currently a full-time, executive-level employee of our company and, therefore, is not “independent” as defined by the listing standards of the Nasdaq Stock Market.

DIRECTOR NOMINATIONS AND BOARD REFRESHMENT

KEY DIRECTOR CRITERIA

While the Governance Committee has no specific minimum qualifications for director nominees, the Governance Committee has adopted a policy regarding critical factors to be considered in selecting director nominees, which include: the nominee’s personal and professional ethics, integrity and values; the nominee’s intellect, judgment, foresight, skills, experience (including understanding of marketing, finance, our technology and other elements relevant to the success of a company such as ours) and achievements, all of which are viewed in the context of the overall composition of our Board; the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director; having a majority of independent directors on our Board; and representation of the long-term interests of our stockholders as a whole and a diversity of backgrounds and expertise, which are most needed and beneficial to our Board and our company. Although our Board of Directors has not established specific diversity standards, the Governance Committee is committed to Board diversity and takes into account the personal characteristics, experience and skills of current and prospective directors, including gender, race and ethnicity, to ensure that a broad range of perspectives is represented on our Board of Directors to effectively perform its governance role and oversee the execution of our company’s strategy.

As further detailed below, the Governance Committee annually evaluates the size and composition of our Board and assesses whether the composition appropriately aligns with our company’s evolving business and strategic needs. The focus is on ensuring that our Board is composed of directors who possess a wide variety of relevant skills, expertise and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of stockholders. Through this process, our Board, upon the recommendation of the Governance Committee, develops a list of qualifications and skills sought in director candidates. Specific director criteria evolve over time to reflect our company’s strategic and business needs and the changing composition of our Board.

22     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

DIRECTOR NOMINATION PROCESS

Assess
Our Board of Directors, led by the Governance Committee, evaluates the size and composition of our Board of Directors at least annually, giving consideration to evolving skills, perspective and experience needed on our Board of Directors to perform its governance and oversight role as the business transforms and the underlying risks change over time. Among other factors, the Governance Committee considers our company’s strategy and needs, as well as our directors’ skills, expertise, experiences, gender, race, ethnicity, tenure and age. As part of the process, our Board of Directors develops a skills matrix identifying the skills and expertise of our current directors to then develop criteria for potential candidates to be additive and complementary to the overall composition of our Board of Directors. Please see the section entitled “Corporate Governance Matters—Board Processes and Policies—Board Evaluation” for additional information on our Board of Directors’ self-assessment process.

Identify

The Governance Committee is authorized to use any methods it deems appropriate for identifying candidates for membership on our Board of Directors, including considering recommendations from incumbent directors, management or stockholders and engaging the services of an outside search firm to identify suitable potential director candidates. To drive effective Board renewal and succession planning, the Governance Committee has developed and regularly reviews a list of potential director candidates.

Evaluate

The Governance Committee has established a process for evaluating director candidates that it follows regardless of who recommends a candidate for consideration. Through this process, the Governance Committee considers the key director criteria and skills matrix discussed above and other available information regarding each candidate. Following the evaluation, the Governance Committee recommends nominees to our Board of Directors.

Nominate

Our Board of Directors considers the Governance Committee’s recommended nominees, analyzes their independence and qualifications and selects nominees to be presented to our stockholders for election to our Board.

STOCKHOLDER NOMINATIONS AND RECOMMENDATIONS OF DIRECTOR CANDIDATES

The Governance Committee may receive recommendations for director candidates from our stockholders. Additionally, our stockholders may nominate director candidates for inclusion in our proxy materials pursuant to our newly adopted proxy access right set forth in our By-laws or may continue to nominate directors for election at future annual meetings of our stockholders pursuant to the advance notice provisions set forth in our By-laws, in each case as described further below.

2018 PROXY STATEMENT     23

CORPORATE GOVERNANCE MATTERS

Stockholder Recommendations of Director Candidates

A stockholder may recommend a director candidate to the Governance Committee by delivering a written notice to our Secretary at our principal executive offices and including the following in the notice: the name and address of the stockholder as they appear on our books or other proof of share ownership; the class and number of shares of our common stock beneficially owned by the stockholder as of the date the stockholder gives written notice; a description of all arrangements or understandings between the stockholder and the director candidate and any other person(s) pursuant to which the recommendation or nomination is to be made by the stockholder; the name, age, business address and residence address of the director candidate and a description of the director candidate’s business experience for at least the previous five years; the principal occupation or employment of the director candidate; the class and number of shares of our common stock beneficially owned by the director candidate; the consent of the director candidate to serve as a member of our Board of Directors if elected; and any other information required to be disclosed with respect to a director nominee in solicitations for proxies for the election of directors pursuant to applicable rules of the SEC.

The Governance Committee may require additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of our Board of Directors. Stockholders recommending candidates for consideration by our Board of Directors in connection with the next annual meeting of stockholders should submit their written recommendation no later than June 1 of the year of that meeting.

The Governance Committee will evaluate director candidates recommended by stockholders for election to our Board of Directors in the same manner and using the same criteria as it uses for any other director candidate. If the Governance Committee determines that a stockholder-recommended candidate is suitable for membership on our Board of Directors, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board of Directors or in connection with the next annual meeting of stockholders.

Proxy Access

In May 2018, we amended our By-laws to voluntarily adopt proxy access, a means for our stockholders to include stockholder-nominated director candidates in our proxy materials for annual meetings of stockholders. A stockholder, or group of not more than 20 stockholders (collectively, an “eligible stockholder”), meeting specified eligibility requirements is generally permitted to nominate the greater of (i) two director nominees or (ii) 20% of the number of directors on our Board. In order to be eligible to use the proxy access process, an eligible stockholder must, among other requirements, have owned 3% or more of our outstanding common stock continuously for at least three years. Use of the proxy access process to submit stockholder nominees is subject to additional eligibility, procedural and disclosure requirements set forth in Section 2.14 of our By-laws.

Proactive Adoption of Proxy Access
The ability of an individual or group of stockholders representing 3% of outstanding shares for 3 years	The ability to nominate the greater of 2 nominees or 20% of Directors

Other Director Nominations

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Governance Committee as described above) and who do not intend for the nomination to be included in our proxy materials pursuant to the proxy access process described above must comply with the advance notice requirement set forth in our By-laws. Pursuant to this advance notice requirement, a stockholder must deliver written notice of the nomination to our Secretary in the manner described in Section 2.11 of our By-laws and within the time periods set forth in this Proxy Statement in the section entitled “General Information About the Annual Meeting—Submission of Stockholder Proposals and Director Nominations.”

24     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

BOARD REFRESHMENT

Our Board of Directors believes that periodic Board refreshment can provide new experiences and fresh perspectives to our Board and is most effective if it is sufficiently balanced to maintain a continuity among Board members that will allow for the sharing of historical perspectives and experiences relevant to our company. Our Board seeks to achieve this balance through its director succession planning process and director retirement policy described below. Our Board of Directors also utilizes the annual Board and individual director assessment process discussed below under “Corporate Governance Matters—Board Processes and Policies—Board Evaluation” to help inform its assessment of our Board’s composition and Board refreshment needs.

Succession Planning

Our Board of Directors is focused on ensuring that it has members with diverse skills, expertise, experience, tenure, age and backgrounds, including gender, race and ethnicity, because a broad range of perspectives is critical to effective corporate governance and overseeing the execution of our company’s strategy. The Governance Committee has developed a long-range succession plan to identify and recruit new directors, and our Board of Directors has appointed three new directors to our Board in the past five years. The Governance Committee also plans for the orderly succession of the chairs of our Board’s committees, providing for their identification and development and the transition of responsibilities. Over the past year, the Governance Committee’s succession planning focused primarily on the composition of our Board and its committees, upcoming retirements under our retirement policy, succession plans for committee chairs, our commitment to Board diversity and recruiting new directors. As part of our Board evaluation process and taking into account expected director retirements, our Board of Directors developed criteria for potential candidates to be additive and complementary to the overall composition of our Board of Directors. The Governance Committee engaged an independent search firm to assist with its recruitment efforts and recommend candidates that satisfy our Board’s criteria.

In August 2018, we appointed Tunç Doluca, president and chief executive officer of Maxim Integrated, to our Board of Directors pursuant to our ongoing succession planning and Board refreshment efforts. Mr. Doluca was recommended as a director candidate by the independent search firm referenced above. Mr. Doluca brings to our Board of Directors over 30 years of executive leadership and technical experience in the semiconductor industry, and he has a strong background in operations, manufacturing and strategy execution. Further, as part of our Board committee succession planning process and to prepare for Mr. Lambert reaching retirement age under our retirement policy in 2019, our Board of Directors expects to appoint Mr. Doluca to the Compensation Committee shortly following the Annual Meeting, subject to Mr. Doluca’s re-election at the Annual Meeting. The Governance Committee is committed to continuing to identify and recruit highly qualified director candidates to join our Board.

In June 2018, our Board of Directors asked Mr. DeNero to resume service as the Chair of the Audit Committee, in light of our previous Audit Committee Chair, Ms. Price, assuming increased responsibilities due to being named the chief financial officer of Macy’s. Mr. DeNero accepted the appointment as Audit Committee Chair, and Ms. Price continues to contribute important skills and perspectives as a member of our Board of Directors and the Audit Committee. Our Board considered Mr. DeNero’s financial and accounting expertise, as well as his past service as Audit Committee Chair, when appointing him. As part of our ongoing succession planning, the Governance Committee is currently conducting a search for a qualified candidate with strong financial and accounting experience to join our Board and serve on the Audit Committee, and the independent search firm engaged by the Governance Committee is assisting in the process of identifying, evaluating and screening qualified prospective candidates.

In March 2018, our Board of Directors rotated the Chair of the Compensation Committee by appointing Mr. Lauer to that position in anticipation of Mr. Lambert, our previous Compensation Committee Chair, reaching retirement age in 2019. As our Lead Independent Director, Mr. Lauer has had a significant role during our stockholder engagement meetings, which enables him to provide valuable feedback regarding our executive compensation practices to the Compensation Committee. Further, Mr. Lauer’s years of experience on the Compensation Committee, and Mr. Lambert’s continuation as a member of the Compensation Committee, facilitates continuity and the transfer of institutional knowledge in a year with a new Chief Human Resources Officer and independent compensation consultant.

2018 PROXY STATEMENT     25

CORPORATE GOVERNANCE MATTERS

Retirement Policy

To help facilitate the periodic refreshment of our Board, our Corporate Governance Guidelines provide that no director shall be nominated for re-election after the director has reached the age of 72, unless our Board of Directors determines in a particular instance that longer tenure is in the best interests of our company and our stockholders. Although our Board of Directors has not historically nominated directors for re-election after they reach age 72, after due consideration, our Board determined that Mr. DeNero’s longer tenure on our Board following the expiration of his term at the Annual Meeting is in the best interests of our company and our stockholders, particularly in light of his replacement of Ms. Price as the Audit Committee Chair due to her increased responsibilities as chief financial officer of Macy’s as described above. In making this determination, our Board of Directors considered Mr. DeNero’s contributions to our Board, financial and accounting expertise, institutional knowledge, leadership role as Audit Committee Chair, understanding of our strategy and other skills and experience. Mr. DeNero abstained from our Board’s deliberations regarding the determination above. Our Board of Directors will reevaluate Mr. DeNero’s continued service on our Board when it considers director nominees in advance of our 2019 annual meeting of stockholders. As part of our ongoing succession planning, the Governance Committee is currently conducting a search for a qualified candidate with strong financial and accounting experience to join our Board and serve on the Audit Committee.

Under our retirement policy, Mr. Lambert will reach retirement age in 2019 and Ms. Cote will reach retirement age in 2021. We do not expect to nominate Mr. Lambert or Ms. Cote for re-election to our Board of Directors after reaching the retirement age.

THE BOARD’S ROLE AND RESPONSIBILITIES

STOCKHOLDER ENGAGEMENT

Our Board of Directors and management are committed to regular engagement with our stockholders and soliciting their views and input on important financial performance, executive compensation, governance, environmental, social, human capital management and other matters.

●

Board-Driven Engagement. In addition to the Governance Committee’s oversight of the stockholder engagement process and the periodic review and assessment of stockholder input, our directors also engage directly with our stockholders by participating in much of the outreach.

●	Year-Round Engagement and Board Reporting. Our executive management members and directors, together with our investor relations and legal teams, conduct outreach to stockholders throughout the year to obtain their input on key matters and keep our management and Board of Directors informed about the issues that our stockholders tell us matter most to them.
●	Transparency and Informed Compensation Decisions and Governance Enhancements. The Compensation and Governance Committees routinely review our executive compensation design and governance practices and policies, respectively, with an eye towards continual improvement and enhancements. Stockholder input is regularly shared with our Board of Directors, its committees and management, facilitating a dialogue that provides stockholders with transparency into our executive compensation design and governance practices and considerations, and informs our company’s enhancement of those practices.

2018 Stockholder Engagement

Over the past year, our Chairman of the Board, Lead Independent Director and management met with our major stockholders and key stakeholders to obtain their input and to discuss their views on important issues to our stockholders, including our:

●	business strategy and execution;
●	Compensation Committee’s proposed changes to the executive compensation program in response to feedback received from stockholders in connection with the 2017 Say on Pay vote;
●	Board of Directors’ independent oversight of management;
●	Board of Directors’ composition, director succession planning and recruitment, and self-assessment process; and
●	Board of Directors’ oversight of strategic planning, risk management, human capital management and environmental initiatives.

These views were shared with our Board of Directors and its committees, where applicable, for their consideration. See also “Executive Compensation—Compensation Discussion and Analysis—Say on Pay Vote Results and Stockholder Engagement.”

26     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

RISK OVERSIGHT AND COMPENSATION RISK ASSESSMENT

Board’s Role in Risk Oversight

Our Board of Directors’ role in risk oversight involves both our full Board of Directors and its committees. Individual committees are charged with identifying potential risks to our company during the course of their respective committee work. If a committee identifies a potential risk during the course of its work, the potential risk is raised to the Audit Committee and full Board for inclusion in our enterprise risk management (“ERM”) process described below. Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks, and therefore such processes do not materially affect its choice of leadership structure as described in the section entitled “Board Leadership Structure” below.

Board of Directors

Our Board as a whole is updated throughout the year on specific risks and mitigating measures in the course of its review of our strategy and business plan, and through reports to our Board of Directors by its respective committees and senior members of management.

Audit Committee

●Oversees our ERM process on behalf of our Board of Directors
●Our chief internal audit executive, who reports directly to the Audit Committee, facilitates the ERM process as part of our strategic planning process
●Reviews our risk assessment and risk management policies
●Oversees the following additional risk topics:
●Financial reporting, accounting, internal controls and fraud
●Compliance with legal and regulatory requirements
●Cybersecurity, including quarterly updates from our Vice President of Information Security
●Tax and transfer pricing matters
●Global political and market conditions
●Other business risks, including strategic partner and supplier relationships, industry cycles, product development, expansion into new markets and other risks identified in our 2018 Annual Report on Form 10-K

ERM Process

1
Each of our major business unit and functional area heads, with the assistance of their staff, meet periodically with representatives from our internal audit department to identify risks that could affect achievement of our business goals and strategy, and develop risk mitigation measures and contingency plans.

2
After input from these individuals is received, our internal audit function summarizes the results of these meetings and creates a consolidated risk profile.

3
The risk profile is provided to our Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer for final review.

4
The risk profile is reviewed and discussed by the Audit Committee on a quarterly basis. Senior management also makes the analysis available to our Board of Directors on a quarterly basis.

5
The final analysis, including any input from the Audit Committee and full Board, is reviewed and used by our internal audit function in its internal audit planning.

Compensation Committee Oversees the following risk topics: ●Compensation programs, policies and practices ●Equity and other incentive plans ●Recruiting and retention
Governance Committee
Oversees the following risk topics:
●Board and committee composition, including Board leadership structure
●Director succession planning
●Corporate governance policies and practices

Management
●Major business unit and functional area heads work with the internal audit department to identify risks that could affect achievement of business goals and strategy.

●Our Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer review and discuss the consolidated risk profile with the internal audit function as part of the ERM process.
●Senior management makes the analysis of the risk profile available to the full Board of Directors on a quarterly basis.

 2018 PROXY STATEMENT     27

CORPORATE GOVERNANCE MATTERS

Compensation Risk Assessment

Consistent with SEC disclosure requirements, we reviewed our fiscal 2018 compensation policies and practices to determine whether they encourage excessive risk taking. Although all compensation programs worldwide were reviewed, the focus was on the programs with variability of payout. Based on this comprehensive review, we concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our company for the following reasons:

●	We believe our compensation programs appropriately balance short- and long-term incentives;
●	Our long-term incentive grants for our senior executives are allocated between RSUs and PSUs, which provide a balance of incentives;
●	Our long-term incentive awards generally are granted on an annual basis with long-term, overlapping vesting periods to motivate eligible recipients to focus on sustained stock price appreciation;
●	Cash and equity incentive plans contain a cap on the maximum payout;
●	The Compensation Committee retains authority to reduce incentive plan payouts in its discretion and has exercised such downward discretion;
●

In determining whether to exercise its authority to reduce cash incentive plan payouts, the Compensation Committee may consider qualitative factors beyond the quantitative financial metrics, including compliance and ethical behaviors;

●	Our long-term incentive awards rely on a mix of measures to mitigate the risk of employees focusing exclusively on short-term top-line growth at the expense of sustained profitability;
●	Our Chief Executive Officer’s significant equity holdings help protect against short-term risk taking at the expense of long-term growth and stability;
●

Our executive stock ownership guidelines require that all of our senior executives hold a significant amount of our equity to further align their interests with stockholders over the long term, and all of our senior executives are in compliance with the guidelines;

●	We have a compensation recovery (clawback) policy applicable in the event an executive officer’s misconduct leads to an accounting restatement;
●

The Compensation Committee has retained an independent compensation consultant to provide objective advice and counsel to the Compensation Committee on matters related to the compensation of our executive officers and non-employee directors, including best practices and governance issues;

●	The Compensation Committee annually reviews competitive benchmarking data in setting the pay mix targets and long-term incentive vehicles used to compensate our executive officers; and
●	We do not permit hedging or short-sale transactions by our executive officers or non-employee directors.

Chief Executive Officer Evaluation and Succession Planning

The Governance Committee is responsible for developing and overseeing the process for annually evaluating our Chief Executive Officer’s performance. Our Chairman of the Board, our Lead Independent Director and the Compensation Committee review and approve our Chief Executive Officer’s goals and objectives and evaluate our Chief Executive Officer’s performance in light of those goals and objectives, with input from our Board of Directors. Following the evaluation of our Chief Executive Officer’s performance, the Compensation Committee determines and approves our Chief Executive Officer’s compensation.

Our Board of Directors oversees Chief Executive Officer and key management personnel succession planning, which is reviewed at least annually. Our Chief Executive Officer and Chief Human Resources Officer provide our Board of Directors with recommendations and evaluations of potential Chief Executive Officer successors, and review their development plans. Our Board of Directors reviews potential internal candidates with our Chief Executive Officer and Chief Human Resources Officer, including the qualifications, experience and development priorities for these individuals. Directors engage with potential Chief Executive Officer and key management personnel successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our key management personnel’s qualifications, tenure and experience.

Our Board of Directors has also adopted an emergency Chief Executive Officer succession plan. The plan will become effective in the event our Chief Executive Officer becomes unable to perform his or her duties in order to minimize potential disruption or loss of continuity to our company’s business and operations. Our emergency Chief Executive Officer succession plan is reviewed annually by the Governance Committee and our Board of Directors.

28     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

BOARD STRUCTURE

BOARD LEADERSHIP STRUCTURE

Our Board of Directors does not have a policy with respect to whether the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from our directors who are not our employees (referred to in this Proxy Statement as our “non-employee directors”) or be an employee. We currently separate the roles of Chief Executive Officer and Chairman of the Board, with Mr. Massengill currently serving as Chairman of the Board. Our Board of Directors believes this is the appropriate leadership for our company at this time because it permits Mr. Milligan, as our Chief Executive Officer, to focus on setting the strategic direction of our company and the day-to-day leadership and performance of our company, while permitting our Chairman of the Board to focus on providing guidance to our Chief Executive Officer and setting the agenda for Board meetings. Our Board of Directors also believes that the separation of the Chief Executive Officer and Chairman of the Board roles assists our Board of Directors in providing robust discussion and evaluation of strategic goals and objectives.

Our Corporate Governance Guidelines provide that our Board of Directors will appoint a Lead Independent Director if the Chairman of our Board of Directors is not an independent director under the Nasdaq Stock Market listing standards or if our Board of Directors otherwise deems it appropriate. Although our Board of Directors has determined that Mr. Massengill is independent under the Nasdaq Stock Market listing standards, because he is a former executive Chairman of the Board, President and Chief Executive Officer of our company, our Board of Directors determined it was appropriate to appoint Mr. Lauer as our Lead Independent Director.

Our Board of Directors acknowledges that no single leadership model is right for all companies at all times. As such, our Board of Directors periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

LEAD INDEPENDENT DIRECTOR

The duties of our Lead Independent Director include:

●	acting as a liaison between our independent directors and management;
●	assisting our Chairman of the Board in establishing the agenda for meetings of our Board of Directors;
●	coordinating the agenda for, and chairing, the executive sessions of our independent directors; and
●	performing such other duties as may be specified by our Board of Directors from time to time.

Mr. Lauer has devoted significant time to fulfilling his responsibilities as our Lead Independent Director. In addition to his duties outlined above, Mr. Lauer:

●	leads our stockholder engagement efforts;
●	participates in the performance evaluation of our Chief Executive Officer;
●	oversees our Board and committee evaluations and individual director assessments;
●	coordinates our Chief Executive Officer succession planning; and
●	oversees our Board succession planning.

Our independent directors also meet regularly in executive sessions without management to review, among other things, our strategy, financial performance, management effectiveness and succession planning.

2018 PROXY STATEMENT     29

CORPORATE GOVERNANCE MATTERS

COMMITTEES

Our Board of Directors has standing Audit, Compensation, Governance and Executive Committees. Each of the standing committees operates pursuant to a written charter that is available on our website under “Corporate Governance” at investor.wdc.com. Our Board of Directors has affirmatively determined that all members of the Audit, Compensation and Governance Committees are independent as defined under the listing standards of the Nasdaq Stock Market.

AUDIT COMMITTEE

KEY RESPONSIBILITIES
●Solely responsible for appointing, compensating and overseeing independent accountants
●Pre-approves all audit and non-audit services
●Reviews annual and quarterly financial statements
●Reviews adequacy of accounting and financial personnel resources
●Reviews internal controls and internal audit program
●Reviews risk assessment and risk management program
●Oversees ethics and compliance program

 * Our Board of Directors has affirmatively determined that each member of the Audit Committee is independent as defined under the listing standards of the Nasdaq Stock Market and applicable rules of the SEC and that all members are “audit committee financial experts” as defined by rules of the SEC.
** Ms. Price served as Audit Committee Chair from November 2017 to June 2018. In consideration of Ms. Price’s increased responsibilities as a result of being named chief financial officer of Macy’s, our Board of Directors appointed Mr. DeNero to replace her as Audit Committee Chair, a role in which he previously served.

COMMITTEE MEMBERS*
Henry T. DeNero (Chair)	Martin I. Cole	Paula A. Price**

Meetings Held in FY2018: 13 Committee Report page 109

30     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

COMPENSATION COMMITTEE

KEY RESPONSIBILITIES
●Evaluates and approves executive officer compensation
●Reviews and makes recommendations on non-employee director compensation
●Reviews and approves corporate goals and objectives for CEO’s compensation and evaluates CEO’s performance in light of those goals and objectives
●Oversees incentive and equity-based compensation plans
●Reviews and recommends changes to benefit plans requiring Board approval
●Reviews and approves any compensation recovery (clawback) policy or stock ownership guidelines applicable to executive officers

COMMITTEE MEMBERS*
Len J. Lauer (Chair)	Kathleen A. Cote	Michael D. Lambert

Meetings Held in FY2018: 11 Committee Report page 43

In connection with affirmatively determining that each member of the Compensation Committee is independent as defined under the listing standards of the Nasdaq Stock Market, our Board of Directors considered whether the director has a relationship with the company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. However, under our equity award guidelines, the Compensation Committee may not delegate its authority to grant equity awards. The Compensation Committee has no current intention to delegate any of its other responsibilities.

The Compensation Committee retained Mercer (US) Inc. and Willis Towers Watson as compensation consultants during fiscal 2018 to provide objective advice and counsel to the Compensation Committee on all matters related to the compensation of executive officers and directors. Please see the section entitled “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2018 Executive Compensation Philosophy and Objectives—Role of the Independent Compensation Consultants” for more information. Certain of our executive officers and other employees also assist the Compensation Committee in the administration of our executive compensation program, as explained further in the section entitled “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2018 Executive Compensation Philosophy and Objectives—Role of Management.” The Compensation Committee’s processes and procedures for determining non-employee director compensation are described in the section entitled “Director Compensation.”

GOVERNANCE COMMITTEE

KEY RESPONSIBILITIES
●Develops and recommends a set of corporate governance principles
●Evaluates and recommends the size and composition of our Board and committees and functions of committees
●Develops and recommends Board membership criteria
●Identifies, evaluates and recommends director candidates
●Reviews corporate governance issues and practices
●Manages annual Board and committee evaluation process
●Oversees evaluation of CEO by Board and Compensation Committee
●Develops and oversees CEO succession planning process
●Reviews and makes recommendations regarding stockholder corporate governance proposals

COMMITTEE MEMBERS
Len J. Lauer (Chair)	Martin I. Cole	Kathleen A. Cote

Meetings Held in FY2018: 8

2018 PROXY STATEMENT     31

CORPORATE GOVERNANCE MATTERS

EXECUTIVE COMMITTEE

KEY RESPONSIBILITIES
●Has powers of our Board in management of our business affairs in between meetings of our Board, subject to applicable law or the rules and regulations of the SEC or the Nasdaq Stock Market and specific directions given by our Board

COMMITTEE MEMBERS
Stephen D. Milligan (Chair)	Henry T. DeNero	Matthew E. Massengill

Meetings Held in FY2018: 1

BOARD PROCESSES AND POLICIES

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS ETHICS

Our Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for the governance of our company and represent our Board of Directors’ current views with respect to selected corporate governance issues considered to be of significance to stockholders, including:

●	the role and responsibilities of our Lead Independent Director;
●	director nomination procedures and qualifications;
●	director independence;
●	director orientation and continuing education;
●	annual performance evaluations of our Board and committees; and
●	succession planning and management development.

Our Board of Directors has also adopted a Code of Business Ethics that applies to all of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer (our principal financial and accounting officer), President and Controller. The current versions of the Corporate Governance Guidelines and the Code of Business Ethics are available on our website under “Corporate Governance” at investor.wdc.com. To the extent required by applicable rules adopted by the SEC or the Nasdaq Stock Market, we intend to promptly disclose future amendments to certain provisions of the Code of Business Ethics, or waivers of such provisions granted to executive officers and directors, on our website under “Corporate Governance” at investor.wdc.com.

COMMUNICATION WITH MANAGEMENT

We have devoted significant effort in recent years to enhancing communication between our Board of Directors and management and have adopted the following practices to ensure clear, timely and regular communication between directors and management:

●	Lead Independent Director. Our Lead Independent Director regularly speaks with other directors, our Chief Executive Officer and with members of management.
●	Committee Chairs and Other Directors. Our committee chairs regularly communicate with management to discuss the development of meeting agendas and presentations.
●

Board of Directors and Committees. In between meetings of our Board of Directors and committees, directors receive prompt updates from management on developing matters affecting our company and our business.

●

Reference Materials. Directors also regularly receive quarterly strategy updates, securities analysts’ reports, investor communications, company publications, news articles and other reference materials.

32     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

DIRECTOR ORIENTATION AND EDUCATION

All new directors participate in an extensive director orientation program. New directors engage with members of the executive team and senior management to review, among other things, our historical business and go-forward strategy, technology, finance (tax, treasury and accounting), internal audit and enterprise risk, human resources and legal practices and procedures. Based on input from our directors, we believe our director orientation program, coupled with participation in regular Board and committee meetings, provides new directors with a strong foundation in our business, connects directors with members of management with whom they will interact and accelerates their effectiveness to engage fully in deliberations of our Board of Directors. Directors are provided additional orientation and educational opportunities upon acceptance of new or additional responsibilities on our Board of Directors and in committees.

Because our Board of Directors believes that ongoing director education is vital to the ability of directors to fulfill their roles, the Governance Committee has led the development of a program promoting directors’ continuous learning. Speakers are invited to present during our Board of Directors’ regularly scheduled meetings on relevant topics of interest. In addition, directors are given access to online technical training portals to review presentations that have been compiled by the business teams on developing technologies. Further, periodic visits by our Board of Directors to important company facilities provides the directors additional insight into our operations. In addition to our internal program, our Board of Directors encourages directors to participate annually in external continuing director education programs, and we reimburse directors for their expenses associated with this participation.

2018 PROXY STATEMENT     33

CORPORATE GOVERNANCE MATTERS

BOARD EVALUATION

Our Board of Directors believes that it is important to assess the performance of our Board of Directors, its committees and individual directors and to solicit and act upon the feedback received. Accordingly, the Governance Committee oversees an annual performance evaluation process.

Board and Committee Evaluation Process
◯	1	Evaluation questionnaires are completed	Each director completes a written evaluation questionnaire covering various topics, including:
●the selection and evaluation of Board candidates
●committee structure and performance
●Board practices and relationships with management
●review and approval of strategic operating plans and management performance
●compensation
●succession

▼
◯	2	Outside firm compiles and analyzes the evaluation results	The results of each written evaluation are compiled and analyzed by an outside firm.

▼
◯	3	Results are discussed with the full Board	The performance evaluation results are discussed with the full Board.

Individual Director Assessment Process
◯	1	Evaluation questionnaires are completed	Each director completes a written self-evaluation questionnaire covering various topics, including:
●contributions to the Board
●meeting attendance, preparation and participation
●understanding of our business and strategy
●relationships with management and other directors

▼
◯	2	Discussions with each director	Our Chairman of the Board and/or Lead Independent Director discusses the written self-evaluation questionnaire responses with each director.

▼
◯	3	Results are discussed with the full Board	The individual assessment results are discussed with the full Board.

Evaluation Results

Our Board of Directors utilizes the results of the Board and committee evaluations and individual assessments of directors in making decisions on the structure of our Board of Directors, Board and committee responsibilities, agendas and meeting schedules for our Board of Directors and Board committees, changes in the performance or functioning of our Board of Directors and continued service of individual directors on our Board of Directors.

COMMUNICATING WITH DIRECTORS

Our Board of Directors provides a process for stockholders to send communications to our Board or to individual directors or groups of directors. In addition, interested parties may communicate with our Chairman of the Board or Lead Independent Director (who presides over executive sessions of our independent directors) or with our independent directors as a group. Our Board of Directors recommends that stockholders and other interested parties initiate any communications with our Board (or individual directors or groups of directors) in writing. These communications should be sent by mail to our Secretary at Western Digital Corporation, 5601 Great Oaks Parkway, San Jose, California 95119. This centralized process will assist our Board of Directors in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended Board recipient or recipients should be clearly noted in the communication (including whether the communication is intended only for our non-executive Chairman of the Board or for the non-management directors as a group). Our

34     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

Board of Directors has instructed our Secretary to forward such correspondence only to the intended recipients; however, our Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and not to forward any items deemed to be of a purely commercial or frivolous nature (such as spam) or otherwise obviously inappropriate for the intended recipient’s consideration. In such cases, our Secretary may forward some of the correspondence elsewhere within our company for review and possible response.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a written Related Person Transactions Policy. The purpose of this policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the aggregate amount involved exceeds or is expected to exceed $120,000 in any fiscal year and (iii) a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is (a) any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become a director, (b) any person who is known to be the beneficial owner of more than 5% of our common stock or (c) any immediate family member of any of the foregoing persons.

Under the policy, once a related person transaction has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related person transaction, the Audit Committee is to consider all relevant facts and circumstances of the related person transaction available to the Audit Committee. The Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee determines in good faith. No member of the Audit Committee will participate in any consideration of a related party transaction with respect to which that member or any member of his or her immediate family is a related person.

Certain Transactions with Related Persons

We have not participated in any transaction with a related person since the beginning of fiscal 2018.

DIRECTOR COMPENSATION

EXECUTIVE SUMMARY

We believe that it is important to attract and retain exceptional and experienced directors who understand our business, and to offer compensation opportunities that further align the interests of our directors with those of our stockholders. Our Board works with the independent compensation consultant to the Compensation Committee to regularly assess the competitiveness and reasonableness of our directors’ compensation. To that end, we established a compensation program for fiscal 2018 for each of our non-employee directors that consisted of a combination of:

●	annual retainer fees; and
●	equity incentive awards in the form of RSUs.

We also permit directors to participate in our Deferred Compensation Plan. Any director who is employed by us is not entitled to additional compensation under our director compensation program for serving as a director. Our director compensation program for fiscal 2018 is described in more detail in the tables and narrative that follow.

2018 PROXY STATEMENT     35

CORPORATE GOVERNANCE MATTERS

Director Compensation Program Review Process
◯	1	Periodic Review by Compensation Committee	The Compensation Committee reviews our non-employee director compensation (every two or three years) and periodically reviews trends concerning director compensation.

▼
◯	2	Evaluation by Compensation Consultant	The Compensation Committee’s independent compensation consultant regularly reviews and evaluates the competitiveness and reasonableness of our director compensation program in light of general trends and programs of our peer group companies identified in the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

▼
◯	3	Recommendation to full Board of Directors	After receiving input from its independent compensation consultant, the Compensation Committee makes recommendations to the full Board of Directors regarding any changes in our non-employee director compensation program that the Compensation Committee determines are advisable.

▼
◯	4	Outcomes	After reviewing this input, our Board of Directors determined it was appropriate to increase the value of our equity incentive retainer by $15,000 for each director, from $225,000 to $240,000 (or, in the case of our non-employee director serving as Chairman of the Board, from $275,000 to $290,000, and, in the case of our Lead Independent Director, from $255,000 to $270,000).

FISCAL 2018 DIRECTOR COMPENSATION PROGRAM

The following section describes the elements and other features of our director compensation program for fiscal 2018 for non-employee directors.

Non-Employee Director Retainer Fees

The director retainer fees are payable based on Board of Directors and committee service from annual meeting to annual meeting and are paid in a lump sum immediately following the annual meeting marking the start of the year. Directors who are appointed to our Board of Directors during the year are paid a pro-rata amount of the annual director retainer fees based on service to be rendered for the remaining part of the year after appointment.

The following table sets forth the schedule of the annual retainer and committee membership fees for non-employee directors for fiscal 2018.

Type of Fee	Current Annual Fee ($)
Annual Retainer	75,000
Additional Non-Executive Chairman of the Board Retainer	100,000
Additional Committee Retainers
Audit Committee	15,000
Compensation Committee	12,500
Governance Committee	10,000
Additional Committee Chair Retainers
Audit Committee	25,000
Compensation Committee	22,500
Governance Committee	12,500

If our Chairman of the Board is not one of our employees, he or she is entitled to the additional Non-Executive Chairman of the Board Retainer referred to above.

Non-employee directors do not receive a separate fee for each Board of Directors or committee meeting they attend. However, we reimburse our non-employee directors for reasonable out-of-pocket expenses incurred to attend each Board of Directors or committee meeting.

36     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

Non-Employee Director Equity Awards

RESTRICTED STOCK UNIT GRANT PROGRAM

Our Board of Directors has adopted a Non-Employee Director Restricted Stock Unit Grant Program under our 2017 Performance Incentive Plan. For fiscal 2018, the Non-Employee Director Restricted Stock Unit Grant Program provided that each of our non-employee directors automatically receive, immediately following each annual meeting of stockholders if he or she has been reelected as a director at that annual meeting, an award of RSUs equal in value to $240,000 (or, in the case of our non-employee director serving as Chairman of the Board, $290,000, or, in the case of our Lead Independent Director, $270,000), based on the closing market value of an equivalent number of shares of our common stock on the grant date, rounded down to the nearest whole share.

We award non-employee directors who are newly elected or appointed to our Board of Directors after the date of the annual meeting for a given year a prorated award of RSUs for that year. We also award members of our Board of Directors a prorated award of RSUs upon or as soon as practical after first becoming a non-employee director by virtue of retiring or otherwise ceasing to be employed by us after the annual meeting for a given year. The number of RSUs subject to this prorated award is equal to the following, rounded down to the nearest whole share: (i) the number of units subject to the immediately preceding annual unit award, divided by (ii) 365, multiplied by (iii) the number of days from the date such individual first becomes a non-employee director until the anticipated date for the immediately following annual meeting of stockholders. Each award of RSUs represents the right to receive an equivalent number of shares of our common stock on the applicable vesting date.

The RSUs granted in fiscal 2018 vest 100% upon the earlier of (i) the first anniversary of the grant date, or (ii) immediately prior to the first annual meeting of stockholders held after the grant date. If dividends are paid prior to the vesting and payment of any RSUs granted to our non-employee directors, the director is credited with additional RSUs as dividend equivalents that are subject to the same vesting requirements as the underlying RSUs.

Our stockholders have approved a cap on the value of equity awards that can be granted to our non-employee directors under our 2017 Performance Incentive Plan. Under that cap, the aggregate value of RSUs granted to our non-employee directors cannot exceed $900,000 during the one-year period between our annual meetings of stockholders, based on the grant date fair value of the awards. Our stockholders will have the opportunity to approve that cap again under Proposal 3.

Deferred Compensation Plan for Non-Employee Directors

For each calendar year, we permit each non-employee director to defer payment of between a minimum of $2,000 and a maximum of 80% of any cash compensation to be paid to the director during the following calendar year in accordance with our Deferred Compensation Plan. We also permit non-employee directors to defer payment of any RSUs awarded under our Non-Employee Director Restricted Stock Unit Grant Program beyond the vesting date of the award. RSUs and other amounts deferred in cash by a director are generally credited and payable in the same manner as amounts deferred by our executive officers and other participants in our Deferred Compensation Plan as further described in the “Fiscal 2018 Non-Qualified Deferred Compensation Table.”

2018 PROXY STATEMENT     37

CORPORATE GOVERNANCE MATTERS

DIRECTOR COMPENSATION TABLE FOR FISCAL 2018

The table below summarizes the compensation for fiscal 2018 for each of our non-employee directors. Mr. Milligan was one of our named executive officers for fiscal 2018 and information regarding his compensation for fiscal 2018 is presented in the “Fiscal Years 2016—2018 Summary Compensation Table” and the related explanatory tables. As our employee, Mr. Milligan did not receive any additional compensation for his services as a director during fiscal 2018. Mr. Doluca was appointed to serve on our Board of Directors following the end of fiscal 2018, and, therefore, his compensation is not included below. In connection with Mr. Doluca’s appointment on August 27, 2018, he received prorated cash fees in the amount of $14,595 and a prorated grant of 534 RSUs pursuant to our Non-Employee Director Restricted Stock Unit Grant Program.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Martin I. Cole	100,000	239,929	—	—	—	—	339,929
Kathleen A. Cote	97,500	239,929	—	—	—	—	337,429
Henry T. DeNero(4)	99,259	239,929	—	—	—	—	339,188
Michael D. Lambert	110,000	239,929	—	—	—	—	349,929
Len J. Lauer(5)	125,119	269,964	—	—	—	—	395,083
Matthew E. Massengill	175,000	289,988	—	—	—	—	464,988
Paula A. Price	115,000	239,929	—	—	—	—	354,929

(1)	For a description of the fees earned by the non-employee directors during fiscal 2018, see the disclosure in the section entitled “Fiscal 2018 Director Compensation Program.”
(2)	The amounts shown reflect the aggregate grant date fair value of equity awards granted in fiscal 2018 computed in accordance with Accounting Standards Codification ("ASC") 718. These amounts were calculated using the closing stock price of a share of our common stock on the date of grant (as determined for accounting purposes), multiplied by the number of units granted to each director. On November 2, 2017, each non-employee director at the time was automatically granted an award of 2,708 RSUs (3,273 RSUs for our Chairman of the Board and 3,047 RSUs for our Lead Independent Director) under our Non-Employee Director Restricted Stock Unit Grant Program under our 2017 Performance Incentive Plan. The grant date fair value of each of these awards, computed as noted above, was $239,929 ($289,988 for our Chairman of the Board and $269,964 for our Lead Independent Director). Our Non-Employee Director Restricted Stock Unit Grant Program is more fully described above in the section entitled “Non-Employee Director Equity Awards.”

In addition, the following table presents the aggregate number of shares of our common stock covered by stock awards (and corresponding dividend equivalents settled in stock) held by each of our non-employee directors on June 29, 2018:

Name	Aggregate Number of Unvested Restricted Stock Units	Aggregate Number of Deferred Stock Units(a)
Martin I. Cole	2,757	—
Kathleen A. Cote	2,757	29,188
Henry T. DeNero	2,757	45,487
Michael D. Lambert	2,757	—
Len J. Lauer	3,102	—
Matthew E. Massengill	3,332	—
Paula A. Price	2,757	7,831

(a)	This amount consists of stock units (and corresponding dividend equivalents settled in stock) that the director has elected to defer under our Deferred Compensation Plan pursuant to (i) our Non-Employee Directors Stock-for-Fees Plan in lieu of all or a portion of annual retainer or meeting fees earned by the director during the year of the election, and/or (ii) our Non-Employee Director Restricted

38     WESTERN DIGITAL

CORPORATE GOVERNANCE MATTERS

Stock Unit Grant Program. The deferred stock units are fully vested and payable in an equivalent number of shares of our common stock on the payment date specified in accordance with the non-employee director’s deferral election. For a description of the Non-Employee Director Restricted Stock Unit Grant Program and the Deferred Compensation Plan, see the section entitled “Fiscal 2018 Director Compensation Program.” The Non-Employee Directors Stock-for-Fees Plan expired on December 31, 2012, and no new awards are permitted under that plan. Directors are entitled to receive dividend equivalents settled in cash on stock units previously deferred under the Non-Employee Directors Stock-for-Fees Plan.

(3)	We terminated our Non-Employee Director Option Grant Program in fiscal 2013. Accordingly, no stock options were granted to non-employee directors in fiscal 2018. The following table presents the aggregate number of shares of our common stock covered by stock options granted in prior years and held by each of our non-employee directors on June 29, 2018:

Aggregate Number of Securities Underlying Stock Options
Name	Vested and Exercisable (#)	Unvested (#)	Total (#)
Martin I. Cole	—	—	—
Kathleen A. Cote	6,935	—	6,935
Henry T. DeNero	—	—	—
Michael D. Lambert	—	—	—
Len J. Lauer	—	—	—
Matthew E. Massengill	—	—	—
Paula A. Price	—	—	—

(4)	Effective June 28, 2018, Mr. DeNero was appointed as Chair of the Audit Committee and received a prorated fee in connection with his service as Chair of the Audit Committee in the amount of $9,259.
(5)	Effective March 6, 2018, Mr. Lauer was appointed as Chair of the Compensation Committee and received a prorated fee in connection with his service as Chair of the Compensation Committee in the amount of $15,119.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Under our director stock ownership guidelines, directors are prohibited from selling any shares of our common stock (other than in a same-day sale in connection with an option exercise to pay the exercise price of the option or to satisfy any applicable tax withholding obligations) unless they own “qualifying shares” with a market value of at least $375,000. Common stock, RSUs, deferred stock units and common stock beneficially owned by the director by virtue of being held in a trust, by a spouse or by the director’s minor children are considered qualifying shares for purposes of the stock ownership requirement. Shares the director has a right to acquire through the exercise of stock options (whether or not vested) are not counted towards the stock ownership requirement.

2018 PROXY STATEMENT     39

Executive Officers

Listed below are all of our executive officers, followed by a brief account of their business experience. Executive officers are normally appointed annually by our Board of Directors at a meeting of the directors immediately following the annual meeting of stockholders. There are no family relationships among these officers nor any arrangements or understandings between any officer and any other person pursuant to which an officer was selected.

STEPHEN D. MILLIGAN 55, CHIEF EXECUTIVE OFFICER

●Mr. Milligan was appointed Chief Executive Officer in January 2013. Biographical information regarding Mr. Milligan is set forth in the section entitled “Corporate Governance Matters—Proposal 1: Election of Directors.”

MICHAEL D. CORDANO 54, PRESIDENT AND CHIEF OPERATING OFFICER

●Mr. Cordano has served as our President and Chief Operating Officer since October 2015, having previously served as President of our HGST subsidiary from July 2012 to October 2015.
●Prior to that, Mr. Cordano served as HGST’s executive vice president, sales & marketing, and president, branded business, from April 2009 to March 2012. From February 2005 to April 2009, he served as chief executive officer and co-founder of Fabrik, Inc., which was acquired by HGST in April 2009. From 1994 to February 2005, he served in various roles of increasing responsibility at Maxtor Corporation, including as the executive vice president of worldwide sales and marketing from April 2001 to February 2005, where he formed and managed the branded products business unit.

MARK P. LONG 51, PRESIDENT WD CAPITAL, CHIEF STRATEGY OFFICER AND CHIEF FINANCIAL OFFICER

●Mr. Long has served as our President WD Capital, Chief Strategy Officer and Chief Financial Officer since November 2016, having previously served as our Executive Vice President, Chief Financial Officer and Chief Strategy Officer from September 2016 to October 2016, our Executive Vice President, Finance and Chief Strategy Officer from July 2016 to September 2016, our Executive Vice President and Chief Strategy Officer from August 2015 to July 2016, our Executive Vice President, Strategy & Corporate Development from February 2013 to August 2015 and in various consulting capacities for Western Digital from March 2012 to February 2013.
●Prior to that, Mr. Long served as HGST’s senior vice president, strategy and corporate development from July 2010 to March 2012. From August 2005 to July 2010, he served as managing director of VisionPoint Capital, where he provided merger and acquisition and corporate finance services to a range of technology companies, including Fabrik, Inc., which was acquired by HGST in April 2009. Mr. Long previously served as a senior executive with both public and private venture-backed technology companies and was an investment banker with Credit Suisse First Boston and Deutsche Bank Securities.

40     WESTERN DIGITAL

EXECUTIVE OFFICERS

MARTIN R. FINK 53, EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER

●Mr. Fink has served as our Executive Vice President and Chief Technology Officer since February 2017, having previously served as our Chief Technology Officer from January 2017 to February 2017.
●Prior to that, Mr. Fink served as executive vice president and chief technology officer of HP Labs at Hewlett Packard Enterprise from November 2012 until his retirement in November 2016. Mr. Fink previously served as senior vice president and general manager of business critical systems at Hewlett Packard Enterprise from November 2006 to November 2012, vice president and general manager of the nonstop enterprise division and open source and Linux organization at Hewlett Packard Enterprise from November 2000 to November 2006 and in a number of business and technology leadership roles at Hewlett Packard Enterprise since joining the company in 1985.
●Mr. Fink currently serves as a director of Hortonworks, Inc.

MICHAEL C. RAY 51, EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY

●Mr. Ray has served as our Executive Vice President, Chief Legal Officer and Secretary since November 2015, having previously served as our Senior Vice President, General Counsel and Secretary from April 2011 to November 2015, our Vice President, General Counsel and Secretary from October 2010 to April 2011, and in a number of positions in our legal department, ranging from Senior Counsel to Vice President, Legal Services, from September 2000 to October 2010.
●Prior to that, Mr. Ray served as corporate counsel for Wynn’s International, Inc. from September 1998 to September 2000. Mr. Ray previously served as a judicial clerk to the U.S. District Court, Central District of California, and practiced law at O’Melveny & Myers LLP.

SRINIVASAN SIVARAM 58, EXECUTIVE VICE PRESIDENT, SILICON TECHNOLOGY & MANUFACTURING

●Dr. Sivaram has served as our Executive Vice President, Silicon Technology & Manufacturing since November 2017, having previously served as our Executive Vice President, Memory Technology from May 2016 to November 2017.
●Prior to that, Dr. Sivaram served as SanDisk’s executive vice president, memory technology, from February 2015 until our acquisition of SanDisk in May 2016, senior vice president, memory technology, from June 2013 to February 2015 and vice president, technology, from January 2005 to March 2007. Dr. Sivaram previously served as chief operating officer for Matrix Semiconductor, Inc. from November 1999 until it was acquired by SanDisk in January 2006. From July 1986 to October 1999, Dr. Sivaram held various engineering and management positions at Intel Corporation. Dr. Sivaram also served as chief executive officer of Twin Creeks Technologies, Inc. from January 2008 to December 2012.

LORI S. SUNDBERG 54, EXECUTIVE VICE PRESIDENT AND CHIEF HUMAN RESOURCES OFFICER

●Ms. Sundberg has served as our Chief Human Resources Officer since February 2018 and was also appointed Executive Vice President in March 2018.
●Prior to that, Ms. Sundberg served as senior vice president, global human resources for Jacobs Engineering Group Inc., a technical professional services firm, from April 2013 to July 2017. From July 2017 to February 2018, Ms. Sundberg was on sabbatical. Ms. Sundberg served as the senior vice president of human resources and ethics for Arizona Public Service Company, an electric utility company, from November 2007 to April 2013. From 1998 to 2007, Ms. Sundberg served in a number of global human resources leadership roles with American Express, a financial service company.

2018 PROXY STATEMENT     41

Executive Compensation

PROPOSAL 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors recommends a vote FOR this Proposal 2 based on the efforts of the Compensation Committee and our Board to design an executive compensation program that provides:
●	Strong linkage between management and stockholders’ interests
●	Excellent pay for performance alignment and rewards for long-term value creation
●	Robust oversight by our Board and the Compensation Committee

PROPOSAL DETAILS

We currently provide our stockholders with the opportunity to cast a non-binding, advisory “Say on Pay” vote every year at our annual meeting of stockholders as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In response to our 2017 Say on Pay vote, the Compensation Committee conducted an extensive outreach effort with our stockholders and considered both the vote outcome and additional feedback collected through this outreach as part of its annual evaluation of our executive compensation program for our named executive officers. As a result, the Compensation Committee has introduced several design changes that have been implemented for fiscal 2019.

Please read the "Executive Compensation—Compensation Discussion and Analysis" section set forth in this Proxy Statement (and the various compensation tables and narratives accompanying those tables included under “Executive Compensation Tables and Narratives”) for information necessary to inform your vote on this Proposal 2.

BOARD RECOMMENDATION AND VOTE REQUIRED FOR APPROVAL

BOARD RECOMMENDATION

Our Board of Directors recommends that you vote to approve, on a non-binding advisory basis, our executive compensation program for our named executive officers as disclosed in these proxy materials:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

Proxies received by our Board will be voted FOR this Proposal 2 unless specified otherwise. The next advisory vote on the compensation of our named executive officers will occur at our 2019 annual meeting of stockholders.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on this Proposal 2 is required to approve the non-binding advisory vote on the compensation of our named executive officers.

While this vote is nonbinding on our company and our Board of Directors, and will not be construed as overruling a decision by our company or our Board or creating or implying any additional fiduciary duty for our company or our Board, our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers under our executive compensation program.

42     WESTERN DIGITAL

EXECUTIVE COMPENSATION

LETTER TO STOCKHOLDERS FROM THE COMPENSATION COMMITTEE

DEAR FELLOW STOCKHOLDERS,

As members of the Compensation Committee, our primary responsibility is to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay-for-performance philosophy, while allowing us the flexibility to attract, retain, develop and motivate highly qualified and skilled executives who can execute on our long-term strategy and drive value creation.

The outcome of our fiscal 2017 Say on Pay vote was a clear message from our stockholders that they had concerns with certain aspects of our executive compensation program. Following the fiscal 2017 Say on Pay vote, our Lead Independent Director and Compensation Committee Chair, Len J. Lauer, and our Chairman of the Board, Matthew E. Massengill, directly engaged with our stockholders throughout fiscal 2018 to further understand stockholder concerns with our executive compensation program and solicit feedback on a number of program changes the Compensation Committee was considering in response to that feedback.

After aggregating the stockholder feedback and sharing it with our Board of Directors, we deliberated as a committee and made significant changes to our executive compensation program for fiscal 2019. These changes are effective for fiscal 2019 because our fiscal 2018 executive compensation program was already underway by the time of our 2017 Say on Pay vote and several pay decisions had already been made. We believe that the changes for fiscal 2019 are responsive to the constructive feedback voiced by stockholders during the outreach process and are described in more detail in this Proxy Statement. These changes are summarized in the Compensation Discussion and Analysis section on pages 44 to 69 of this Proxy Statement.

We heard the concerns of our stockholders and have taken significant steps to address the feedback we received to refine and enhance our overall executive compensation program. We welcome the opportunity to continue the dialogue with our stockholders, who may reach out with any questions or concerns related to our executive compensation program. Correspondence can be addressed to our Secretary, as set forth on page 34 of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, comprised of independent directors, has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for our 2018 Annual Meeting of Stockholders and incorporated by reference into our 2018 Annual Report on Form 10-K.

THE COMPENSATION COMMITTEE

LEN J. LAUER	KATHLEEN A. COTE	MICHAEL D. LAMBERT
Chair

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All of the Compensation Committee members whose names appear on the Compensation Committee Report above were members of the Compensation Committee during all of fiscal 2018. All members of the Compensation Committee during fiscal 2018 were independent directors and none of them were our employees or former employees or had any relationship with us requiring disclosure of certain transactions with related persons under SEC rules. There are no Compensation Committee interlocks between us and other entities in which one of our executive officers served on the compensation committee (or equivalent body) or the board of directors of another entity whose executive officer(s) served on the Compensation Committee or our Board of Directors.

2018 PROXY STATEMENT     43

COMPENSATION DISCUSSION AND ANALYSIS

OUR NAMED EXECUTIVE OFFICERS

When we refer to our “named executive officers,” “executives” or “executive officers” in this section, we mean:

Stephen D. Milligan	Michael D. Cordano	Mark P. Long	Martin R. Fink	Srinivasan Sivaram
Chief Executive	President and Chief	President	Executive Vice	Executive Vice
Officer	Operating Officer	WD Capital,	President and Chief	President, Silicon
		Chief Strategy	Technology Officer	Technology &
		Officer and Chief		Manufacturing
Financial Officer

Under SEC rules, the individuals listed above, as well as Jacqueline DeMaria, our former Executive Vice President and Chief Human Resources Officer, who separated from our company in June 2018, are our named executive officers for fiscal 2018 and are listed in the “Fiscal Years 2016—2018 Summary Compensation Table.”

OVERVIEW

Say on Pay Vote Results and Stockholder Engagement	45
Fiscal 2018 Executive Summary	48
Fiscal 2018 Executive Compensation Philosophy and Objectives	52
Fiscal 2018 Executive Compensation Decisions	57
Fiscal 2019 Executive Compensation Decisions	65
Other Executive Compensation Program Features and Policies	66

Our compensation philosophy for executive officers is based on the belief that the interests of our executives should be closely aligned with our stockholders. To achieve our objectives, our program is focused on aligning pay with performance and linking performance metrics to objectives designed to create long-term stockholder value.

44     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

SAY ON PAY VOTE RESULTS AND STOCKHOLDER ENGAGEMENT

Historical Say on Pay Support

The Compensation Committee strives to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay-for-performance philosophy. Historically, our executive compensation program has received very strong stockholder support (averaging over 90% approval in the five years prior to 2017). We were disappointed with the 42% stockholder support for our 2017 Say on Pay vote. Following the 2017 annual meeting of stockholders, the Compensation Committee immediately sought to better understand the views of our stockholders and address their concerns.

Stockholder Engagement Effort in Fiscal 2018

●August/September 2017: Fiscal 2018 compensation program design approved by Compensation Committee
●October 2017: Active engagement led by Board members with over 40% of our stockholders to discuss important executive compensation and governance items to be considered at our 2017 annual meeting of stockholders

●November/December 2017: Share stockholder feedback with entire Board
●February/March 2018: Compensation Committee retained new independent compensation consultant and considered comprehensive executive compensation program changes in light of 2017 Say on Pay Vote outcome and stockholder feedback

●March 2018: Outreach to 49% of stockholders to engage on executive compensation program changes under consideration
●May/June 2018: Board members directly engaged with over 36% of our outstanding stock
●Overwhelmingly positive feedback from stockholders on proposed changes
●July/August 2018: Compensation Committee finalized fiscal 2019 executive compensation program changes based on comprehensive feedback from stockholders

Our stockholder engagement effort included members of our Board, including our Chairman of the Board, Matthew Massengill, and our Lead Independent Director and Compensation Committee Chair, Len Lauer, as well as members of management from our Human Resources, Investor Relations, Finance and Legal teams, all of whom met with stockholders in Spring 2018 to solicit feedback on our executive compensation program, better understand the reasons behind the 2017 Say on Pay vote outcome and discuss constructive changes under the Compensation Committee’s consideration. For additional information about our stockholder engagement program and how feedback from our regular outreach cycle is incorporated into Board decisions, please see the section entitled “Corporate Governance Matters—The Board’s Role and Responsibilities—Stockholder Engagement.”

2018 PROXY STATEMENT     45

COMPENSATION DISCUSSION AND ANALYSIS

By the Numbers: Spring 2018 Stockholder Engagement Effort

We reached out to stockholders	We engaged with stockholders	Directors participated in
representing over:	representing over:	meetings with:

Board Responsiveness in Fiscal 2018

The Compensation Committee reviewed all feedback received from our stockholders during stockholder outreach conducted in Fall 2017 and again in Spring 2018. After extensive deliberation, the Compensation Committee approved key changes to our executive compensation program effective for fiscal 2019 (changes were not effective for fiscal 2018 because our fiscal 2018 executive compensation program was already underway). These program changes were reviewed with our stockholders during the outreach discussions before the Compensation Committee approved them. We believe these program changes address all major concerns, thoughtful insights and the constructive feedback received from our stockholders. Further, we were pleased that our stockholders overwhelmingly reacted positively to the proposed executive compensation program changes during the outreach discussions.

The following table details what we heard throughout the course of these conversations and how we took action to address each concern and make changes for fiscal 2019 in response to the stockholder feedback.

What We Heard from Stockholders…	Prevalence of Feedback	Our Board’s Response… (Looking Ahead: Actions Taken for Fiscal 2019)
USE OF DISCRETION
Discontinue use of positive discretion	High	Confirm that the Compensation Committee will not use positive discretion for the executive compensation program
SHORT-TERM INCENTIVE PROGRAM
Lengthen STI performance period	Medium	Extended the performance period for STI awards from two six-month periods to a full one-year performance period
Eliminate overlapping short- and long-term performance metrics	High	Replaced adjusted EPS with non-GAAP net income as the performance metric for the STI plan, which no longer overlaps with the LTI performance metrics
LONG-TERM INCENTIVE PROGRAM
Lengthen PSU performance period	High	Extended the performance period for 87.5% of PSUs from two years to three years, with the remaining 12.5% of PSUs to continue to be measured on a two-year performance period
Lengthen PSU vesting period	High	Extended the service-based vesting period for all PSUs from two years to three years
Use more relative metrics	Medium
Introduced a standalone relative TSR metric for 50% of the PSUs to be measured based on third-party indices over a three-year performance period
PSU payout based on relative TSR metric will be capped at 100% if our absolute TSR does not increase over the performance period

46     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

Looking Ahead: Why We Made These Program Changes for Fiscal 2019

The Compensation Committee thoughtfully approached the changes to our executive compensation program for fiscal 2019.

NO POSITIVE DISCRETION

The primary concern voiced by our stockholders was the use of positive discretion with respect to the fiscal 2016-2017 PSU payout, which was adjusted to reflect the significant growth impact that the SanDisk acquisition had on our results for the fiscal 2016-2017 PSU performance period (as more fully outlined on pages 51-53 of our 2017 Proxy Statement). The Compensation Committee confirms that it will not use positive discretion to increase incentive payouts in our executive compensation program.

LENGTHEN STI PERFORMANCE PERIOD

In response to stockholder feedback, we lengthened our STI performance period for executive officers from two six-month periods to a full one-year period, effective for fiscal 2019. While our historical practice of setting goals semi-annually allowed the Compensation Committee to take into consideration the macro-economic environment and the ongoing, industry-specific volatility, we acknowledge the feedback from our stockholders and believe that we will be able to continue to appropriately reflect any necessary short-term, industry-specific conditions during the annual planning cycle for the one-year STI performance period beginning in fiscal 2019.

ELIMINATE OVERLAPPING METRICS IN STI AND LTI

Stockholders also indicated a preference to eliminate overlapping metrics in our STI and LTI plans. For fiscal 2019, we replaced adjusted EPS with non-GAAP net income as the metric in the STI program, which no longer overlaps with the LTI performance metrics. We believe non-GAAP net income serves to address feedback regarding the metric overlap between our short- and long-term incentive plans and benefits stockholders. Replacing adjusted EPS with non-GAAP net income in our STI plan sets an absolute target for shorter-term earnings that is not affected by swings in share count that are driven by timing of share repurchases or equity award activity. In addition, because our STI program is broad-based, net income was selected as a measure that all participants can understand and try to impact. Non-GAAP net income is also a metric commonly used by many of our peer group companies in their short-term incentive programs.

For fiscal 2019 LTI PSU awards, we retained non-GAAP EPS as a performance metric because we believe that management of the overall capital structure of our company and share dilution are important elements of driving stockholder value, and EPS remains an effective measure of long-term performance in this regard. We also retained revenue as a performance metric because it is an important measure of long-term growth.

LENGTHEN LTI PERFORMANCE AND VESTING PERIODS

Several stockholders requested that we lengthen our PSU performance and vesting periods from two years to three years. Under the fiscal 2019 PSU program, the performance period was lengthened to three years for 87.5% of PSUs awarded, while the remaining 12.5% of PSUs awarded will continue to be measured on a two-year performance period. In addition, under the fiscal 2019 PSU program, all PSUs have a three-year vesting period. We believe this is a balanced approach that addresses the feedback we heard from our stockholders, while also considering the inherent volatility in our hard disk drive and flash businesses by retaining a two-year performance period for a small portion of the PSUs awarded.

Transitioning the PSU vesting period from two years to three years for fiscal 2019 LTI Awards creates a temporary PSU vesting gap for executive officers in fiscal 2020. While the Compensation Committee considered the fiscal 2020 vesting gap when approving the changes to the fiscal 2019 executive compensation program, the Compensation Committee determined that LTI grant levels for fiscal 2019 were appropriate and did not elect to grant additional awards to cover this vesting gap.

NEW RELATIVE TSR METRIC

In response to stockholder feedback to see more relative metrics in our LTI program, we introduced a formal relative TSR performance metric. Effective for fiscal 2019, 50% of PSUs awarded will be earned based on our relative TSR performance against a group of roughly 45 companies selected using a blend of two indices (the S&P 500 Technology, Hardware & Equipment Group and the PHLX Semiconductor Sector Index). This blend reflects a balance between our hard disk drive and flash businesses. We believe that relative TSR is an important indicator of sustainable long-term performance and aligns the interests of our executives with our stockholders. Also, for these relative TSR based PSU awards, PSU payouts will be capped at 100% if our absolute TSR does not increase over the PSU performance period because our executives should not be excessively rewarded if our stockholders’ investments in our company are not growing over the same period.

2018 PROXY STATEMENT     47

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL 2018 EXECUTIVE SUMMARY

Business Highlights

We are rapidly moving into a data-centric world, where the volume and value of data continue to increase exponentially. In response to this evolution, we have transformed our company into a leading global data infrastructure provider.

Managing our global business to provide long-term value for our stockholders requires a diverse team of passionate, innovative, dedicated and experienced executives. Our overriding executive compensation philosophy is clear and consistent — we pay for performance. Our executives are accountable for the performance of our company and the operations they manage and are compensated primarily based on that performance. We believe that our executive compensation program contributes to a high-performance culture where executives are expected to deliver results that drive sustained profitable growth.

As we drove forward on our ongoing transformation, our executive leadership team achieved record financial performance and completed the integrations of SanDisk and HGST with unwavering focus on the execution of our strategy for long-term growth.

(1)	See Appendix A to this Proxy Statement for a reconciliation of GAAP to non-GAAP measures.

Chief Executive Officer Target Pay Decreased in Fiscal 2018

Based on the compensation paid or awarded, the compensation of our Chief Executive Officer, Mr. Milligan, decreased 4.4% from fiscal 2017 to fiscal 2018:

	CEO Pay Year-over-Year
Pay Element	Fiscal 2017	Fiscal 2018	Year-over-Year Change
Base Salary	$1,150,000	$1,250,000	+8.7%
STI Award	$2,932,500	$2,175,000	(25.8%)
(based on amount earned)
LTI Award(1)	$13,762,605	$13,417,083	(2.5%)
(at target level, based on grant date fair value)
All Other Compensation	$62,519	$279,391	4.5x
Total CEO Pay (Fiscal 2018 vs. Fiscal 2017)	$17,907,624	$17,121,474	(4.4%)
For fiscal 2018, we are required to report a one-time adjustment with respect to the fiscal 2016-2017 PSU awards because the payout was modified after the end of fiscal 2017 (as discussed on pages 51-53 of our 2017 Proxy Statement)		$2,616,907
Total CEO pay reflecting the adjustment as required to be reported in the Summary Compensation Table for Fiscal 2018 on page 70 of this Proxy Statement		$19,738,381

(1)	The fiscal 2018 LTI award excludes $2.6 million adjustment for a prior year (fiscal 2016-2017) PSU payout award required to be reported in the fiscal 2018 Summary Compensation Table in accordance with SEC and accounting rules.

48     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

When comparing year-over-year pay set forth in the Summary Compensation Table on page 70 of this Proxy Statement, our Chief Executive Officer’s pay increased by 10% from fiscal 2017 to fiscal 2018. This increase was largely driven by a prior year award modification, which we are required to reflect this year in accordance with SEC and accounting rules. The SEC and accounting rules require us to report an additional incremental value of $2.6 million for our Chief Executive Officer relating to the modification of a prior year fiscal 2017 PSU award payout that was not earned or related to fiscal 2018 pay.

The modification of this prior year payout directly contributed to the low support we received for the 2017 Say on Pay vote. As described in detail above, we listened to our stockholders and made meaningful and comprehensive changes in response to stockholder feedback received in connection with the 2017 Say on Pay vote outcome, including our commitment not to use positive discretion. We do not believe the fiscal 2018 LTI value required to be reported in the Summary Compensation Table accurately reflects the actual value of the LTI awards granted to our Chief Executive Officer in fiscal 2018, and we have provided alternative supplemental disclosure here and on page 70 of this Proxy Statement to reflect the value of actual LTI grants made to Mr. Milligan during fiscal 2018.

Fiscal 2018 Executive Compensation Program Overview

Each year, the Compensation Committee, advised by its independent compensation consultant, undertakes a rigorous process to review and determine executive compensation in the context of an overarching pay-for-performance philosophy. The Compensation Committee believes a substantial portion of our executive compensation should be “at-risk” and focused on long-term performance to ensure the interests of our executive officers are aligned with those of our stockholders. Our primary long-term objective is to drive sustainable value creation for our stockholders by attracting, retaining, developing and motivating a diverse group of executive talent through a comprehensive and market-competitive executive compensation program. The executive compensation program and the pay packages for our executive officers are reviewed annually.

Base Salary	Short-Term Cash Incentives	Long-Term Equity Incentives
We pay a competitive base level of compensation to attract, retain, develop and motivate key talent. We determine salary based on scope of responsibility, performance and experience. We annually review our named executive officers’ base salaries against our peers and the market to maintain competitive levels.	We incentivize our executive officers with cash incentive opportunities based on the achievement of short-term financial performance objectives to reward executive officers for strong business performance. We have historically set semi-annual goals to allow the Compensation Committee to take into consideration ongoing industry-specific volatility, although we will set goals on an annual basis commencing in fiscal 2019.	We grant long-term incentive opportunities to our executive officers through a combination of performance-based and time-based equity awards that align management interests with long-term stockholder value creation. PSUs are only earned by achieving pre-established financial goals over a two-year period, which align management interests with stockholder interests by rewarding long-term value creation. Time-based RSUs provide balance and retention for our key executives by vesting evenly over four years.

2018 PROXY STATEMENT     49

COMPENSATION DISCUSSION AND ANALYSIS

Paying for Performance: Fiscal 2018 Performance Results and Payouts

Award	Achievement Level	Performance Link	Page(s)
STI Performance Results and Payout in Fiscal 2018
First Half Fiscal 2018	132%	●Above-target achievement of pre-established adjusted EPS goal	59
Second Half Fiscal 2018	100%	●Above-target achievement of pre-established adjusted EPS goal ●Negative discretion reduced payout from 144% to 100% to reflect a payout based on the operational results achieved by the management team	59
LTI Performance Results and Payout in Fiscal 2018
Fiscal 2017-2018 PSU Awards	144%
●Above-target achievement of pre-established revenue, adjusted EPS and adjusted cash flow from operations goals over two years
●Pre-established relative performance adjustment factor made performance goals harder to achieve by increasing each target during the performance period
			62-63
Integration PSU Awards (Second Performance Period - October 2015-December 2017)	Credited at 300%; subject to additional service-based vesting through March 2019
●Overachievement of pre-established realized synergies and cost savings metrics during overlapping 15- and 27-month performance periods
●Expectation was to achieve $800 million in synergies from HGST acquisition during the performance period; management achieved in excess of $1 billion in annual run-rate savings, delivering exceptional performance
●No such other awards have been granted to our named executive officers since fiscal 2017
			64-65
Fiscal 2016-2017 PSU Awards (prior year payout, adjusted prior to 2017 annual meeting of stockholders)	N/A
●As discussed on pages 51-53 of our 2017 Proxy Statement, the Compensation Committee made an adjustment to the prior year 2016-2017 PSU payout to reflect the significant growth impact of the SanDisk acquisition on our results during the 2016-2017 performance period
●Although the payout of these awards relates to a prior year, due to SEC and accounting requirements, the incremental fair value of this adjustment must be included in the reported value for Stock Awards in this year’s Summary Compensation Table
●The amounts to be reported as additional Stock Awards for fiscal 2018 are increased by $2.6 million for Mr. Milligan, $0.6 million for Mr. Cordano, and $0.2 million for Ms. DeMaria because of this prior year adjustment
●Based on stockholder feedback, the Compensation Committee confirms that it will not use positive discretion to make this type of adjustment for incentive payments under our executive compensation program
●In addition, no positive discretion was used by the Compensation Committee in making any pay decisions under the fiscal 2018 compensation program
			70-71

50     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Principles

WHAT WE DO
Pay for performance by requiring that a substantial portion of our executives’ compensation be earned based on performance goals
Actively engage with stockholders to obtain and consider their feedback in the future design of our executive compensation program
Link our compensation program to our long-term corporate growth strategy and key drivers of sustainable stockholder value creation
Use a mix of performance measures, cash- and equity-based vehicles, and short- and long-term incentive opportunities that hold our executive officers accountable for executing on our long-term corporate growth strategy
Cap maximum payout levels under our incentive plans, which are aligned with competitive market practices
Engage an independent compensation consultant to evaluate and advise the Compensation Committee on our annual compensation program design and pay decisions for our executive officers
Evaluate executive compensation data and practices of our peer companies with similar business complexity as selected annually by the Compensation Committee in coordination with guidance from our independent compensation consultant
Maintain robust executive stock ownership guidelines
Maintain a compensation recovery (clawback) policy applicable in the event an officer’s misconduct leads to an accounting restatement and provide for forfeiture of incentives in the event of an officer’s termination of employment due to misconduct
Provide limited executive perquisites
WHAT WE DON’T DO
No tax gross-up payments in connection with severance or change in control pay
No automatic vesting of equity awards upon a change in control (i.e., no single-trigger vesting)
No repricing of stock options without stockholder approval (other than equitable adjustments permitted under our plans)
No hedging or short-sale transactions by executive officers or directors
No dividend equivalent payments on awards that are not vested until earned

2018 PROXY STATEMENT     51

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL 2018 EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation philosophy for executive officers is based on the belief that the interests of our executives should be closely aligned with our long-term performance and sustainable value creation for our stockholders. To support this philosophy, a large portion of each executive officer’s compensation is placed “at risk” and linked to the accomplishment of specific financial and operational performance goals that we expect will lead to increased long-term value creation for our stockholders.

Our executive compensation program and policies are designed to:

Attract, retain, develop and motivate highly qualified and talented individuals	Motivate executives to improve the overall performance and profitability of our company as well as the business group for which each executive officer is responsible, and reward executives when specific measurable results have been achieved/exceeded
Help ensure compensation levels are both externally competitive and internally equitable
Encourage accountability by giving the Compensation Committee flexibility to take each executive officer’s individual contribution and performance into account in determining salaries and incentive award opportunity/payout	Tie incentive awards to financial metrics that drive the performance of our company over the long term to further reinforce the linkage between the interests of our stockholders and our executives

Allocation of Target Total Direct Compensation

The Compensation Committee believes that a substantial portion of total direct compensation should be performance-based compensation, with the percentage of the executive’s compensation that is performance-based and “at-risk” to increase as the executive’s responsibility increases. This philosophy motivates executives to improve our overall performance over the long term, encourages accountability and links the interests of our stockholders with those of our executives. Performance-based pay is based on our stock price performance or achievement of other specified financial performance goals.

The charts below illustrate the mix of fiscal 2018 fixed pay (base salary) and variable or performance-based pay (annual STI target and annual LTI awards based on the stock value on the award date) for our Chief Executive Officer and our other named executive officers (on average).

Process for Determining Executive Compensation

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee reviews and determines compensation for our executive officers. The Compensation Committee generally reviews the performance and compensation of our executive officers on an annual basis and at the time of hiring, promotion or other change in responsibilities. The Compensation Committee’s annual review typically occurs near the end of the prior fiscal year and beginning of the new fiscal year. The annual compensation review cycle for fiscal 2018 commenced during May 2017 and continued into September 2017.

52     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee’s executive compensation decisions are informed by several factors, including:

External and Internal Factors

●Our compensation philosophy and objectives
●Our pay positioning relative to our peer group
●The executive’s role, experience, performance and contributions
●Internal pay equity
●Tally sheets
●Succession planning and retention objectives
●Current and historical company performance and strategic and financial goals
●Market performance and general economic conditions
Compensation Consultant ●Advice from the independent compensation consultant ●Survey and peer group company market data prepared by the independent compensation consultant
Management ●Our Chief Executive Officer’s recommendations for other named executive officers (not including our Chief Executive Officer)
Stockholders ●Feedback received during stockholder engagement

ROLE OF MANAGEMENT

Management assists the Compensation Committee in the administration of our executive compensation process. No executive participates in any discussions or decisions regarding his or her own compensation.

Our Chief Executive Officer provides recommendations regarding compensation for his direct reports (including our other executive officers) for consideration by the Compensation Committee during its annual review. While the Compensation Committee considers these recommendations, the Compensation Committee is solely responsible for making the final decision regarding the compensation of our executive officers.

Our Chief Human Resources Officer or her designee also provides internal and external compensation data to the Compensation Committee and its independent consultant.

Our Chief Financial Officer or his designee provides input to the Compensation Committee on the financial targets for our performance-based executive compensation program and presents data regarding the impact of the program on our financial results.

Our Chief Legal Officer or his designee generally assesses and advises the Compensation Committee regarding legal implications or considerations involving our executive compensation program.

The Compensation Committee alone is charged with approving the compensation of our Chief Executive Officer, although in determining our Chief Executive Officer’s compensation, the Compensation Committee confers with other members of our Board of Directors, led by our Chairman of the Board and Lead Independent Director, who conduct the evaluation of our Chief Executive Officer’s performance. For a discussion of the process relating to the annual performance evaluation of our Chief Executive Officer, please see the section entitled “Corporate Governance Matters—The Board’s Role and Responsibilities—Chief Executive Officer Evaluation and Succession Planning.”

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANTS

The Compensation Committee retains an independent compensation consultant to provide objective advice and counsel to the Compensation Committee on all matters related to the compensation of our Board members and executive officers.

For the first half of fiscal 2018, the Compensation Committee retained Mercer (US) Inc. (“Mercer”), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), as its independent compensation consultant. For the second half of fiscal 2018, the Compensation Committee replaced Mercer with Willis Towers Watson (“Towers”) as its independent compensation consultant.

Mercer and Towers were each retained by and reported directly to the Compensation Committee during fiscal 2018. The compensation consultants also communicated with management to gather information and review management proposals as needed. The compensation consultants attended all in-person meetings of the Compensation Committee held during fiscal 2018.

2018 PROXY STATEMENT     53

COMPENSATION DISCUSSION AND ANALYSIS

The compensation consultants’ responsibilities for fiscal 2018 generally included:

●	reviewing and advising on director and executive compensation, including the performance measures to be used under the executive compensation program;
●	providing recommendations regarding the composition and selection of our peer group companies;
●	analyzing pay survey data;
●	providing advice regarding executive compensation practices and trends;
●	advising on the director and executive stock ownership guidelines; and
●	advising on the Compensation Committee’s charter.

The Compensation Committee assessed the independence of Mercer and Towers pursuant to applicable SEC and Nasdaq rules and concluded that the engagement of each consultant did not raise any conflicts of interest during fiscal 2018 and currently does not raise any conflicts of interest.

In addition, during fiscal 2018, Mercer and certain affiliates of MMC were retained by our management to provide other services, including welfare plan consulting, insurance brokerage and actuarial and plan administration services for our general employee benefit programs. The aggregate fees paid for these other services in fiscal 2018, either directly by our company or via commissions from third-party insurers, were approximately $4,763,469. Because these services were approved by management in the ordinary course of business, the Compensation Committee did not specifically approve such services, although it was aware of these other services. Mercer and its affiliates committed to follow safeguards between the executive compensation consultants engaged by the Compensation Committee and the other service providers to our company to ensure that the Compensation Committee’s executive compensation consultants continued to fulfill their role in providing objective, unbiased advice. Mercer provided the Compensation Committee with an annual update on Mercer’s financial relationship with our company, as well as written assurances that, within the MMC organization, the Mercer consultants who performed executive compensation services for the Compensation Committee have a reporting relationship and compensation determined separately from MMC’s other lines of business and from its other work for our company.

Comparative Market Data

The Compensation Committee determines the composition of our peer group and reevaluates this group on an annual basis. With input from its independent compensation consultants, the Compensation Committee uses comparative market data and industry practices during its annual review of the competitiveness of compensation levels and the appropriate mix of compensation elements for our executive officers.

For fiscal 2018, market data was also collected from the Radford Executive Survey, an independent published survey. The survey data was filtered for high-technology companies and adjusted to screen for companies with revenue levels comparable to ours. The survey data and the peer group data were averaged to create what we refer to in this section as “composite market data.” The composite market data provided the Compensation Committee a reference point, which was one of several factors that it used to make compensation decisions during its fiscal 2018 annual compensation review, as discussed in this section.

Fiscal 2018 Peer Group Companies

As reflected in the table below, the peer group for fiscal 2018 consists of U.S.-based technology companies with size (primarily based on revenue) and business characteristics that we believe are comparable to ours and who compete with us for executive talent. Most of the companies included in our fiscal 2018 peer group are, like us, included in the Dow Jones U.S. Technology Hardware & Equipment Index, which we have selected as the industry index for purposes of the stock performance graph appearing in our 2018 Annual Report.

Advanced Micro Devices, Inc.	Hewlett Packard Enterprise Company	NetApp Inc.
Applied Materials Inc.		Qualcomm Inc.
Broadcom Limited	Intel Corporation	Seagate Technology
Cisco Systems, Inc.	Micron Technology Inc.	TE Connectivity
Corning Inc.	Motorola Solutions Inc.	Texas Instruments Incorporated
Flextronics International	NCR Corp.

54     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

Western Digital Compared to Peer Group

Summary Statistics	Revenue(1) ($MM)	Market Value(2) ($MM)	Employees(3)
75th Percentile	$29,750	$107,362	47,000
50th Percentile	$18,066	$53,691	31,757
25th Percentile	$11,104	$23,678	14,250
Western Digital Corporation	$20,647	$23,164	71,600
Percentile Rank	56%	24%	91%

(1)	Represents the most recent four quarters of revenue as of the June 30, 2018 quarter for which public data was available through quarterly and annual reports filed by each company with the SEC.
(2)	Represents market value as of June 30, 2018, based on publicly traded common stock prices.
(3)	Represents the number of employees as disclosed in the most recent Form 10-K filed with the SEC as of July 31, 2018. For Western Digital, represents the number of employees as of the end of fiscal 2018, as reported in our 2018 Annual Report on Form 10-K.

PEER GROUP CHANGES FOR FISCAL 2018

REMOVED	ADDED
●Xerox Corporation due to the spin-off of its business services unit in January 2017 ●EMC Corporation due to its acquisition by Dell Inc. in September 2016	●Broadcom Limited based on revenue and industry focus ●Hewlett Packard Enterprise Company based on revenue and industry focus

Elements of Our Executive Compensation Program

We also believe our emphasis on variable compensation is aligned with our focus on operating excellence, allowing our compensation expense to flex up or down more significantly depending on our company's performance. We use several methods to examine the various elements of our executive compensation program to determine the competitive market position for each pay element.

In general, the Compensation Committee considers median of the peer group when establishing base salary, short-term incentives and long-term incentives opportunities. Our actual pay positioning varies by executive, taking into account peer group and composite market data, competitive pay levels, pay plan risk, each executive’s role, past performance, scope of responsibility and expected contributions, as well as other factors. Each executive’s compensation level, as well as the appropriate mix and types of compensation, reflects the Compensation Committee’s business judgment in consideration of the peer group and composite market data, our executive compensation philosophy, guidance from its independent compensation consultant and the other factors noted above.

We believe that our positioning approach is necessary to provide the Compensation Committee with the flexibility it needs to attract, retain, develop and motivate a diverse and talented executive team. In addition to the elements reflected below, we also provide executives with relatively limited perquisites and certain other indirect benefits, as described in the section below entitled “Other Executive Compensation Program Features and Policies.”

Unlike prior years, none of the named executive officers were granted time-based stock options in fiscal 2018, and those awards generally were replaced with PSUs for fiscal 2018 to increase the performance-based nature of the LTI awards for our named executive officers.

2018 PROXY STATEMENT     55

COMPENSATION DISCUSSION AND ANALYSIS

	Element of Direct Compensation*	Characteristics	Purpose	Performance Link/Key Benchmark
○	Base Salary	Fixed compensation	●Attracts, develops and retains highly-qualified executive talent ●Maintains stable management team ●Compensates executives for sustained individual performance	●Competitive with market and industry norms ●Adjusted for experience, responsibility, potential and performance
○
○
Short-Term Incentives (STI)
●Fiscal 2018: Semi-annual performance-based short-term cash incentive opportunity, reflecting the impact of rapidly evolving industry-related externalities
●NEW for Fiscal 2019: Annual performance-based short-term cash incentive opportunity
			●Motivates executives to drive overall performance ●Encourages accountability by rewarding achievement of specific performance goals ●Provides focus on achievement of near-term financial objectives	●Fiscal 2018: Adjusted EPS ●NEW for Fiscal 2019: Non-GAAP Net Income

Long-Term Incentives (LTI)
Performance Stock Units (PSUs)
●Performance-based equity compensation
●Fiscal 2018: Cliff vest after 2 years; capped at 200% of the target level
●NEW for Fiscal 2019: Cliff vest after 3 years; 87.5% based on 3-year performance period and 12.5% based on 2-year performance period to capture the volatility of our rapidly evolving industry

●Creates direct alignment with stockholder interests by focusing executives on long-term value creation through specific multi-year financial objectives
●At least 50% of our named executive officers’ LTI mix is in the form of PSUs (60% for our Chief Executive Officer)

●Fiscal 2018: Revenue and adjusted EPS goals, with a relative TSR hurdle and modifier and relative performance adjustment factor
●NEW for Fiscal 2019: Separate relative TSR goal, cap if absolute TSR does not increase over performance period

	Restricted Stock Units (RSUs)	●Variable long-term equity compensation ●Vest over 4 years	●Provides alignment with stockholder interests by focusing executives on long-term value creation ●Provides retention value	Stock price performance
○

*	The percentages shown for the elements of direct compensation in the table above are presented based on base salary, target annual STI award and the annual LTI awards at target level (based on the stock price on the award date) granted to our Chief Executive Officer in fiscal 2018.

56     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL 2018 EXECUTIVE COMPENSATION DECISIONS

The Compensation Committee approved the design and elements of our fiscal 2018 executive compensation program early in fiscal 2018, prior to the 2017 Say on Pay vote outcome and our extensive stockholder engagement relating to our executive compensation program. As a result, the fiscal 2018 program design was already underway prior to the 2017 Say on Pay vote outcome and does not reflect the meaningful changes adopted by the Compensation Committee for fiscal 2019. Please see pages 46 to 47 for details relating to the changes for our fiscal 2019 executive compensation program.

Base Salary

The Compensation Committee approved increases in the base salary levels of Messrs. Milligan and Long and Dr. Sivaram after a review of the market and peer data for their positions, each executive officer’s responsibilities and contributions. In particular, the base salaries for Messrs. Milligan and Long were increased to make their compensation more competitive with similarly situated executives at our peer group companies. Dr. Sivaram’s salary was increased in connection with his additional responsibilities with our memory business during the critical negotiation period with Toshiba.

Named Executive Officer	Rationale for Base Salary Change	Base Salary Level ($)	Change from Fiscal 2017
Stephen D. Milligan	Market adjustment to better align with peer group	1,250,000	+$100,000 (8.7%)
Michael D. Cordano	—	800,000	—
Mark P. Long	Market adjustment to better align with peer group	675,000	+$50,000 (8%)
Martin R. Fink	—	600,000	—
Srinivasan Sivaram	Market adjustment to reflect additional duties	625,000	+$70,000 (12.6%)
Jacqueline M. DeMaria	—	500,000	—

Short-Term Incentives

TARGET INCENTIVE LEVEL OPPORTUNITIES

The Compensation Committee approved an increase in the target incentive level of Dr. Sivaram in connection with his increased responsibilities with our memory business during the critical negotiation period with Toshiba. The Compensation Committee concluded that the target incentive levels for our other named executive officers remained appropriate and, as a result, no adjustments were made to their target incentive levels. Each named executive officer’s annual target incentive opportunity for fiscal 2018 is reflected below:

Named Executive Officer	Rationale for Annual STI Target Incentive Change	Annual Target Incentive Opportunity (as Percentage of Base Salary)	Change from Fiscal 2017
Stephen D. Milligan	—	150%	—
Michael D. Cordano	—	125%	—
Mark P. Long	—	110%	—
Martin R. Fink	—	110%	—
Srinivasan Sivaram	Market adjustment to reflect additional duties	110%	+25%
Jacqueline M. DeMaria	—	85%	—

STI PERFORMANCE GOALS AND RIGOR IN GOAL SETTING

The Compensation Committee establishes rigorous STI performance metrics that are directly tied to our executives’ ability to increase stockholder value. For fiscal 2018, the Compensation Committee established semi-annual STI performance periods to better calibrate and set more aggressive performance goals in light of industry-specific volatility over the period.

2018 PROXY STATEMENT     57

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee set rigorous STI goals for fiscal 2018 which reflect a significant percentage increase over the fiscal 2017 adjusted EPS goals and actual results achieved, further demonstrating that the established goals are challenging and reflect that strong financial performance expectations are being set for the named executive officers each year.

	Adjusted EPS Fiscal 2017	Adjusted EPS Fiscal 2018	Fiscal 2018 vs. Fiscal 2017
First Half STI Goal	$2.04	$6.85	+236%
Second Half STI Goal	$4.00	$6.11	+53%
Fiscal Year STI Goal	$6.04	$12.96	+115%
Fiscal Year STI Results(1)	$8.46	$14.75	+74%

(1)	See Appendix A to this Proxy Statement for reconciliations of GAAP EPS to adjusted EPS.

The Compensation Committee selected adjusted EPS as the financial measure under the STI for each semi-annual performance period in fiscal 2018 because it believed that adjusted EPS is an appropriate holistic metric for corporate-level executives in order to measure our company’s overall short-term performance and value creation for stockholders. While the selection of adjusted EPS in the fiscal 2018 STI program resulted in an overlapping metric with the fiscal 2018 LTI program, the Compensation Committee determined it was appropriate to retain adjusted EPS as a metric in both programs because it measured corporate performance over different periods and would not result in outsized awards. In addition, the use of adjusted EPS in the STI and LTI programs for fiscal 2018 provided clarity and uniformity for management’s goals by underscoring the importance of value creation and stock performance, which, for fiscal 2018, outweighed the benefits of differentiating metrics in the STI and LTI programs. As described below, this clarity and uniformity of goals helped drive record performance in fiscal 2018.

For fiscal 2018, pursuant to the pre-established, non-discretionary terms of the STI program, the Compensation Committee provided that adjusted EPS was calculated as EPS under GAAP, adjusted to exclude certain material or unusual items that were unrelated to the day-to-day execution of our business. We believe these adjustments are appropriate because they are not indicative of the underlying business performance. We believe that excluding certain items for purposes of the adjusted EPS measure used in our STI program provides a better understanding of the magnitude of the change in earnings between performance periods due to the underlying performance of the business. Appendix A to this Proxy Statement provides a reconciliation of the GAAP measure of EPS to the adjusted EPS measure used in determining the STI payouts.

Looking ahead to fiscal 2019: In response to stockholder feedback in connection with the 2017 Say on Pay vote outcome, for fiscal 2019:

●We lengthened the STI performance period to be a full, one-year period
●We eliminated overlapping metrics in the STI and LTI programs by replacing adjusted EPS in the STI program with non-GAAP net income

FISCAL 2018 STI ACHIEVEMENT AND PAYOUTS

The following tables reflects the target goals under the STI for the first and second halves of fiscal 2018, the achievement rates of the goals, the resulting payout rates and the actual payments to each named executive officer for the first and second halves of fiscal 2018.

STI Performance Level	Achievement Rate	Payout Rate
Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Maximum	≥126%	200%
		(capped)

58     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

First Half of Fiscal 2018 STI Awards

Name	Adj. EPS Target (100%) ($)	Achievement(1) ($)	Plan Achievement Rate	Payout Rate	Target STI Opportunity	Target Semi-Annual STI Opportunity ($)	Actual STI Payout Amount ($)
Stephen D. Milligan	6.85	7.51	110%	132%	150%	937,500	1,237,500
Michael D. Cordano	6.85	7.51	110%	132%	125%	500,000	660,000
Mark P. Long	6.85	7.51	110%	132%	110%	371,250	490,050
Martin R. Fink	6.85	7.51	110%	132%	110%	330,000	435,600
Srinivasan Sivaram	6.85	7.51	110%	132%	110%	326,233(2)	430,627
Jacqueline M. DeMaria	6.85	7.51	110%	132%	85%	212,500	280,500

(1)	The adjusted EPS for the first half of fiscal 2018 was $7.51. See Appendix A to this Proxy Statement for a reconciliation of GAAP EPS to adjusted EPS.
(2)	Dr. Sivaram’s semi-annual target incentive opportunity for the first half of fiscal 2018 was adjusted proportionately to reflect his salary increase.

Second Half of Fiscal 2018 STI Awards

As reflected in the table below for the STI payout for the second half of fiscal 2018, while achievement of the adjusted EPS goal would have resulted in an achievement rate of 118% and payout rate of 148% under the program, the Compensation Committee determined to cap the payout for our named executive officers at 100%. In making this determination, the Compensation Committee considered that while financial performance exceeded our adjusted EPS target for the period, the leadership team did not deliver on certain other key non-financial objectives during the second half of fiscal 2018. In addition, the Compensation Committee determined that certain events within the purview of management, including debt restructuring, contributed to the strong adjusted EPS performance, and management should not excessively benefit from these events. Therefore, at the recommendation of our Chief Executive Officer, the Compensation Committee approved an STI payout capped at 100% for all executive officers for the second half of fiscal 2018.

Name(1)	Adj. EPS Target (100%) ($)	Achievement(2) ($)	Plan Achievement Rate	Final Payout Rate	Target STI Opportunity	Target Semi-Annual STI Opportunity ($)	Actual STI Payout Amount ($)
Stephen D. Milligan	6.11	7.24	118%	100%	150%	937,500	937,500
Michael D. Cordano	6.11	7.24	118%	100%	125%	500,000	500,000
Mark P. Long	6.11	7.24	118%	100%	110%	371,250	371,250
Martin R. Fink	6.11	7.24	118%	100%	110%	330,000	330,000
Srinivasan Sivaram	6.11	7.24	118%	100%	110%	343,750	343,750

(1)	Ms. DeMaria did not earn an award under the STI program for the second half of fiscal 2018 due to her departure in June 2018.
(2)	The adjusted EPS for the second half of fiscal 2018 was $7.24. See Appendix A to this Proxy Statement for a reconciliation of GAAP EPS to adjusted EPS.

2018 PROXY STATEMENT     59

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives
Fiscal 2018 Annual LTI Equity Awards

Our named executive officers received the following annual LTI equity grants during fiscal 2018:

Named Executive Officer	Total Awarded Grant Value ($)(1)	# Shares Underlying LTI Grants(1)	LTI Vehicle Mix
			PSUs	RSUs
Stephen D. Milligan	11,875,000	138,612	60%	40%
Michael D. Cordano	5,400,000	63,032	50%	50%
Mark P. Long	3,712,500	43,334	50%	50%
Martin R. Fink	2,100,000	24,512	50%	50%
Srinivasan Sivaram	2,012,500	23,490	50%	50%
Jacqueline M. DeMaria	1,750,000	20,426	50%	50%

(1)	The grant values shown above are based on the value of our stock price immediately prior to the grant date, taking the PSUs into account at the target level of performance.

Fiscal 2018–2019 PSU Awards

The annual LTI PSU awards are earned based on the achievement of pre-established corporate-level cumulative revenue and adjusted EPS goals over fiscal 2018 and 2019, as discussed in more detail below.

Performance Metrics and Rigor in Goal-Setting

Our named executive officers may earn shares under the annual LTI PSU awards based on achievement of the specified performance goals over the two-year performance period covering fiscal 2018 and 2019:

●	Revenue (50%)
●	Adjusted EPS (50%)

The Compensation Committee selected these performance metrics for the 2018–2019 LTI PSUs because adjusted EPS helps measure our long-term stockholder value, which further aligns the compensation of our named executive officers to the interests of our stockholders, while revenue helps focus our executives on sustainable long-term corporate growth.

The Compensation Committee establishes rigorous LTI performance goals that are directly tied to our executives’ ability to increase stockholder value. The LTI performance goals are subject to a pre-established automatic adjustment at the end of the period to reflect goals relative to the total available market (referred to as “TAM” and described further below). Once the automatic adjustment is applied, the adjusted performance goals for the 2018-2019 LTI PSUs are currently projected to represent a double-digit percentage increase over the actual results achieved for both revenue and adjusted EPS during the fiscal 2017-2018 performance period, further demonstrating that the established goals are challenging and reflect that strong performance expectations are being set for our named executive officers each year.

60    WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

Performance Period and Payout Range

The Compensation Committee determined that a two-year performance period for our annual LTI PSU awards is appropriate because it balances our focus on multi-year financial performance with the need to establish appropriate performance goals in the face of a rapidly changing industry.

The actual number of shares that may become earned and payable under the annual LTI PSU awards granted to our named executive officers will generally range from 0% to 200% of the target number of units based on achievement of the specified performance goals.

Our historical LTI PSU payouts from fiscal 2014 through fiscal 2018 resulted in a below-target level payout (where the 5-year average payout was below 100%) which further demonstrates that the performance goals established by the Compensation Committee for LTI PSU awards are consistently rigorous over time.

Relative Performance Adjustment Factor

The cumulative performance goals are generally subject to a pre-established automatic adjustment at the end of the performance period in a relative proportion (up or down) by which the TAM for our products (measured by revenue) during the period exceeds or falls short of the TAM forecasted by our Board of Directors at the time the goals are established, as reported by independent third-party sources such as International Data Corporation (IDC), Forward Insights and Gartner.

●

The adjustment factor is a pre-established modifier approved at the time the performance goals are set by the Compensation Committee and not subject to discretion as to whether the adjustment should be applied.

●

Rationale – We believe the relative performance adjustment factor is an important element of our PSU program to help ensure we are paying for performance relative to the market demand and opportunity available to us and not due to unforeseen swings in the available market. For example, if there is a significant demand in the market that was not forecasted at the beginning of the performance period when Compensation Committee approved the performance goals, the adjustment factor would automatically increase the goals – and make them harder to achieve – to ensure that our executives are not benefitting from the unforeseen upswing in demand.

Relative TSR Hurdle and Modifier

To further align the executives’ interests with those of our stockholders, the Compensation Committee determined it would be appropriate to include a relative TSR hurdle (or threshold) and relative TSR modifier.

●

Relative TSR Hurdle and Rationale – If our TSR performance is below the median of the peer group, the payout will be capped to 100% (target level), regardless of our performance on the financial metrics. We believe that our executives should not be excessively rewarded if our stock price is performing in the bottom half of our peer group.

●

Relative TSR Modifier and Rationale – If our TSR is between the 50th and 75th percentile of the peer group, an additional 15% is added to the payout. If our TSR equals or exceeds the 75th percentile of the peer group, an additional 30% is added to the payout. In no event can the overall payout exceed 200% of the target level. We believe the modifier is important to help incentivize our executives to deliver value to our stockholders by rewarding exceptional stock price performance at the higher end of the spectrum.

Our TSR performance at the end of fiscal 2018 is trending below the median of the peer group’s TSR performance. As such, the TSR hurdle is expected to be applied to the fiscal 2018-2019 LTI PSUs where the payout is currently projected to be capped at 100%. This further demonstrates that the design, performance metrics and goals established for the fiscal 2018-2019 LTI PSUs are challenging, rigorous and align the executives' interests with those of our stockholders.

Looking ahead to fiscal 2019: In response to stockholder feedback in connection with the 2017 Say on Pay vote outcome, for fiscal 2019:

●We lengthened the PSU performance period to three years for 87.5% of our PSUs
●We lengthened the vesting period to three years for all PSUs
●We introduced a standalone relative TSR metric
●We eliminated the TSR modifier and will cap PSU awards that pay out based on the relative TSR metric at 100% if our absolute TSR does not increase over the performance period
●We eliminated overlapping metrics in the STI and LTI programs by replacing adjusted EPS with non-GAAP net income in the STI program
●We established that the Compensation Committee would not use positive discretion to increase the incentive payouts in our executive compensation program

2018 PROXY STATEMENT     61

COMPENSATION DISCUSSION AND ANALYSIS

ADDITIONAL LTI GRANT FOR DR. SIVARAM

Dr. Sivaram was granted a retention RSU grant as part of a broader retention program, with a grant date value of $2.5 million based on our stock price immediately prior to the grant date. The retention RSU grant cliff vests at the end of three years, subject to service through the vest date. Recognizing Dr. Sivaram’s critical role with our memory business during the negotiation period with Toshiba, the Compensation Committee determined it was imperative to retain Dr. Sivaram over this three-year period.

Achievement of Prior Year LTI Awards
Fiscal 2017–2018 PSU Awards: Achievement and Payout

In August 2016, the Compensation Committee approved the grant of annual PSU awards to our named executive officers other than Mr. Fink, who commenced employment after the start of the performance period. These PSU awards were granted with pre-established cumulative goals for revenue (40%), adjusted EPS (40%) and adjusted cash flow from operations (20%) over fiscal 2017 and 2018.

As described in our proxy statement for our 2017 annual meeting of stockholders, the fiscal 2017–2018 PSU award represents the right to receive a target number of shares of our common stock based on our achievement of the pre-established goals for the performance period. Between 0% and 200% of the target number of units covered by this award (and for our Chief Executive Officer, 0% to 300% for a portion of his award) could have been earned based on the level of achievement of the milestones. No amount could have been paid in excess of 150% of target unless our TSR over the performance period was equal to or greater than the 60th percentile of our peer group.

The relative performance adjustment factor is based on a pre-established ratio that automatically adjusts the performance goals up or down based on increases or decreases in the TAM for our products (measured by revenue) during the period compared to the TAM forecast approved by our Board of Directors at the time the goals were established. The actual TAM for the performance period was higher than the TAM forecasted when the PSU award goals were established.

The pre-established relative performance adjustment factor automatically increased the goals, making the goals more difficult to achieve, resulting in a lower payout for our executives. This result is consistent with the purpose of the relative performance adjustment factor – executives should not excessively benefit from an upswing in the market outside of their control.

62     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

After automatic application of the pre-established relative performance adjustment factor and certain required adjustments per the pre-established terms of the awards, described in the footnotes to the table below, the overall achievement resulted in an overall weighted payout rate of 144%. The performance goals, automatic adjustment pursuant to the relative performance adjustment factor, actual performance, achievement rate and payout rate are set forth below.

Fiscal 2017–2018 PSU Achievement

Cumulative Goals	Threshold (85%) ($)	Original Target (100%) ($)	Maximum (200%)(4)	Target After Applying Automatic Relative Perf. Adjustment Factor (100%) ($)	Actual Performance ($)	Achievement Rate	Final Payout Rate(2)
Revenue (40%)(1)
(in billions)	31.607	37.185	44.221	44.190	39.696	90%	66%
Adjusted EPS (40%)(2)	11.09	13.05	16.44	15.46	21.41	138%	200%
Adjusted Cash Flow from
Operations (20%)(3)
(in billions)	5.026	5.913	7.450	6.646	8.216	124%	189%
Weighted Overall Payout:							144%

(1)	Pursuant to the terms of the pre-established revenue goal, excludes revenue from our recent acquisitions in the amount of $44 million.
(2)

Adjusted EPS for purposes of the fiscal 2017–2018 PSU payout excludes certain material or unusual items that we believe are not indicative of the underlying performance of the business, in accordance with the pre-established terms of the awards, resulting in adjusted EPS of $21.41 for the performance period. See Appendix A to this Proxy Statement for additional detail and a reconciliation of GAAP EPS to adjusted EPS used for the fiscal 2017-2018 PSU program.

(3)

Adjusted cash flow from operations for purposes of the fiscal 2017–2018 PSU payout excludes certain material or unusual items that we believe are not indicative of the underlying performance of the business, in accordance with the pre-established terms of the awards, resulting in adjusted cash flow from operations of $8.216 billion for the performance period. See Appendix A to this Proxy Statement for additional detail and a reconciliation of cash flow from operations to adjusted cash flow from operations used for the fiscal 2017-2018 PSU program.

Named Executive Officer Fiscal 2017–2018 PSU Payout

Name(1)	Threshold Payout (50%) (# Shares)	Target Payout (100%) (# Shares)	Maximum Payout (200%) (# Shares)		Actual Payout (144%) (# Shares)
Stephen D. Milligan	57,436	114,872	229,744		165,416
	28,718	57,436	172,308	(2)	82,708
Michael D. Cordano	31,076	62,153	124,306		89,500
Mark P. Long	15,538	31,076	62,152		44,749
Srinivasan Sivaram	6,302	12,603	25,206		18,148

(1)

Mr. Fink commenced employment with us following the beginning of the performance period and did not receive a grant of fiscal 2017-2018 PSUs. Ms. DeMaria terminated employment with us on June 1, 2018 and did not receive a payout based on the performance of the fiscal 2017-2018 PSUs. For additional details on Ms. DeMaria’s separation benefits, please see the section entitled “Executive Compensation Tables and Narratives—Potential Payments upon Termination or Change in Control.”

(2)	Based on a maximum payout of 300% for a portion of Mr. Milligan’s award; the maximum payout was not achieved.

2018 PROXY STATEMENT     63

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2016–2018 Integration PSU Awards: Achievement Under Second Performance Period

As described in our 2017 Proxy Statement, the Compensation Committee granted a broad-based, integration-focused PSU award in fiscal 2016, referred to as the “Integration PSUs.” These awards were granted to senior leaders and key employees of our company to focus them on significant integration efforts relating to HGST and incentivizing them to achieve the synergies and goals relating to our acquisition of HGST. As part of this broad-based award, the Compensation Committee approved the grant of Integration PSUs in fiscal 2016 to Messrs. Cordano and Long and Ms. DeMaria. In addition, in connection with his appointment as both Chief Financial Officer and Chief Strategy Officer, the Compensation Committee approved an additional integration PSU award for Mr. Long in fiscal 2017. Mr. Milligan, our Chief Executive Officer, did not receive an Integration PSU.

Integration PSUs were subject to the achievement of cost synergy targets over the first measurement period (October 2015 to December 2016) and second measurement period (October 2015 to December 2017).

The additional Integration PSU award granted to Mr. Long in fiscal 2017 will cliff vest in March 2019. The cost synergy milestones relate to operating expense reduction and cost savings targets to be achieved during the performance periods. The Compensation Committee determined that operating expense reduction and cost savings were appropriate performance metrics to provide objective measures of our company’s ability to integrate HGST and realize the synergies of the HGST acquisition.

For the second performance period goals covering the period October 2015 through December 2017, the Compensation Committee selected the realized synergies relating to operating expense and cost savings targets as follows:

Realized Synergies	Payout
<$650 million	0%
$650 million	50%
$800 million	100%
$1 billion	200%
≥$1.2 billion	300%

In addition, the Integration PSUs were subject to a pre-established management by objective (MBO) modifier relating to employee engagement. The employee engagement score was measured at the beginning of the first measurement period to obtain a baseline score and again at the end of the second measurement period to obtain a final score. If the employee engagement score compared from the beginning to the end of the period was positive (larger than one standard error), the achievement rate would be increased by 10%. If the employee engagement score was negative (went down by one standard error), the aggregate payout would be decreased by 10%. In no event would the shares payable exceed 300% of the target number of units.

Employee Engagement Score	Payout Factor
Positive	+ 10%
Neutral	No impact
Negative	- 10%

64     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

Integration PSU Achievement and Crediting—Second Performance Period

For the second performance period ended December 2017, our management team delivered exceptional results by accelerating the plan to integrate the HGST business, resulting in overachievement of annual run-rate savings in excess of $1 billion relating to operating expense reductions and cost of goods sold. The annual run-rate savings were calculated at the end of the measurement period. These synergies allow us to run our business in a more optimized fashion and focus on initiatives to drive sustained profitable growth.

As a result, 264% of the target level of PSUs was credited when determined on a straight-line basis between achievement levels. In addition, the employee engagement score increased by more than one standard error over the measurement period, reflecting positive global employee engagement throughout the integration process and resulting in an additional 10% of the aggregate payout for the first and second measurement periods to become payable. Taking into account the additional 10% of the aggregate payout from the positive employee engagement score, the payout for the second measurement period was capped at 300%. The shares for the second measurement period are subject to service-based vesting through March 2019.

Named Executive Officer Integration PSU Crediting (Vesting in March 2019)

Name	Threshold Crediting (50%) (# Shares)	Target Crediting (100%) (# Shares)	Maximum Crediting (300%) (# Shares)	Actual Crediting (300%) (# Shares)
Michael D. Cordano	13,910	27,821	83,463	83,463
Mark P. Long	20,614	41,229	123,687	123,687
Jacqueline M. DeMaria(1)	6,178	12,356	37,068	37,068

(1)

Ms. DeMaria terminated employment with us on June 1, 2018. Pursuant to the terms of our Executive Severance Plan and the pre-established terms of her Integration PSU award, she received a payout of the PSUs credited for the second measurement period upon her termination of employment. For additional details on Ms. DeMaria’s separation benefits, please see the section entitled “Executive Compensation Tables and Narratives—Potential Payments upon Termination or Change in Control.”

Executive Departures

Ms. DeMaria ceased serving as our Executive Vice President and Chief Human Resources Officer effective as of March 6, 2018, and terminated employment with us on June 1, 2018. Ms. DeMaria received Tier I severance benefits under our Executive Severance Plan, as set forth in the Separation Agreement and General Release we entered into with Ms. DeMaria (the “Separation Agreement”). Please see the section entitled “Executive Compensation Tables and Narratives—Potential Payments upon Termination or Change in Control” for additional details relating to payments under Ms. DeMaria’s Separation Agreement, which were paid shortly following her separation date.

FISCAL 2019 EXECUTIVE COMPENSATION DECISIONS

For a description of the extensive changes made to the executive compensation program for fiscal 2019 in response to stockholder feedback in connection with the 2017 Say on Pay vote outcome, please see pages 46 to 47 in this Proxy Statement.

Fiscal 2019 Annual LTI Awards

The following LTI awards were granted to our named executive officers in fiscal 2019 as part of our regular annual LTI program:

	Total Awarded	# Shares Underlying	LTI Vehicle Mix
Named Executive Officer	Grant Value($)(1)	LTI Grants(1)	PSUs	RSUs
Stephen D. Milligan	12,000,000	189,633	60%	40%
Michael D. Cordano	4,800,000	75,852	50%	50%
Mark P. Long	3,375,000	53,333	50%	50%
Martin R. Fink	2,400,000	37,925	50%	50%
Srinivasan Sivaram	3,125,000	49,381	50%	50%

(1)

The share amounts for the fiscal 2019 annual LTI awards were calculated based on the fair market value of our stock on the grant date (August 30, 2018, representing a closing stock price of $63.28 per share) rounded down to the nearest share, taking into account the allocation between PSUs and RSUs, and reflecting the PSUs at the target level of performance.

2018 PROXY STATEMENT     65

COMPENSATION DISCUSSION AND ANALYSIS

OTHER EXECUTIVE COMPENSATION PROGRAM FEATURES AND POLICIES

Perquisites

We provide our executive officers with limited perquisites, consisting principally of a $5,000 annual allowance for financial planning services (net of taxes), which is available to other officers in our company. We also made available executive security services for Mr. Milligan in connection with specific security issues in fiscal 2018. Executives are also entitled to various other benefits that are available to all employees generally, including health and welfare benefits and participation in our 2005 Employee Stock Purchase Plan, a stockholder-approved plan that is intended to be tax-qualified and which allows employees to purchase a limited number of shares of our common stock at a discount.

We did not provide any tax gross-up payments to our executive officers, except as to (i) the modest financial planning services in accordance with the terms of the program, to the extent permitted by applicable tax law and to the extent these benefits are taxable to the participant, and (ii) a modest tax gross-up payment to Mr. Milligan in connection with a payment made to him in fiscal 2018 that was inadvertently delayed due to a company error, resulting in additional income tax to Mr. Milligan under Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

401(k) Plan Benefits

We provide retirement benefits to our executive officers and other eligible employees under the terms of our 401(k) Plan. Eligible employees may contribute up to 30% of their annual cash compensation up to a maximum amount allowed by the Internal Revenue Code, and are also eligible for matching contributions, which vest over a two-year service period. Our executive officers participate in the 401(k) Plan on substantially the same terms as our other participating employees. The 401(k) Plan and our matching contributions are designed to assist us in achieving our compensation objectives of attracting and retaining talented individuals and ensuring that our executive compensation program is competitive and equitable. We do not maintain any defined benefit supplemental retirement plans for our executive officers.

Deferred Compensation Opportunities

Our executives and certain other key employees who are subject to U.S. federal income taxes are eligible to participate in our Deferred Compensation Plan. Participants in the Deferred Compensation Plan can elect to defer certain compensation without regard to the tax code limitations applicable to tax-qualified plans. We did not make any company matching or discretionary contributions to the plan on behalf of participants in fiscal 2018. The Deferred Compensation Plan is intended to promote retention by providing employees with an opportunity to save for retirement in a tax-efficient manner. Please see the “Fiscal 2018 Non-Qualified Deferred Compensation Table” and related narrative section entitled "Non-Qualified Deferred Compensation Plan” in the "Executive Compensation Tables and Narratives" section of this Proxy Statement for a more detailed description of our Deferred Compensation Plan and the deferred compensation amounts that our executives have deferred under the plan.

Severance Protections

Our philosophy is that, outside of a change in control context, severance protections are only appropriate in the event an executive is involuntarily terminated by us without “cause.” In such circumstances, we provide severance benefits to our executive officers under our Executive Severance Plan. Severance benefits in these circumstances generally consist of:

●Two years’ base salary
●A pro-rata target bonus for the bonus cycle in which the termination occurs
●Six months’ accelerated vesting of time-based equity awards and vesting of any previously credited performance-based awards based on attained achievement
●Payment for COBRA continuation of health benefits for eighteen months
●Outplacement services for twelve months
●No tax gross-up provisions

These severance benefits are appropriate in light of severance protections available to executives at our peer group companies and are an important component of each executive’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.

66     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

Change in Control Protections

Change of Control Severance Plan

We believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. To encourage executives to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executives with additional severance protections under our Change of Control Severance Plan. We also provide these severance protections to help ensure that executives can objectively evaluate change in control transactions that may be in the best interests of stockholders despite the potential negative consequences such transactions may have on them personally.

Under the Change of Control Severance Plan, all of our executives are eligible to receive severance benefits if the executive is terminated by us without “cause” or if the executive voluntarily terminates his employment for “good reason” (i.e., a constructive discharge) within one year after a “change in control” event occurs or prior to and in connection with, or in anticipation of, a change in control transaction. “Good reason” generally includes certain materially adverse changes in responsibilities, compensation, benefits or location of work place.

These double-trigger severance benefits generally consist of:

●An amount equal to two times the sum of the executive’s annual base salary and target bonus
●Accelerated vesting of equity awards
●Continued health and welfare benefits for twenty-four months
●No tax gross-up provisions

These severance protections are appropriate in light of severance protections available to executives at our peer group companies and are an important component of each executive’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.

Double-Trigger Acceleration Under Equity Incentive Plans

We only provide full acceleration of equity awards held by our executive officers in connection with a change in control in the event of a qualifying termination of employment without “cause” or for “good reason” (not merely because the change in control occurred) or in certain circumstances where the award is to terminate in connection with the change in control.

Please see the section entitled “Executive Compensation Tables and Narratives—Potential Payments Upon Termination or Change in Control” for a description and quantification of the potential payments that may be made to the executive officers in connection with their termination of employment or a change in control.

2018 PROXY STATEMENT     67

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreement	The Compensation Committee does not have an established policy for entering into employment agreements with executive officers. Generally, absent other factors, the Compensation Committee’s intent is to retain the flexibility to review and adjust compensation for our executive officers on at least an annual basis. In certain circumstances, however, we have entered into employment agreements with our executive officers where we determined that the retention of the executive during the term of the agreement was critical to our future success. In these cases, we may agree to fix some or all of the executive’s compensation for the term of the agreement.

In connection with Mr. Milligan’s appointment as our Chief Executive Officer in January 2013, we entered into an amended and restated employment agreement with Mr. Milligan in September 2012, which had a five-year term and expired on January 2, 2018. Under Mr. Milligan’s employment agreement, he was entitled to an annual base salary of $1 million (as adjusted from time to time), and to an annual target bonus under the STI equal to 150% of his base salary. Mr. Milligan’s agreement did not contain any severance protection (although he participates in our severance plans applicable to all executive officers), and it did not include any tax gross-up provisions. Following the expiration of Mr. Milligan’s employment agreement in January 2018, he remains in an at-will employment relationship with us.
Compensation Recovery (Clawback) Policy

Our Board of Directors adopted by resolution a compensation recovery (clawback) policy whereby in the event of a restatement of our company’s audited financial statements involving misconduct by an executive officer, a committee of our Board of Directors will consider whether such officer engaged in intentional financial accounting misconduct such that the officer should disgorge any net option exercise profits or cash bonuses attributable to such misconduct.

Misconduct Policies

We maintain several policies relating to employee misconduct. In the event an executive’s employment is terminated for cause due to the executive’s misconduct or violation of company policy, among other reasons, the executive will forfeit all outstanding incentives, including unearned or unvested LTI and STI awards. In addition, the executive would not be eligible for severance benefits.

Equity Award Grant Policy

We recognize that the granting of equity awards presents specific accounting, tax and legal issues. In accordance with the equity award grant policy adopted by our Board of Directors, all equity awards to our executives and other employees will be approved and granted only by the Compensation Committee at telephonic or in-person meetings that are scheduled in advance and that occur outside of our established blackout periods. The authority to grant equity awards will not be delegated to any other committee, subcommittee or individual and will not occur by unanimous written consent.

68     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

Executive Stock Ownership Guidelines

To help achieve our compensation objective of linking the interests of our stockholders with those of our executive officers, we have established executive stock ownership guidelines covering our senior executives, including our named executive officers. The guidelines provide that each executive achieve ownership of a number of “qualifying shares” with a market value equal to the specified multiple of the executive’s base salary in effect upon the date he or she first becomes subject to the guidelines shown below.

	Position	Multiple
	Chief Executive Officer	5 x Salary
	President and Division Presidents	3 x Salary
	Executive Vice Presidents	2 x Salary
	Senior Vice Presidents	1 x Salary

Each executive must achieve ownership of the required market value of shares within three years of becoming subject to the guidelines. Thereafter, the executive must maintain ownership of at least the number of shares that were necessary to meet the executive’s required market value of ownership on the date the requirement was first achieved (subject to certain adjustments in the event of a change in base salary or position). Ownership that counts toward the guidelines includes common stock, RSUs, PSUs, deferred stock units and common stock beneficially owned by the executive by virtue of being held in a trust, by a spouse or by the executive’s minor children. Shares the executive has a right to acquire through the exercise of stock options (whether or not vested) are not counted toward the stock ownership requirement. All of our current executive officers who are subject to these guidelines have met their required ownership level as of the date of this Proxy Statement.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and certain current and former executive officers. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. The Compensation Committee considers, among other relevant factors, the deductibility of compensation when it reviews our compensation plans and policies. However, there can be no assurance that any compensation will, in fact, be deductible, and the Compensation Committee may award non-deductible compensation when it determines it to be appropriate.

2018 PROXY STATEMENT     69

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION TABLES AND NARRATIVES

FISCAL YEARS 2016—2018 SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation earned for fiscal years 2016, 2017 and 2018 by our named executive officers. Unless otherwise noted, the footnote disclosures apply to fiscal 2018 compensation. For an explanation of the amounts included in the table for fiscal years 2016 or 2017, please see the footnote disclosures in our proxy statement for our annual meeting of stockholders for the corresponding fiscal year.

For fiscal 2018, we are required to report the incremental fair value for a prior fiscal 2017 PSU payout. Because the Compensation Committee modified the payout under our fiscal 2016-2017 PSUs shortly following the end of fiscal 2017, from a payout of 35% to a payout of 90% (as discussed on pages 51-53 of our 2017 Proxy Statement), we are required to treat the value of the modified payout as an “additional” or “modified” grant in fiscal 2018 in accordance with applicable SEC and accounting rules.

This resulted in an additional value required to be reported in the Summary Compensation Table in fiscal 2018, in the amounts of approximately $2.6 million for Mr. Milligan, $0.6 million for Mr. Cordano and $0.2 million for Ms. DeMaria. We have reflected the Summary Compensation Total with this additional value (under the “Total” column) and without this additional value (under the “Total Without Certain Stock Awards Value” column). See footnote 3 to the Summary Compensation Table below for additional details.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)	Total Without Certain Stock Awards Value ($)(3)
Stephen D. Milligan Chief Executive Officer	2018	1,250,000	—	16,033,990	—	2,175,000	279,391	19,738,381	17,121,474
	2017	1,150,000	—	10,142,049	3,620,556	2,932,500	62,519	17,907,624
	2016	1,050,000	—	6,397,567	2,421,583	669,375	7,867	10,546,392
Michael D. Cordano President and Chief Operating Officer	2018	800,000	—	6,530,594	—	1,160,000	18,167	8,508,761	7,948,873
	2017	800,000	—	5,049,909	1,958,940	1,700,000	8,458	9,517,307
	2016	725,000	—	5,821,514	1,430,144	338,938	6,625	8,322,221
Mark P. Long President WD Capital, Chief Strategy Officer and Chief Financial Officer	2018	675,000	—	4,104,813	—	861,300	9,492	5,650,605
	2017	625,000	—	5,319,476	979,470	1,168,750	8,910	8,101,606
	2016	500,000	—	3,473,956	—	180,625	7,592	4,162,173
Martin R. Fink Executive Vice President and Chief Technology Officer	2018	600,000	—	2,321,899	—	765,600	19,720	3,707,219
	2017	265,385	400,000	2,948,710	—	405,041	1,782	4,020,918
Srinivasan Sivaram Executive Vice President, Silicon Technology & Manufacturing	2018	623,377	—	4,724,167	—	774,377	8,976	6,130,897
Jacqueline M. DeMaria(6) Former Executive Vice President and Chief Human Resources Officer	2018	461,538	—	2,134,490	—	280,500	1,204,749	4,081,277	3,881,641

(1)

The amounts shown reflect the aggregate grant date fair value of stock and option awards granted in the applicable fiscal year computed in accordance with ASC 718. These amounts were calculated based on the assumptions described in Note 12 in the Notes to Consolidated Financial Statements included in our Form 10-K for the applicable fiscal year, but exclude the impact of estimated forfeitures related to

70     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

service-based vesting conditions. No named executive officers except Ms. DeMaria forfeited any stock or option awards during fiscal 2018. Ms. DeMaria forfeited 20,849 shares relating to unvested RSU and PSU awards and 32,560 unvested and unexercised stock options following her departure from our company. See the “Fiscal 2018 Grants of Plan-Based Awards Table” below for information on awards made in fiscal 2018.

(2)

The following amounts represent the grant date fair value of PSU awards granted during fiscal 2018 assuming maximum performance under the awards: Mr. Milligan $12,323,686, Mr. Cordano $4,670,041, Mr. Long $3,210,616, Mr. Fink $1,816,094, Dr. Sivaram $1,740,374 and Ms. DeMaria $1,513,362. The following amounts represent the grant date fair value of PSU awards granted during fiscal 2017 assuming maximum performance under the awards: Mr. Milligan $23,664,781, Mr. Cordano $7,316,651 and Mr. Long $12,041,919. The following amounts represent the grant date fair value of PSU awards granted during fiscal 2016 assuming maximum performance under the awards: Mr. Milligan $8,530,146, Mr. Cordano $10,001,295 and Mr. Long $10,421,868.

(3)

As discussed in our 2017 Proxy Statement, the Compensation Committee modified the payout under our fiscal 2016-2017 PSUs shortly following the end of fiscal 2017, from a payout of 35% to a payout of 90% of the target level of shares. In accordance with ASC 718 and applicable SEC and accounting rules, we are required to treat the value of the additional payout as an “additional” or “modified” grant in fiscal 2018, using the closing price of our stock on the Nasdaq Stock Market on July 19, 2017 ($94.48), the date of the Compensation Committee’s determination of the fiscal 2016-2017 PSU payout. This resulted in the following additional values required to be reported in the Summary Compensation Table in fiscal 2018:

Named Executive Officer	Incremental Shares Relating to Prior Payout of Fiscal 2016-2017 PSUs	Incremental Value Required to be Reported in Fiscal 2018 Summary Compensation Table Under SEC and Accounting Rules	Stock Awards Value Without Additional Accounting Value
Stephen D. Milligan	27,698	$2,616,907	$13,417,083
Michael D. Cordano	5,926	$559,888	$5,970,706
Jacqueline M. DeMaria	2,113	$199,636	$1,934,854

To reflect the value of our stock awards actually granted in fiscal 2018 – without the additional amounts required to be reported due to the use of discretion for the prior year payout – we have presented, as supplemental information, an alternative total reflected in the column “Total Without Certain Stock Awards Value” set forth above in the Summary Compensation Table.

(4)

The table below summarizes the non-equity incentive plan compensation earned by our named executive officers in fiscal 2018. These amounts are more fully described in the sections entitled “Executive Compensation—Compensation Discussion and Analysis” and “—Description of Compensation Arrangements for Named Executive Officers.”

Name	STI – 1st Half FY18 ($)	STI – 2nd Half FY18 ($)
Stephen D. Milligan	1,237,500	937,500
Michael D. Cordano	660,000	500,000
Mark P. Long	490,050	371,250
Martin R. Fink	435,600	330,000
Srinivasan Sivaram	430,627	343,750
Jacqueline M. DeMaria	280,500	—

(5)	The table below summarizes all other compensation to each of our named executive officers in fiscal 2018:

Name	Perquisites(a) ($)		401(k) Plan Company Matching Contributions ($)	Other ($)
Stephen D. Milligan	260,346	(b)	7,212	11,833	(c)
Michael D. Cordano	—		8,250	—
Mark P. Long	—		8,250	—
Martin R. Fink	—		10,468	—
Srinivasan Sivaram	—		6,039	—
Jacqueline M. DeMaria	—		8,250	1,190,220	(d)

(a)	In accordance with applicable SEC rules, no amount is reflected if the aggregate amount of perquisites and other personal benefits paid to such individual during fiscal 2018 was less than $10,000.
(b)

The amount shown reflects a taxable life insurance benefit of $1,242, reimbursed financial planning services (including services to correct a company error) of $14,185, including $7,151 for financial services rendered and a tax gross-up payment of $7,034 pursuant to our financial services reimbursement policy, and personal executive security services valued at $244,919 (consisting of security at his residence and other services in response to a specific security issue).

(c)

The amount shown reflects a tax gross-up payment to Mr. Milligan in connection with a payment made to him that was inadvertently delayed by us, resulting in an additional income tax to Mr. Milligan under Section 409A of the Internal Revenue Code.

2018 PROXY STATEMENT     71

COMPENSATION DISCUSSION AND ANALYSIS

(d)

 As described in more detail in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” in connection with her departure from our company effective as of June 1, 2018, Ms. DeMaria entered into the Separation Agreement, which provided for the following lump sum cash separation payments: cash severance of $1,179,808 and continuation of benefits of $10,412, in each case, subject to standard withholding and authorized deductions. Ms. DeMaria terminated employment with us effective June 1, 2018.

FISCAL 2018 GRANTS OF PLAN-BASED AWARDS TABLE

The following table presents information regarding all grants of plan-based awards made to our named executive officers during our fiscal year ended June 29, 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(2)
Stephen D. Milligan	STI — 1st	7/1/17	468,750	937,500	1,875,000	—	—	—	—	—	—	—
	Half FY18
	PSUs — FY18–19(3)	9/6/17	—	—	—	41,584	83,167	166,334	—	—	—	8,739,188
	Incremental	7/19/17	—	—	—	—	—	—	27,698	—	—	2,616,907
	Fair Value
	For Modified
	FY16-17 PSUs(4)
	RSUs(5)	8/2/17	—	—	—	—	—	—	55,445	—	—	4,677,895
	STI — 2nd	12/30/17	468,750	937,500	1,875,000	—	—	—	—	—	—	—
	Half FY18
Michael D. Cordano	STI — 1st	7/1/17	250,000	500,000	1,000,000	—	—	—	—	—	—	—
	Half FY18
	PSUs — FY18–19(3)	9/6/17	—	—	—	15,758	31,516	63,032	—	—	—	3,311,701
	Incremental	7/19/17	—	—	—	—	—	—	5,926	—	—	559,888
	Fair Value
	For Modified
	FY16-17 PSUs(4)
	RSUs(5)	8/2/17	—	—	—	—	—	—	31,516	—	—	2,659,005
	STI — 2nd	12/30/17	250,000	500,000	1,000,000	—	—	—	—	—	—	—
	Half FY18
Mark P. Long	STI — 1st	7/1/17	185,625	371,250	742,500	—	—	—	—	—	—	—
	Half FY18
	PSUs — FY18–19(3)	9/6/17	—	—	—	10,834	21,667	43,334	—	—	—	2,276,768
	RSUs(5)	8/2/17	—	—	—	—	—	—	21,667	—	—	1,828,045
	STI — 2nd	12/30/17	185,625	371,250	742,500	—	—	—	—	—	—	—
	Half FY18
Martin R. Fink	STI — 1st	7/1/17	165,000	330,000	660,000	—	—	—	—	—	—
	Half FY18
	PSUs — FY18–19(3)	9/6/17	—	—	—	6,128	12,256	24,512	—	—	—	1,287,860
	RSUs(5)	8/2/17	—	—	—	—	—	—	12,256	—	—	1,034,039
	STI — 2nd	12/30/17	165,000	330,000	660,000	578,630	—	—	—	—	—	—
	Half FY17

72     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Srinivasan	STI — 1st	7/1/17	163,117	326,233	652,466	—	—	—	—	—	—	—
Sivaram	Half FY18
	PSUs — FY18–19(3)	9/6/17	—	—	—	5,873	11,745	23,490	—	—	—	1,234,165
	RSUs(5)	8/2/17	—	—	—	—	—	—	11,745	—	—	990,925
	Retention RSUs(6)	11/1/17	—	—	—	—	—	—	28,004	—	—	2,499,077
	STI — 2nd	12/30/17	171,875	343,750	687,500	—	—	—	—	—	—	—
	Half FY18
Jacqueline	STI — 1st	7/1/17	106,250	212,500	425,000	—	—	—	—	—	—	—
M. DeMaria	Half FY18
	PSUs — FY18–19(3)	9/6/17	—	—	—	5,107	10,213	20,426	—	—	—	1,073,182
	Incremental	7/19/17	—	—	—	—	—	—	2,113	—	—	199,636
	Fair Value
	For Modified
	FY16-17 PSUs(4)
	RSUs(5)	8/2/17	—	—	—	—	—	—	10,213	—	—	861,672
	STI — 2nd	12/30/17	106,250	212,500	425,000	—	—	—	—	—	—	—
	Half FY18

(1)	To help explain this table and the awards granted to our named executive officers in fiscal 2018, we have included an additional column showing the type of award granted.
(2)

The dollar value of the awards shown represents the grant date fair value of the award computed in accordance with ASC 718. See Note 12 in the Notes to Consolidated Financial Statements included in our 2018 Annual Report on Form 10-K for more information about the assumptions used to determine these amounts. With respect to fiscal 2018–2019 PSU awards, each such PSU award was approved by the Compensation Committee on August 2, 2017. However, the performance goals were approved on September 6, 2017, and the award was considered granted at that time under applicable SEC and accounting rules. Accordingly, the grant date fair value of the award at the target level is based on the value of our common stock on September 6, 2017 using a Monte Carlo simulation, which resulted in a simulated stock value of $105.08 per share based on certain assumptions.

(3)

Represents an annual LTI PSU award granted to the named executive officer for the performance period covering fiscal years 2018 and 2019, subject to cliff vesting at the end of the two-year measurement period based on our achievement of specified revenue and adjusted EPS performance goals that correspond to specific payment percentages ranging between 0% and 200% of the target number of units subject to the award.

(4)

As discussed in our 2017 Proxy Statement, the Compensation Committee modified the payout under our fiscal 2016-2017 PSUs shortly following the end of fiscal 2017, from a payout of 35% to a payout of 90% of the target level of shares. In accordance with ASC 718 and applicable SEC and accounting rules, we are required to treat the value of the additional payout as an “additional” or “modified” grant in fiscal 2018, using the closing price of our stock on the Nasdaq Stock Market on July 19, 2017 ($94.48), the date of the Compensation Committee’s determination of the fiscal 2016-2017 PSU payout.

(5)

Represents RSUs awarded to the named executive officer, which are scheduled to vest ratably over four years. See the section entitled “—Description of Compensation Arrangements for Named Executive Officers—Equity-Based Awards” below for more information about these awards.

(6)	Represents a retention RSU award granted to the named executive officer, which is scheduled to vest on the third anniversary of the date of grant.

2018 PROXY STATEMENT     73

COMPENSATION DISCUSSION AND ANALYSIS

DESCRIPTION OF COMPENSATION ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

Overview

The “Fiscal Years 2016—2018 Summary Compensation Table” above quantifies the value of the different forms of compensation earned by our named executive officers in fiscal years 2016, 2017 and 2018, and the “Fiscal 2018 Grants of Plan-Based Awards Table” above provides information regarding the equity incentive awards and non-equity incentive awards granted to our named executive officers in fiscal 2018. These tables should be read in conjunction with the narrative descriptions and additional tables that follow.

Employment Agreement with Mr. Milligan

In connection with Mr. Milligan’s appointment as our Chief Executive Officer in January 2013, we entered into an amended and restated employment agreement with Mr. Milligan in September 2012, which had a five-year term and expired on January 2, 2018. Under Mr. Milligan’s employment agreement, he was entitled to an annual base salary of $1 million (as adjusted from time to time), and to an annual target bonus under the STI equal to 150% of his base salary. Mr. Milligan’s agreement did not contain any severance protection (although he participates in our severance plans applicable to all executive officers), and it did not include any tax gross-up provisions. Following the expiration of Mr. Milligan’s employment agreement in January 2018, he remains in an at-will employment relationship with us.

Non-Equity Incentive Plan Compensation and Awards

Under our STI, our executive officers and other participating employees are eligible to receive cash bonus awards on a semi-annual basis (or such other period as the Compensation Committee approves). The amount of the bonuses payable under our STI is determined based on our achievement of operating and/or financial performance goals established by the Compensation Committee semi-annually (or such other period as the Compensation Committee approves) as well as other discretionary factors, including non-financial and strategic operating objectives, business and industry conditions and individual and business group performance. The executive is generally required to remain employed with us through the date on which the Compensation Committee determines, and we pay, the bonus amounts for the applicable bonus period to be eligible to receive payment of the bonus for that period. See the section entitled “Executive Compensation—Compensation Discussion and Analysis” for a more detailed description of our STI and tables reflecting each executive’s STI target bonus opportunities and actual bonus payouts under the STI for fiscal 2018.

Equity-Based Awards

Each RSU and PSU award reported in the “Fiscal 2018 Grants of Plan-Based Awards Table” was granted by the Compensation Committee under, and is subject to, the terms of our 2017 Performance Incentive Plan. Our Board of Directors has delegated general administrative authority for the 2017 Performance Incentive Plan to the Compensation Committee. The Compensation Committee has broad authority under the 2017 Performance Incentive Plan with respect to granting awards, including the authority to select participants and determine the type of award they are to receive, to determine the number of shares that are to be subject to awards and the terms and conditions of awards, to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and to make provision for the payment of the purchase price of an award (if any) and ensure that any tax withholding obligations incurred in respect of awards are satisfied.

PSU Awards. The annual LTI PSU awards granted to our named executive officers were granted as part of our regular annual LTI award process, and each PSU award represents a contractual right to receive a target number of shares of our common stock based on achievement of certain goals over the performance period. The Compensation Committee selected cumulative revenue and adjusted EPS as the performance goals over the two-year performance period covering fiscal years 2018 and 2019, with each PSU award subject to cliff vesting after the completion of the two-year performance period upon achievement of the pre-established performance goals. The actual number of shares of our common stock that may become earned and payable after the performance period will range from 0% to 200% of the target number of shares underlying these PSU awards based on the level of achievement of the milestones.

74     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

Our named executive officers are not entitled to voting rights with respect to their PSUs. However, if we pay an ordinary cash dividend on our outstanding shares of common stock, the named executive officer will have the right to receive a dividend equivalent with respect to any unpaid PSUs (whether vested or not) held as of the record date for the dividend payment. A dividend equivalent is a credit to the named executive officer’s bookkeeping account of an additional number of PSUs equal to (i) the per-share cash dividend, multiplied by (ii) the target number of PSUs held by the named executive officer as of the record date of the dividend payment, divided by (iii) the per-share closing market price of our common stock on the date the dividend is paid. Dividend equivalents will be subject to the same vesting, payment and other terms and conditions as the original PSUs to which they relate (except that dividend equivalents may be paid in cash based on the closing market price of a share of our common stock on the date of payment).

RSUs. Each RSU award granted to our named executive officers in fiscal 2018 represents a contractual right to receive one share of our common stock per RSU on the vesting date(s) of the RSUs. The vesting dates of the RSU awards reported in the “Fiscal 2018 Grants of Plan-Based Awards Table” are disclosed in “Outstanding Equity Awards at Fiscal 2018 Year-End Table” below.

Our named executive officers are not entitled to voting rights with respect to their RSUs. However, if we pay an ordinary cash dividend on our outstanding shares of common stock, the named executive officer will have the right to receive a dividend equivalent with respect to any unpaid RSU (whether vested or not) held as of the record date for the dividend payment. A dividend equivalent is a credit to the named executive officer’s bookkeeping account of an additional number of RSUs equal to (i) the per-share cash dividend, multiplied by (ii) the number of RSUs held by the named executive officer as of the record date of the dividend payment, divided by (iii) the per-share closing market price of our common stock on the date the dividend is paid. Dividend equivalents will be subject to the same vesting, payment and other terms and conditions as the original stock units to which they relate (except that dividend equivalents may be paid in cash based on the closing market price of a share of our common stock on the date of payment).

Additional information regarding the vesting acceleration provisions applicable to equity awards granted to our named executive officers is included in the section entitled “Potential Payments upon Termination or Change in Control.”

2018 PROXY STATEMENT     75

COMPENSATION DISCUSSION AND ANALYSIS

OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR-END TABLE

The following table presents information regarding the current holdings of stock options and stock awards (and corresponding dividend equivalents) held by each of our named executive officers as of June 29, 2018. This table includes vested but unexercised stock option awards, unvested and unexercisable stock option awards, and unvested awards of RSUs and PSUs at target level or, if applicable, the credited amount.

			Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Stephen D. Milligan	8/14/2013	5,664	—		68.49	8/14/2020	—		—	—		—
	9/11/2014	69,463	4,631	(3)	100.06	9/11/2021	—		—	—		—
	8/5/2015	71,871	32,668	(3)	84.69	8/5/2022	9,180	(4)	710,624	—		—
	8/3/2016	—	148,595	(3)	44.78	8/3/2023	—		—	—		—
	8/2/2017	—	—		—	—	56,766	(5)	4,394,256	85,149	(6)	6,591,384
Michael D. Cordano	9/11/2014	54,027	3,602	(3)	100.06	9/11/2021	—		—	—		—
	8/4/2015	30,753	13,978	(3)	84.39	8/4/2022	7,857	(4)	608,210	—		—
	11/3/2015	2,803	8,407	(3)	68.53	11/3/2022	1,936	(4)	149,866	—		—
	3/7/2016	—	—		—	—	89,781	(7)	6,949,947	—		—
	8/3/2016	62,533	80,399	(3)	44.78	8/3/2023	24,528	(5)	1,898,712	—		—
	8/2/2017	—	—		—	—	32,267	(5)	2,497,788	32,267	(6)	2,497,788
Mark P. Long	9/11/2014	25,663	1,710	(3)	100.06	9/11/2021	—		—	—		—
	9/17/2015	—	—		—	—	18,230	(8)	1,411,184	—		—
	3/7/2016	—	—		—	—	11,465	(7)	887,506	—		—
	8/3/2016	4,467	40,199	(3)	44.78	8/3/2023	131,398	(9)(10)	10,171,519	—		—
	9/27/2016	—	—		—	—	1,719	(11)	133,068	—		—
	11/3/2016	—	—		—	—	35,393	(11)	2,739,772	—		—
	8/2/2017	—	—		—	—	22,183	(5)	1,717,186	22,183	(6)	1,717,186
Martin R. Fink	2/1/2017	—	—		—	—	28,925	(5)	2,239,084	—		—
	8/2/2017	—	—		—	—	12,548	(5)	971,341	12,548	(6)	971,341
Srinivasan Sivaram	5/12/2016	—	11,380	(12)	40.63	2/16/2022	26,872	(13)	2,080,162	—		—
	8/3/2016	—	32,606	(3)	44.78	8/3/2023	19,894	(5)	1,539,995	—		—
	8/2/2017	—	—		—	—	12,025	(5)	930,855	12,025	(6)	930,855
	11/1/2017	—	—		—	—	28,507	(14)	2,206,727	—		—
Jacqueline M. DeMaria	8/14/2013	14,184	—		68.49	9/2/2018	—		—	—		—
	9/11/2014	20,865	—		100.06	9/2/2018	—		—	—		—
	8/4/2015	12,967	—		84.39	9/2/2018	—		—	—		—
	11/3/2015	13,337	—		68.53	9/2/2018	—		—	—		—
	8/3/2016	17,946	—		44.78	9/2/2018	—		—	—		—

76     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

(1)	To help explain this table and the awards held by our named executive officers, we have included an additional column showing the grant date of each stock option and stock award.
(2)	The amount shown for the market value of the stock awards is based on the $77.41 closing price of our common stock on June 29, 2018, the last trading day in fiscal 2018.
(3)

These stock option awards are scheduled to vest as to 25% of the underlying shares on the first anniversary of the grant date, and as to an additional 6.25% of the underlying shares at the end of each three-month period thereafter until the award is fully vested on the fourth anniversary of the grant date.

(4)	These stock unit awards are scheduled to vest in three substantially equal annual installments on each of the first, second and third anniversaries of the grant date.
(5)	These stock unit awards are scheduled to vest in four substantially equal annual installments on each of the first, second, third and fourth anniversaries of the grant date.
(6)

These PSU awards are scheduled to vest at the end of fiscal 2019 based on achievement of cumulative revenue and adjusted EPS goals established by the Compensation Committee for the two-year period covering fiscal years 2018 and 2019. The awards will be payable in shares of our common stock at the end of the performance period based on our achievement of the specified goals that correspond to specific payment percentages ranging between 0% and 200% of the target number of units subject to the awards indicated in the table above.

(7)	Reflects the portion of a PSU award that has been credited based on achievement of the performance milestones but remains subject to service-based vesting through March 7, 2019.
(8)	Reflects the portion of a PSU award that has been credited based on achievement of the performance milestones but remains subject to service-based vesting through July 1, 2018.
(9)

Includes 119,135 shares which reflects the portion of a PSU award that has been credited based on achievement of the performance milestones but remains subject to service-based vesting through March 7, 2019.

(10)	Includes 12,263 shares scheduled to vest in four substantially equal annual installments on each of the first, second, third and fourth anniversaries of the grant date.
(11)	Reflects the portion of a PSU award that has been credited based on achievement of the performance milestones but remains subject to service-based vesting through each June 30, 2018 and June 30, 2019.
(12)

This award was originally granted by SanDisk and was assumed by us in connection with the acquisition of SanDisk in May 2016. This stock option award is scheduled to vest as to 25% of the underlying shares on the first anniversary of the original grant date, and as to an additional 6.25% of the underlying shares at the end of each three-month period thereafter until the award is fully vested on the fourth anniversary of the original grant date.

(13)

These awards were originally granted by SanDisk and were assumed by us in connection with the acquisition of SanDisk in May 2016. These stock unit awards are scheduled to vest as to 10,749 shares on February 16, 2019, 5,374 shares on February 17, 2019 and 10,749 on February 16, 2020.

(14)	This stock unit award is scheduled to vest on the third anniversary of the date of grant.

FISCAL 2018 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information regarding the amount realized upon the exercise of stock options and the vesting of stock unit awards for our named executive officers during fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen D. Milligan	166,548	6,436,630	278,269	21,191,468
Michael D. Cordano	8,248	161,091	206,834	17,595,593
Mark P. Long	29,834	1,128,935	144,019	11,724,118
Martin R. Fink	—	—	9,528	835,178
Srinivasan Sivaram	62,791	2,878,381	59,380	4,942,406
Jacqueline M. DeMaria	14,358	570,662	128,872	11,423,023

(1)

The amount shown for value realized on exercise of stock options equals (i) the number of shares of our common stock to which the exercise of the stock option related, multiplied by (ii) the difference between the per-share market price of the shares on the date of exercise and the per-share exercise price of the option. If the stock acquired upon exercise was sold on the day of exercise, the market price was determined as the actual sales price of the stock. If the stock acquired upon exercise was not sold on the day of exercise, the market price was determined as the closing price of the stock on the Nasdaq Stock Market on the exercise date.

(2)

The amount shown for the value realized on the vesting of stock awards equals the number of shares of our common stock acquired by the executive officer upon vesting of his or her stock award (and corresponding dividend equivalents) during fiscal 2018 multiplied by the closing price of the stock on the Nasdaq Stock Market on the applicable vesting date (or, for PSUs, the applicable payment date) of the award.

2018 PROXY STATEMENT     77

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL 2018 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table presents information regarding the contributions to, investment earnings, distributions and total value of our named executive officers’ balances under our Deferred Compensation Plan during fiscal 2018.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Stephen D. Milligan	1,467,000	—	531,966	—	5,990,382
Michael D. Cordano	—	—	—	—	—
Mark P. Long	—	—	—	—	—
Martin R. Fink	1,091,714	—	31,293	—	1,330,137
Srinivasan Sivaram	771,259	—	19,938	—	902,835
Jacqueline M. DeMaria	—	—	—	—	—

(1)

The amounts reported are not considered to be at above-market rates under applicable SEC rules. In accordance with SEC rules, we did not include these amounts as compensation to the named executive officers in the “Fiscal Years 2016—2018 Summary Compensation Table” above.

(2)

The balances reported represent compensation already reported in the “Fiscal Years 2016—2018 Summary Compensation Table” in this year’s Proxy Statement and its equivalent table in prior years’ proxy statements, except for the earnings on contributions that are not considered to be at above-market rates under SEC rules and for amounts earned while the individual was not a named executive officer under SEC rules.

Non-Qualified Deferred Compensation Plan

We permit our named executive officers and other key employees to elect to receive a portion of their compensation reported in the “Fiscal Years 2016—2018 Summary Compensation Table” on a deferred basis under our Deferred Compensation Plan. Under the plan, each participant may elect to defer a minimum of $2,000 and a maximum of 80% of his or her eligible compensation that may be earned during the following year.

Under the plan, we are permitted to make additional discretionary contributions with respect to amounts deferred under the plan. We did not make any discretionary contributions during fiscal 2018. In addition, we have not in the past made any discretionary contributions under the Deferred Compensation Plan to any of our current named executive officers.

For cash amounts deferred under the plan, the participant may elect one or more measurement funds to be used to determine investment gains or losses to be credited to his or her account balance, including certain mutual funds. Amounts may be deferred until a specified date, retirement, disability or death. At the participant’s election, compensation deferred until retirement or death may be paid as a lump sum or in installments over five, ten, fifteen or twenty years. If the participant’s employment terminates before the participant qualifies for retirement, including due to disability, the participant’s deferred compensation balance will be paid in a single lump sum upon termination. Emergency hardship withdrawals are also permitted under the plan.

Prior to the plan year beginning on January 1, 2016, under our Deferred Compensation Plan, named executive officers and other key employees were permitted to defer receipt of any RSUs awarded under our 2017 Performance Incentive Plan (formerly known as our 2004 Performance Incentive Plan) beyond the vesting date of the award. A participant could elect to defer receipt of RSUs until a specified date, retirement, disability or death, as described above. If a participant made an election to defer RSUs, the participant would receive a distribution with respect to the RSUs (including any stock units credited as dividend equivalents) in an equivalent number of shares of our common stock in accordance with the participant’s deferral election. Commencing with the plan year beginning on January 1, 2016, employees are no longer permitted to defer receipt of RSUs under our Deferred Compensation Plan.

78     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes severance and change in control plans covering our named executive officers and certain agreements we have entered into with some of our named executive officers that could require us to make payments to the executives in connection with certain terminations of their employment with us and/or a change in control.

Change in Control—No Termination

Except as described below, our equity awards will not automatically vest should a change in control occur. Upon any event in which our company does not survive, or does not survive as a public company in respect of its common stock, each award may be terminated. If an award is to be terminated in those circumstances, and the Compensation Committee has not provided for the substitution assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances, the award will become fully vested (and PSU awards will become vested at the target number of shares). For the specific definitions related to accelerated vesting in these circumstances, please refer to the applicable stock plan or form of award agreement as filed with the SEC.

Unless otherwise determined by the Compensation Committee, any stock options that are vested prior to or that become vested in connection with a transaction referred to above will generally terminate if not exercised prior to the transaction.

Change in Control—Termination Without Cause or For Good Reason

In addition to the change in control benefits described above, executive officers may be entitled to severance benefits in the event of certain terminations of employment in connection with or following a change in control. These benefits are provided under our Change of Control Severance Plan, which was adopted by our Board of Directors on March 29, 2001, as most recently amended and restated as of November 3, 2015. The severance benefits are payable if we or our subsidiaries terminate the employment of the executive officer without “cause” or the employee voluntarily terminates his or her employment for “good reason” within one year after a change in control or prior to and in connection with, or in anticipation of, such a change.

For these purposes:

●	The term “change in control” generally means an acquisition by any person or group of more than one-third of our stock, certain majority changes in our board of directors over a period of not more than two years, mergers and similar transactions that result in a 50% or greater change in our ownership, and certain liquidations and dissolutions of our company.
●	The term “cause” generally means the commission of certain crimes by the executive, the executive’s willful engaging in fraud or dishonest conduct, refusal or failure to perform certain duties, breach of fiduciary duty, or breach of certain other violations of company policy.
●	The term “good reason” generally means a material diminution in the executive’s authority, duties or responsibilities, a material diminution in the executive’s base compensation, certain relocations of the executive’s employment, or a material breach by us (or our successor) with respect to our obligations under the Change of Control Severance Plan.

For the specific definitions of change in control, cause and good reason, please refer to the Change of Control Severance Plan as filed with the SEC.

Each of our named executive officers is a “Tier 1 Executive” for purposes of the Change of Control Severance Plan due to each such officer’s status as an executive officer subject to Section 16 of the Exchange Act.

For each of the named executive officers, the severance benefits generally consist of the following:

1.

a lump sum payment equal to two times the sum of the officer’s annual base compensation plus the target bonus as in effect immediately prior to the change in control or as in effect on the date of notice of termination of the officer’s employment with us, whichever is higher;

2.

100% vesting of any unvested outstanding equity awards granted to the officer by us, with any performance-based equity awards as to which the applicable performance period has not ended becoming vested at the target level (or, if more favorable, as otherwise provided in the award agreement or other written agreement governing such performance-based award);

2018 PROXY STATEMENT     79

COMPENSATION DISCUSSION AND ANALYSIS

3.

extension of the period during which the officer may exercise his or her stock options to the longer of (a) 90 days after the date of termination of his or her employment and (b) the period specified in the plan or agreement governing the options;

4.

continuation for a period of 24 months of the same or equivalent life, health, hospitalization, dental and disability insurance coverage and other employee insurance or welfare benefits, including equivalent coverage for the officer’s spouse and dependent children, and a car allowance equal to what the officer was receiving immediately prior to the change in control, or a lump sum payment equal to the cost of obtaining coverage for 24 months if the officer is ineligible to be covered under the terms of our insurance and welfare benefits plans; and

5.

a lump sum payment equal to the amount of in-lieu payments that the officer would have been entitled to receive during the 24 months after termination of his or her employment if, prior to the change in control, the officer was receiving any cash-in-lieu payments designed to enable the officer to obtain insurance coverage of his or her choosing.

Any health and welfare benefits will be reduced to the extent of the receipt of substantially equivalent coverage by the officer from any successor employer. Our Board of Directors or the Compensation Committee may terminate the Change of Control Severance Plan at any time in its discretion, except in the event of a “change in control” or in anticipation of a “change in control.”

The annual RSU awards granted to the named executive officers provide for accelerated vesting in the event of a termination of employment without “cause” or the employee voluntarily terminates his or her employment for “good reason” within one year after a change in control. The annual LTI PSU awards granted to the named executive officers in fiscal 2018 provide for accelerated vesting at target level in the event of a termination of employment under circumstances that give rise to severance benefits under the Change of Control Severance Plan.

Involuntary Termination Without Cause—No Change in Control

Our Board of Directors adopted an Executive Severance Plan on February 16, 2006, as most recently amended and restated on February 2, 2017, which provides for certain severance benefits in the event an executive’s employment is terminated without “cause.” For these purposes, “cause” generally has the meaning described in the preceding section. For the specific definition of cause, please refer to the Executive Severance Plan as filed with the SEC.

Participants in the Executive Severance Plan include members of our senior management who our Board of Directors or the Compensation Committee has designated as a Tier 1 Executive, Tier 2 Executive or Tier 3 Executive. The level of severance benefits payable under the Executive Severance Plan depends upon the executive’s designated Tier. The Compensation Committee has designated each of our named executive officers as a Tier 1 Executive under our Executive Severance Plan.

The Executive Severance Plan provides that a Tier 1 Executive such as each of our named executive officers will receive the following severance benefits in the event we terminate the executive’s employment without cause:

1.

severance equal to the executive’s monthly base salary multiplied by twenty-four, subject to applicable taxes and withholding, generally payable in a lump sum cash payment during the ten-day period commencing on the 30th day following separation;

2.

a pro-rata bonus payment, subject to applicable taxes and withholding, under our bonus program for the bonus cycle in which the executive’s termination date occurs (determined based on the number of days in the applicable bonus cycle during which the executive was employed (not to exceed six months) and assuming 100% of the performance targets subject to the bonus award are met regardless of actual funding by us), generally payable in a lump sum cash payment during the ten-day period commencing on the 30th day following separation;

3.

acceleration of the vesting of the executive’s then outstanding equity awards that are subject to time-based vesting to the extent such equity awards would have vested and become exercisable or payable, as applicable, if the executive had remained employed for an additional six months, and for performance-based equity awards, acceleration of the portion of the award that has been credited based on performance achievement but has not yet vested;

4.	outplacement services provided by a vendor chosen by us and at our expense for twelve months following the executive’s termination of employment; and
5.

an amount equal to the applicable COBRA premium rate for company-provided medical, dental and/or vision coverage existing as of the executive’s termination date multiplied by eighteen months, generally payable in a lump sum cash payment during the ten-day period commencing on the 30th day following separation.

80     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

Payment of severance benefits under the Executive Severance Plan is conditioned upon the executive’s execution of a valid and effective release of claims. In addition, no executive is entitled to a duplication of benefits under the Executive Severance Plan or any other severance plan of ours or our subsidiaries, including the Change of Control Severance Plan.

The annual LTI PSU awards granted in fiscal 2018 provide for accelerated vesting at target level in the event of a termination of employment under circumstances that give rise to severance benefits under the Executive Severance Plan. The Integration PSUs granted to Messrs. Cordano and Long and Ms. DeMaria are subject to accelerated vesting in the event of an involuntary termination of the officer’s employment due to a restructuring on or after the date that the Compensation Committee determined the number of units to be credited to the officer for the second measurement period (i.e., on or after March 5, 2018), and the officer would receive the outstanding and otherwise unvested stock units that were previously credited based on the attainment of a performance milestone during the performance period.

Qualified Retirement

In the event an employee retires from employment at a time when the employee meets the criteria of a “qualified retiree” under our standard terms and conditions for stock options, all unvested stock options held by the employee at the time of termination will accelerate. In order to be a qualified retiree, an employee is generally required to have at least five years of continuous service with us and the employee must also be at least age 65 at the time of retirement and his or her age plus total years of continuous service with us must total at least 75.

If an employee meets the applicable “qualified retiree” criteria, the employee’s stock options will remain exercisable for three years after his or her retirement or until their earlier expiration but will immediately terminate in the event the employee provides services to one of our competitors or otherwise competes with us. In that event, we will have the right to pursue recovery of any profits realized by the employee from exercising the stock options during the six-month period prior to the date the employee commenced providing such services to a competitor.

Death

In the event of an employee’s death, the vesting of LTI awards previously granted to the employee will accelerate as described below.

●	For stock options, all unvested stock options held by the employee at the time of death will immediately vest and be exercisable, and the stock options will remain exercisable for three years after the date of the employee’s death or until the earlier expiration of the stock option.
●	For awards of RSUs, a pro rata portion of the stock units due to vest on the next vesting date will immediately vest based on the number of days that the employee was employed by us between the last vesting date of the award and its next vesting date.
●	For annual LTI PSU awards, a pro-rata portion of the award (based on the number of days that the employee was employed by us during the applicable performance period) will remain outstanding and eligible to vest based on actual achievement of the performance milestones over the performance period.

Termination for Cause / Misconduct

In the event an employee’s employment is terminated for cause due to the employee’s misconduct or violation of company policy, among other reasons, the employee will forfeit all outstanding incentives, including unearned or unvested LTI and STI awards. In addition, the employee would not be eligible for severance benefits.

Calculation of Potential Payments upon Termination or Change in Control

The following table presents our estimate of the benefits payable to the named executive officers under the agreements and plans described above in connection with certain terminations of their employment with us and/or a change in control. In calculating the amount of any potential payments to the named executive officers, we have assumed the following:

●	The applicable triggering event (i.e., qualifying termination of employment and/or change in control) occurred on June 29, 2018.
●	The price per share of our common stock is equal to the Nasdaq Stock Market closing price per share on June 29, 2018 ($77.41), the last trading day in fiscal 2018.

2018 PROXY STATEMENT     81

COMPENSATION DISCUSSION AND ANALYSIS

●	Our company does not survive the change in control, and all outstanding incentive awards (and corresponding outstanding dividend equivalents for RSUs and PSUs) are cashed out and terminated in the transaction.
●	Not included in the table below are payments each named executive officer earned or accrued prior to termination, such as the balances under our Deferred Compensation Plan and previously vested equity and non-equity incentive awards, which are more fully described and quantified in the tables and narratives above.

Name	Compensation Element	Change in Control-No Termination (Awards Not Assumed) ($)(1)	Change in Control-With Termination Without Cause or For Good Reason ($)(2)	Involuntary Termination Without Cause-No Change in Control ($)(3)	Qualified Retirement ($)(4)	Death ($)(5)
Stephen D. Milligan	Cash Severance	—	6,250,000	3,437,500	—	—
	Option Acceleration(6)	4,848,655	4,848,655	1,077,475	—	4,848,655
	Restricted Stock Unit Acceleration(7)	5,104,897	5,104,897	1,809,257	—	1,634,403
	Performance Stock Unit Acceleration(8)	20,628,469	20,628,469	20,628,469	—	17,328,255
	Continuation of Benefits(9)	—	104,574	78,430	—	—
	Value of Outplacement Services	—	—	5,960	—	—
	TOTAL	30,582,021	36,936,595	27,037,091	—	23,811,313
Michael D. Cordano	Cash Severance	—	3,600,000	2,100,000	—	—
	Option Acceleration(6)	2,698,074	2,698,074	607,882	—	2,698,074
	Restricted Stock Unit Acceleration(7)	5,154,548	5,154,548	2,015,403	—	1,783,779
	Performance Stock Unit Acceleration(8)	14,511,008	14,511,008	14,511,008	—	6,310,482
	Continuation of Benefits(9)	—	67,062	50,296	—	—
	Value of Outplacement Services	—	—	5,960	—	—
	TOTAL	22,363,630	26,030,692	19,290,549	—	10,792,335
Mark P. Long	Cash Severance	—	2,835,000	1,721,250	—	—
	Option Acceleration(6)	1,311,693	1,311,693	291,484	—	1,311,693
	Restricted Stock Unit Acceleration(7)	2,666,522	2,666,522	745,814	—	675,281
	Performance Stock Unit Acceleration(8)	18,642,596	18,642,596	18,642,596	—	8,560,541
	Continuation of Benefits(9)	—	79,819	59,864	—	—
	Value of Outplacement Services	—	—	5,960	—	—
	TOTAL	22,620,811	25,535,630	21,466,968	—	10,547,515
Martin R. Fink	Cash Severance	—	2,520,000	1,530,000	—	—
	Option Acceleration(6)	—	—	—	—	—
	Restricted Stock Unit Acceleration(7)	3,210,407	3,210,407	242,836	—	521,587
	Performance Stock Unit Acceleration(8)	971,343	971,343	971,343	—	485,004
	Continuation of Benefits(9)	—	76,076	57,057	—	—
	Value of Outplacement Services	—	—	5,960	—	—
	TOTAL	4,181,750	6,777,826	2,807,196	—	1,006,591
Srinivasan Sivaram	Cash Severance	—	2,625,000	1,593,750	—	—
	Option Acceleration(6)	1,482,490	1,482,490	515,487	—	1,063,934
	Restricted Stock Unit Acceleration(7)	6,757,795	6,757,795	746,164	—	1,156,710
	Performance Stock Unit Acceleration(8)	1,957,550	1,957,550	1,957,550	—	1,491,488
	Continuation of Benefits(9)	—	120,472	90,354	—	—
	Value of Outplacement Services	—	—	5,960	—	—
	TOTAL	10,197,835	12,943,307	4,909,265	—	3,712,132

(1)

As described above, none of our equity awards will automatically vest because a change in control event occurs. The amounts shown represent the estimated value of the acceleration of outstanding equity incentive compensation under our incentive compensation plans in connection with a change in control (regardless of whether a termination of employment also occurs), as such acceleration is described more fully above, assuming that the awards were to be terminated in connection with the change in control and the Compensation Committee had not provided for the assumption, substitution or other continuation of the awards.

82     WESTERN DIGITAL

COMPENSATION DISCUSSION AND ANALYSIS

(2)	The amounts shown represent the estimated value of the severance benefits payable under the Change of Control Severance Plan (and the estimated value of equity acceleration under our stock incentive plans for awards not covered under the Change of Control Severance Plan) in the event of a qualifying termination of employment in connection with a change in control, as such benefits are described more fully above.
(3)	The amounts shown represent the estimated value of the severance benefits payable under the Executive Severance Plan in the event of a termination of employment by us without cause, as such benefits are described more fully above.
(4)	None of the executive officers met the requirements for a “qualified retiree” described above as of June 29, 2018.
(5)	The amounts shown represent the estimated value of the acceleration of outstanding equity and non-equity incentive compensation under our incentive compensation plans in connection with the executive’s death, as such acceleration is described more fully above. For the PSU awards, where applicable, the amounts assume achievement at 100% of target for the period, subject to proration.
(6)	The amounts shown represent the portion of the option award that would have accelerated in connection with the termination or change in control event and are based on the intrinsic value of that portion of the option as of June 29, 2018. These intrinsic values were calculated by multiplying (i) the difference between the Nasdaq Stock Market closing price of a share of our common stock on June 29, 2018 ($77.41), the last trading day in fiscal 2018, and the applicable exercise price by (ii) the number of shares subject to stock options vesting on an accelerated basis on June 29, 2018. As a result, the amounts shown do not include any value for the acceleration of stock options that have an exercise price greater than $77.41 or for stock options that were already vested as of June 29, 2018. Also not included in the table above is any potential value attributable to the extension of a stock option term in connection with certain terminations of employment.
(7)	The amounts shown represent the portion of the RSU award that would have accelerated in connection with the termination event and are based on the intrinsic value of that portion as of June 29, 2018. These intrinsic values were calculated by multiplying (i) the Nasdaq Stock Market closing price of a share of our common stock on June 29, 2018 ($77.41), the last trading day in fiscal 2018, by (ii) the number of stock units that would have vested on an accelerated basis on June 29, 2018.
(8)	The amounts shown represent the target number of PSUs that would have accelerated in connection with the termination event and are based on the intrinsic value of those units as of June 29, 2018. These intrinsic values were calculated by multiplying (i) the Nasdaq Stock Market closing price of a share of our common stock on June 29, 2018 ($77.41), the last trading day in fiscal 2018, by (ii) the target number of PSUs that would have vested on an accelerated basis on June 29, 2018.
(9)	For purposes of the calculation for these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment, or discount rates for determining present value.

DeMaria Departure

In connection with Ms. DeMaria’s departure as our Executive Vice President and Chief Human Resources Officer, we entered into the Separation Agreement with Ms. DeMaria. In connection with her termination of employment on June 1, 2018, she received the following amounts, subject to the terms and conditions of the Separation Agreement: cash severance of $1,179,808, continuation of benefits of $10,412 and value of in-kind outplacement services of $5,960. In accordance with the terms of the Executive Severance Plan, Ms. DeMaria also received accelerated vesting of her then-outstanding stock options and RSUs as if she had remained employed through December 1, 2018, the six-month anniversary of her separation date, and accelerated vesting of her PSU awards pursuant to the terms of each PSU award. The value of the accelerated vesting of her stock options was $336,443. The value of the accelerated vesting of her RSUs was approximately $1,153,789 and PSUs was approximately $5,415,665. The amount for the accelerated vesting of the RSUs and PSUs was calculated by multiplying the number of shares underlying such awards by the Nasdaq Stock Market closing price of a share of our common stock on June 1, 2018 ($85.87), the trading day of her departure (used as an assumption for purposes of this disclosure).

2018 PROXY STATEMENT     83

COMPENSATION DISCUSSION AND ANALYSIS

CEO PAY RATIO

Rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (as subsequently defined by the SEC under Item 402(c)(2)(x) of Regulation S-K) require us to disclose the ratio of our Chief Executive Officer's annual total compensation to the annual total compensation of the “median compensated” employee of all our employees (the “Median Compensated Employee”) other than our Chief Executive Officer.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the Median Compensated Employee and calculating the CEO pay ratio based on his or her annual total compensation allows companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions, the CEO pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have very different global workforce strategies, employment and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating and reporting their CEO pay ratio.

As permitted under SEC rules, we used “Target Total Cash,” which includes base salary or base wages, target cash bonus incentives and other cash-based incentive allowances, such as housing, automobile, meal and other types of allowances, as reported in our payroll data, to determine our Median Compensated Employee. For hourly employees, we calculated base wages based on a reasonable estimate of hours worked during fiscal 2018 and the relevant employee’s hourly wage rate as in effect on April 1, 2018. For salaried employees, we calculated base salary using the relevant employee’s annual salary level as in effect on April 1, 2018. We annualized Target Total Cash for all permanent employees who did not work the full 2018 fiscal year.

To identify our Median Compensated Employee for fiscal 2018, we used our global employee population and exchange rates effective April 1, 2018. As of this date, our employee population was 71,600 employees (where 88% are located outside the United States). This includes all regular, part-time, supplemental, and temporary employees. No exclusions were made for countries, employee types, or acquisitions. From this list, we determined the median Target Total Cash compensation amount. The Median Compensated Employee for fiscal 2018 was an Operator 1, Manufacturing in Thailand.

We calculated the Median Compensated Employee’s annual total compensation in the same manner as our Chief Executive Officer as reported in the Summary Compensation Table. The fiscal 2018 annual total compensation for Operator 1, Manufacturing in Thailand was calculated at $10,999, and our Chief Executive Officer’s annual total compensation was $19,738,381 (as reported in the Summary Compensation Table on page 70). Therefore, the ratio of annual total compensation of our Chief Executive Officer to our median employee for fiscal 2018 was 1,795 to 1.

84     WESTERN DIGITAL

Equity Compensation Plan Information

The following table gives information with respect to our equity compensation plans as of June 29, 2018. These plans include our Non-Employee Directors Stock-for-Fees Plan, 2017 Performance Incentive Plan (which we also refer to as the Performance Incentive Plan) and 2005 Employee Stock Purchase Plan, each of which has been approved by our stockholders. The Non-Employee Directors Stock-for-Fees Plan expired on December 31, 2012, and no new awards are permitted under that plan. The following table also gives information with respect to the SanDisk Corporation 2013 Incentive Plan (which we also refer to as the SanDisk Plan), which we assumed in May 2016 in connection with the acquisition of SanDisk. No new awards may be granted under the SanDisk Plan after November 2, 2017.

Other than with respect to the SanDisk Plan, the following table does not present information regarding equity awards that were assumed by us in connection with our acquisitions of the companies that originally granted those options or awards. However, footnote 2 to the table sets forth the total number of shares of our common stock issuable upon the exercise or vesting of those assumed options or awards as of June 29, 2018, and the weighted average exercise price of such assumed options. We may not grant additional options or other equity awards under assumed plans.

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	11,343,314	(3)(4)	66.42	(5)	22,443,822 (6)
Equity compensation plans not approved by security holders(1)	5,982,936		42.74	(7)	—
Total(2)	17,326,250		63.41		22,443,822

(1)	This amount includes (i) 600,668 shares of our common stock subject to stock options outstanding under the SanDisk Plan, and (ii) 5,382,268 shares of our common stock subject to RSUs outstanding under the SanDisk Plan, in each case, as of June 29, 2018.
(2)	In accordance with applicable SEC rules, the table does not include information with respect to equity compensation plans or agreements that were assumed by us in connection with the acquisitions of the companies that originally established those plans or agreements and under which we may not make new award grants. As of June 29, 2018, 95,844 shares of common stock were issuable upon exercise of outstanding options granted under these assumed plans. The weighted average exercise price of these assumed outstanding options to acquire shares of common stock was $104.83 per share. Additionally, as of June 29, 2018, 479 shares of our common stock were issuable upon the vesting of outstanding RSUs granted under these assumed plans.
(3)	This amount includes: (i) 4,126,894 shares of our common stock subject to stock options outstanding under our 2004 Performance Incentive Plan, (ii) 6,426,262 shares of our common stock subject to outstanding RSUs awarded under our 2004 Performance Incentive Plan, and (iii) 153,596 shares of our common stock subject to deferred stock units credited under our Deferred Compensation Plan.
(4)	Includes the maximum number of shares potentially issuable in connection with PSUs with open performance-based vesting conditions. As of June 29, 2018, a maximum of 636,562 PSUs (including a target number of 351,997 PSUs) were subject to open performance-based vesting conditions under our Performance Incentive Plan. See the sections entitled “Compensation Discussion and Analysis” and the “Executive Compensation Tables and Narratives—Fiscal 2018 Grants of Plan-Based Awards Table” and the accompanying narrative for more information regarding outstanding PSUs. Excludes 444,628 PSUs credited as of the end of fiscal 2018. These shares vested and became payable in fiscal 2019.
(5)	This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of RSUs and PSUs issued under our Performance Incentive Plan and deferred stock units credited under our Deferred Compensation Plan.
(6)	Of these shares, as of June 29, 2018, 17,832,689 remained available for future issuance under our Performance Incentive Plan and 4,611,133 remained available for future issuance under our 2005 Employee Stock Purchase Plan.
(7)	This number reflects the weighted-average exercise price of options outstanding under the SanDisk Plan and has been calculated exclusive of RSUs outstanding under the SanDisk Plan.

2018 PROXY STATEMENT     85

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLANS NOT APPROVED BY STOCKHOLDERS

SanDisk 2013 Incentive Plan. The SanDisk Plan was adopted by the SanDisk board of directors on March 14, 2013, and approved by the stockholders of SanDisk on April 26, 2013. In accordance with the terms of the acquisition of SanDisk, we assumed the stock options and RSUs that were outstanding under the SanDisk Plan at the time of the closing as well as the authority to make new award grants under the SanDisk Plan after the closing; however, such authority was terminated as of November 2, 2017.

Our Board of Directors or the Compensation Committee generally has the authority to accelerate the vesting of any award under the SanDisk Plan in accordance with the terms of the SanDisk Plan. In the event of a change in control of our company (or other entity assuming the SanDisk Plan) in connection with which the awards granted under the SanDisk Plan are not assumed or continued, the awards granted under the SanDisk Plan will generally accelerate, become vested, and will terminate in connection with the transaction.

86     WESTERN DIGITAL

Stock Ownership Information

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of August 27, 2018, by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each director and each nominee for election as a member of our Board of Directors, (3) each of the named executive officers named in the “Fiscal Years 2016—2018 Summary Compensation Table” and (4) all current directors and executive officers as a group. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G or Schedule 13D filed with the SEC.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Greater than 5% Stockholders:
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	32,055,915	10.83%
BlackRock, Inc.(4) 55 East 52nd Street, New York, NY 10055	19,167,294	6.50%
Directors:
Martin I. Cole	9,709	*
Kathleen A. Cote(5)	50,642	*
Henry T. DeNero(5)	56,419	*
Tunç Doluca	283	*
Michael D. Lambert	18,396	*
Len J. Lauer	69,470	*
Matthew E. Massengill	14,986	*
Paula A. Price(5)	7,831	*
Named Executive Officers:
Stephen D. Milligan(6)(7)	392,227	*
Michael D. Cordano(7)	278,700	*
Mark P. Long(7)	58,193	*
Martin R. Fink	8,223	*
Srinivasan Sivaram(7)	22,948	*
Jacqueline M. DeMaria(8)	142,837	*
All Directors and Current Executive Officers as a group (15 persons)(9)	1,048,870	*

*	Represents less than 1% of the outstanding shares of our common stock.
(1)	We determine beneficial ownership in accordance with the rules of the SEC. We deem shares subject to options that are exercisable as of or within 60 days after August 27, 2018, as well as shares subject to RSU awards scheduled to vest within 60 days after August 27, 2018, as outstanding for purposes of computing the share amount and the percentage ownership of the person holding such awards, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person. We also deem shares representing deferred stock units credited to accounts in our Deferred Compensation Plan as of August 27, 2018 as outstanding for purposes of computing the share amount and the percentage ownership of the person to whose account those units are credited, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person.

2018 PROXY STATEMENT      87

STOCK OWNERSHIP INFORMATION

(2)	Except as otherwise noted below, we determine applicable percentage ownership based on 290,689,354 shares of our common stock outstanding as of August 27, 2018. To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.
(3)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2018, by The Vanguard Group (“Vanguard”). According to the schedule, as of December 31, 2017, Vanguard has sole voting power with respect to 416,770 shares, shared voting power with respect to 59,762 shares, sole dispositive power with respect to 31,590,467 shares and shared dispositive power with respect to 465,448 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 323,769 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 232,486 shares as a result of its serving as investment manager of Australian investment offerings.
(4)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 23, 2018, by BlackRock, Inc. (“BlackRock”). According to the schedule, as of December 31, 2017, BlackRock has sole voting power with respect to 16,740,877 shares and sole dispositive power with respect to 19,167,294 shares.
(5)	Includes 6,935 shares of our common stock that may be acquired by Ms. Cote as of or within 60 days after August 27, 2018 through the exercise of stock options. Also includes shares representing deferred stock units credited to accounts in our Deferred Compensation Plan as of August 27, 2018 as follows: Ms. Cote (29,188), Mr. DeNero (45,487) and Ms. Price (7,831). Deferred stock units are payable in an equivalent number of shares of common stock in connection with the retirement or other separation from service of the director, or earlier in connection with the director’s deferral election.
(6)	Mr. Milligan is also a member of our Board of Directors. Includes 69,311 shares held in a family trust account in which Mr. Milligan has voting and/or investment power.
(7)	Includes shares of our common stock that may be acquired as of or within 60 days after August 27, 2018 through the exercise of stock options as follows: Mr. Milligan (174,672), Mr. Cordano (166,847), Mr. Long (31,840) and Dr. Sivaram (7,415).
(8)	Ms. DeMaria separated from our company in June 2018. Under SEC rules, she is considered a named executive officer for fiscal 2018. These shares beneficially owned by Ms. DeMaria are based on her last known holdings as provided by Ms. DeMaria as of July 6, 2018 and includes 79,299 shares of our common stock that may be acquired as of or within 60 days after July 6, 2018.
(9)	Includes 413,594 shares of our common stock that may be acquired as of or within 60 days after August 27, 2018 through the exercise of stock options by our directors and our current executive officers. Also includes 82,506 shares of our common stock representing deferred stock units as described in footnote 5 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the U.S., our directors and officers and persons who beneficially own more than 10% of our common stock must report their initial ownership of our equity securities and any subsequent changes in that ownership to the SEC and The Nasdaq Stock Market. The SEC has established specific due dates for these reports, and we must disclose in this Proxy Statement any late filings during fiscal 2018. To our knowledge, based solely on our review of the copies of such reports required to be furnished to us with respect to fiscal 2018 and the written responses to annual directors’ and officers’ questionnaires that no other reports were required, all of these reports were timely filed during and with respect to fiscal 2018.

88     WESTERN DIGITAL

Other Proposals

PROPOSAL 3	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2017 PERFORMANCE INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE BY 6,000,000 THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THAT PLAN

Our Board recommends that stockholders vote FOR this Proposal 3 to approve the amendment and restatement of the Performance Incentive Plan.
●	Increase shares available for issuance under the plan by 6,000,000 shares, among other changes
●	Broad-based equity incentive plan: 85% of awards granted under the plan in fiscal 2018 were to non-executive officers
●	Additional shares expected to be available for grants for 1-2 years based on current grant practices and other factors

At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the Western Digital Corporation Amended and Restated 2017 Performance Incentive Plan (the “Performance Incentive Plan”). The amended and restated version of the Performance Incentive Plan was adopted, subject to stockholder approval, by our Board of Directors on August 2, 2018 (the “Effective Date”). We believe that equity awards are critical to attracting and retaining the most talented employees in our industry. Stockholder approval of the proposed amendment and restatement of the Performance Incentive Plan will allow us to continue to provide these important incentives. Under applicable listing rules, we may not increase the Performance Incentive Plan share limit without stockholder approval.

MATERIAL CHANGES TO THE PERFORMANCE INCENTIVE PLAN

The amendment and restatement of the Performance Incentive Plan reflects the following material changes, which are subject to stockholder approval of this Proposal 3:

●

Increase in Aggregate Share Limit. The amended and restated version of the Performance Incentive Plan authorizes an increase in the overall limit on the number of shares of common stock that may be issued or transferred pursuant to award grants under the plan by an additional six million (6,000,000) shares, from 80,602,114 shares to 86,602,114 shares. As of September 4, 2018, a total of 15,162,712 shares of our common stock were subject to outstanding awards granted under the Performance Incentive Plan, a total of 5,026,070 shares of our common stock were subject to outstanding awards granted under the SanDisk Corporation 2013 Incentive Plan (the “SanDisk Plan”) (which will be available for new grants under the Performance Incentive Plan if they are forfeited, cancelled or expired prior to being vested or exercised, as applicable, after the Effective Date) and a total of 7,782,310 shares of our common stock were available for new award grants under the Performance Incentive Plan (before giving effect to the increase in the aggregate share limit being requested in this Proposal 3). No new awards may be granted under the SanDisk Plan.

●

Incentive Stock Options. Currently, the maximum number of shares that may be delivered under the Performance Incentive Plan pursuant to options qualified as incentive stock options is 79,837,248 shares. The amended and restated version of the Performance Incentive Plan authorizes an increase in this limit by an additional six million (6,000,000) shares, from 79,837,248 shares to a new aggregate incentive stock option limit of 85,837,248 shares. These awards also count against, and are not in addition to, the aggregate share limit referenced above.

●

Removal of Limit on Performance-based Compensation. The Tax Cuts and Jobs Act of 2017 removed the performance-based compensation deductibility exception under Section 162(m) of the Internal Revenue Code. Given this change to the tax code, the amended and restated version of the Performance Incentive Plan removes the limits on performance-based awards that were previously included to satisfy Section 162(m) since they are no longer applicable.

2018 PROXY STATEMENT     89

OTHER PROPOSALS

●	Share Recycling. As described in more detail below, the amended and restated version of the Performance Incentive Plan provides that shares that are reacquired or withheld by us on or after November 7, 2018 as full or partial payment in connection with certain “full value awards” (as defined below), as well as shares reacquired or withheld by us on or after November 7, 2018 to satisfy the tax withholding obligations related to full value awards, will not count against the share limit of the Performance Incentive Plan and will be available for new award grants.

COMPENSATION AND GOVERNANCE PRACTICES

The Performance Incentive Plan authorizes the grant of equity-based compensation in the form of stock options, stock appreciation rights, stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents and similar rights, as well as cash-based awards, for the purpose of providing the members of our Board of Directors and our employees and consultants compensation, incentives and rewards for performance. The Performance Incentive Plan both continues and enhances a broad range of compensation and governance practices, with some of the key features highlighted below. These highlights are qualified in their entirety by the full text of the Performance Incentive Plan (as proposed to be amended and restated), which has been filed with the SEC as Appendix B to this Proxy Statement:

●	Limitations on Grants. The maximum aggregate number of shares underlying awards granted under the Performance Incentive Plan that may be delivered to any one person during any calendar year with respect to stock options and stock appreciation rights is 1,000,000 shares, subject to equitable adjustment for certain corporate transactions.
●	Director Award Limit. The value of the shares subject to awards granted under the Performance Incentive Plan to any one non-employee director in any one grant year (based on the fair market value of the shares on the date of grant of the applicable award, using such valuation principles as determined by the plan administrator) may not exceed $900,000. This limit does not apply as to any award granted to an individual for services in a capacity other than as a non-employee director, even if such individual is, was or becomes a non-employee director. For these purposes, a “grant year” means the annual period commencing on the date of our annual meeting of stockholders and concluding on the day immediately preceding the next annual meeting of stockholders, or such other annual period as the administrator may determine in its discretion.
●	No Repricing of Stock Options or Stock Appreciation Rights. Without stockholder approval, we generally may not reprice an outstanding stock option or stock appreciation right, except for equitable adjustments for certain corporate transactions, as further described below.
●	Dividends and Dividend Equivalents Not Payable on Awards Until Vesting. Dividends and dividend equivalents payable in connection with unvested awards will only be paid out to the extent that the vesting requirements are satisfied and the shares underlying such awards vest.
●	No In-the-Money Stock Option or Stock Appreciation Right Grants. Stock options and stock appreciation rights may not be granted with an exercise or base price less than the fair market value, generally the closing price, of our common stock on the date of grant.
●	Independent Administration. The Compensation Committee, which consists of only non-employee directors, generally administers the Performance Incentive Plan, while our Board of Directors administers the plan with respect to awards granted to our non-employee directors.
●	Clawback Right. The Performance Incentive Plan provides that the plan administrator has the right to provide in the terms of any award or agreement that awards granted under the Performance Incentive Plan shall be subject to the provisions of any clawback or similar policy adopted by us, which may require the award recipient to repay any proceeds or gains and forfeit the award.
●	Minimum Vesting Requirements. Except pursuant to any required accelerated vesting in connection with a change in control event, or as described below, the Performance Incentive Plan provides that each award granted under the plan will be subject to a minimum vesting period of one year. Awards may, however, be granted under the plan with minimum vesting requirements of less than one year, or no vesting requirements, provided that the total number of shares of our common stock subject to such awards will not exceed 5% of the aggregate share limit.

90     WESTERN DIGITAL

OTHER PROPOSALS

●	Share Recycling. Shares that are reacquired or withheld by us in connection with the exercise of stock options, the settlement of stock appreciation rights or the payment of required withholding taxes on stock options or stock appreciation rights will not be available again for new award grants under the Performance Incentive Plan. The share limit of the Performance Incentive Plan may not be increased by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

STOCKHOLDER APPROVAL REQUIREMENT

The provisions of the amended and restated version of the Performance Incentive Plan will become effective upon stockholder approval of this Proposal 3 at the Annual Meeting. Unless and until our stockholders approve the amended and restated version of the Performance Incentive Plan, we will continue to grant awards under the terms of the Performance Incentive Plan, as approved by our stockholders and effective as of August 3, 2017, and from the shares currently available for issuance under the Performance Incentive Plan, without regard to the amendment and restatement being proposed in this Proposal 3.

Our Board of Directors approved the additional share authority requested under the amended and restated Performance Incentive Plan based on a belief that the number of shares currently available under the Performance Incentive Plan does not give us sufficient flexibility to adequately provide for future incentives based on current grant practices and stock price of our common stock. If stockholders do not approve this Proposal 3, however, we will continue to have the authority to grant awards under the existing terms of the Performance Incentive Plan.

HISTORICAL AWARD INFORMATION

Broad-Based Granting

All of our full-time employees may be considered eligible to receive equity award grants, as determined by the plan administrator. As of June 29, 2018, 71,600 worldwide employees, each of our non-employee directors and approximately 100 consultants were eligible to receive equity award grants under the Performance Incentive Plan.

Alignment of Named Executive Officer Interests with Stockholder Interests

Equity awards represented, on average, 79% of the target total direct compensation for our Chief Executive Officer in fiscal 2018, and 69% on average of the target total direct compensation of our other named executive officers in fiscal 2018 based on the midpoint of each named executive officer's LTI guidelines. For additional information on the target total direct compensation of our named executive officers, please see the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

Share Pool

As of the Effective Date, the overall limit on the number of shares of common stock that may be issued or transferred pursuant to award grants under the Performance Incentive Plan was 80,602,114 shares, which includes 764,866 shares that became available for new award grants under the plan after our 2017 annual meeting of stockholders and before the Effective Date as a result of the forfeiture, cancellation or expiration of awards under the SanDisk Plan but does not include the proposed six million (6,000,000) share increase requested under the amended and restated version of the Performance Incentive Plan. Shares that are subject to full value awards (as defined below) granted under the Performance Incentive Plan are counted against the total share limit as 1.72 shares for every one (1) share granted, whereas shares that are subject to awards of stock options or stock appreciation rights are counted against the total share limit as one (1) share for every one (1) share granted. This fungible share counting ratio of 1.72 to one (1) continues under the amended and restated version of the Performance Incentive Plan.

2018 PROXY STATEMENT     91

OTHER PROPOSALS

Outstanding Awards under the Performance Incentive Plan

As of September 4, 2018, 7,782,310 shares were available for new grants under the Performance Incentive Plan. The table below presents the number of shares, including dividend equivalents, which were subject to various outstanding equity awards at September 4, 2018 under the Performance Incentive Plan, SanDisk Plan and all other assumed plans:

Outstanding Awards	Performance Incentive Plan	All Other Plans	Totals
Stock Options (number of shares)	3,947,738	656,778	4,604,516
Weighted-average exercise price of stock options	$66.89	$51.77	$64.73
Weighted-average remaining term of stock options (years)	3.49	3.91	3.55
Full-Value Awards (including corresponding dividend equivalents)(1)	11,214,974	4,458,165	15,673,139

(1)	The number of shares subject to outstanding full value awards in the table above is presented taking PSU awards into account based on the number of units actually credited based on performance as to completed performance periods (to the extent the awards remained outstanding on September 4, 2018 and subject to service-based vesting conditions, and including dividend equivalents credited through that date) and, as to awards that remain subject to performance-based vesting conditions, based on the applicable target level of performance (including dividend equivalents through that date on the target level of units). The number of shares subject to outstanding units is also presented on a 1:1 basis without applying the fungible share counting ratio.

Our equity award mix favors the granting of full value awards, such as RSU and PSU awards, which vest on the basis of continued service and/or attainment of long-term performance goals. These types of awards enable us to reduce our gross burn rate and limit dilution by granting fewer shares relative to the number of stock options that had been granted in prior years. As of September 4, 2018, there were outstanding under the Performance Incentive Plan: 3,947,738 stock options; 10,524,672 unvested RSUs (including performance units credited based on actual performance for completed performance periods that remain subject to service-based vesting requirements and units credited as dividend equivalents through that date) and 690,302 performance units with open performance-based vesting conditions (presented at the applicable target level of performance and including dividend equivalents through that date on the target level of units), in each case, as counted on a 1:1 basis without applying the fungible share counting ratio. As of the Effective Date, there were outstanding under the Performance Incentive Plan: 4,060,906 stock options; 6,016,777 unvested RSUs (including performance units credited based on actual performance for completed performance periods that remain subject to service-based vesting requirements and units credited as dividend equivalents through that date) and 351,997 performance units with open performance-based vesting conditions (presented at the applicable target level of performance and including dividend equivalents through that date on the target level of units), in each case, as counted on a 1:1 basis without applying the fungible share counting ratio. The amended and restated version of the Performance Incentive Plan continues to preserve our flexibility to shift the type and mix of awards granted from time to time as may be warranted by the circumstances.

POTENTIAL DILUTION AND AWARD BURN RATE METRICS

The following section includes additional information to help you assess the potential dilutive impact of our equity awards and the proposed amendments to the Performance Incentive Plan.

The following table shows how certain metrics have changed over the past three fiscal years under the Performance Incentive Plan. Additionally, the fiscal 2017 metrics include awards granted under the SanDisk Plan. (We assumed certain outstanding awards in connection with our acquisition of SanDisk in fiscal 2016, but we did not grant any awards under the SanDisk Plan prior to fiscal 2017. Our authority to grant new awards under the SanDisk Plan terminated when stockholders approved the last amendment and restatement of the Performance Incentive Plan on November 2, 2017.) As to the number of shares of our common stock subject to RSU and PSU awards outstanding on any particular date, the information presented includes the crediting of dividend equivalents on the awards through that date, to the extent the dividend equivalents are payable in shares of common stock. For historical PSU awards, the information presented is based on the target number of shares subject to the award (while the final vesting of the awards may range from 0% to 300% of the target number of shares subject to these awards based on performance over the performance period applicable to the awards). “Overhang” refers to the number of shares of our common stock that are subject to outstanding awards or remain available for new award grants, including under the SanDisk Plan for fiscal 2017. “Burn rate” refers to how many shares are subject to awards that we grant over a particular period of time.

92     WESTERN DIGITAL

OTHER PROPOSALS

Key Equity Metrics	FY2018	FY2017	FY2016	3-Year Average (FY2016-FY2018)
Shares subject to awards granted during year, counted on 1:1 basis(1)	6.3 million	8.8 million	4.4 million	6.5 million
Shares subject to awards granted during year, counted using the full value fungible share counting formula of 1.72:1(2)	10.8 million	13.1 million	6.3 million	10.1 million
Gross burn rate during year(3)	2.12%	3.06%	1.84%	2.34%
Net burn rate during year(4)	1.62%	2.01%	1.34%	1.66%
Dilution at end of year(5)	11.89%	10.07%	13.98%	11.98%
Full dilution at end of year(6)	10.63%	9.15%	12.26%	10.68%
Overhang at end of year(7)	5.88%	7.18%	8.70%	7.25%

(1)	Reflects total gross number of shares subject to equity awards granted during the fiscal year, and does not reflect subsequent forfeitures or cancellations.
(2)

Reflects number of shares that are used during the fiscal year based on the awards granted (see footnote 1) and the fungible share counting provisions that require each full value award to count as 1.72 shares, and each stock option to count as one (1) share, against the pool of shares available under the Performance Incentive Plan.

(3)

Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year (counted on a 1:1 basis without applying the fungible share counting ratio) by the total weighted-average number of shares outstanding during the period, and does not reflect subsequent forfeitures or cancellations.

(4)

Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year (counted on a 1:1 basis without applying the fungible share counting ratio) by the total weighted-average number of shares outstanding during the period, and takes into account any cancelled or forfeited equity awards.

(5)

Dilution is calculated by dividing the sum of (i) the number of shares subject to equity awards outstanding at the end of the fiscal year, plus (ii) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year. The number of shares available for future grants excludes the available pool of shares under the SanDisk Plan, which was cancelled when stockholders approved the last amendment and restatement of the Performance Incentive Plan on November 2, 2017. At the end of fiscal 2016 and fiscal 2017, there were 14.7 million shares and 12.2 million shares, respectively, available for future grant pursuant to the pool of shares remaining available under the SanDisk Plan; when including those shares in the calculation set forth above, the dilution at the end of fiscal 2016 would be 19.15% and at the end of fiscal 2017 would be 14.25%.

(6)

Full dilution is calculated by dividing the sum of (i) the number of shares subject to equity awards outstanding at the end of the fiscal year, plus (ii) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year, plus the total of equity awards outstanding and future grants available.

(7)

Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year, including for fiscal 2017 shares subject to equity awards granted under the SanDisk Plan and shares subject to other awards assumed in connection with our acquisition of SanDisk, by the number of shares outstanding at the end of the fiscal year.

The weighted-average number of shares of our common stock issued and outstanding in each of the last three fiscal years is reported in our Annual Report on Form 10-K for the respective fiscal year. The number of shares of our common stock issued and outstanding as of June 29, 2018 and September 4, 2018 was 296 million shares and 291 million shares, respectively.

We anticipate that the six million (6,000,000) additional shares requested for the amended and restated version of the Performance Incentive Plan, together with the current shares available, generally will provide us with flexibility to continue to grant equity awards under the amended and restated version of the Performance Incentive Plan for an additional one to two years. The six million (6,000,000) additional shares requested represents 2.06% of the number of shares of our common stock issued and outstanding as of September 4, 2018. This estimate assumes the reserving of sufficient shares to cover potential payment of performance-based awards at maximum payment levels and covering dividend equivalents that may be credited with respect to the awards based on our company’s recent dividend payments. However, this is only an estimate, in our judgment, based on current circumstances.

2018 PROXY STATEMENT      93

OTHER PROPOSALS

The total number of shares that are subject to our award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in stock and the amount and frequency of our dividend payments, the type of awards we grant and how we choose to balance total compensation between cash and equity awards.

The closing market price for a share of our common stock as of September 4, 2018 was $60.24 per share.

SUMMARY DESCRIPTION OF THE PERFORMANCE INCENTIVE PLAN (AS PROPOSED TO BE AMENDED AND RESTATED)

The principal terms of the Performance Incentive Plan (as proposed to be amended and restated) are summarized below. The following summary is qualified in its entirety by the full text of the Performance Incentive Plan (as proposed to be amended and restated), which has been included as Appendix B to the version of this Proxy Statement filed with the SEC. A copy of the Performance Incentive Plan document (as proposed to be amended and restated) may also be obtained without charge by writing to our Secretary at Western Digital Corporation, 5601 Great Oaks Parkway, San Jose, California 95119.

Purpose

The purpose of the amended and restated Performance Incentive Plan is to promote the success of our company and to increase stockholder value by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration

Our Board of Directors or one or more committees appointed by our Board of Directors administers the amended and restated Performance Incentive Plan. Currently, our Board of Directors has delegated general administrative authority for the Performance Incentive Plan to the Compensation Committee, except that our Board of Directors retains administrative authority with respect to awards granted to non-employee members of our Board of Directors. Our Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees with administrative and grant authority under the Performance Incentive Plan. (The appropriate acting body, be it our Board of Directors or a committee within its delegated authority, is referred to in this Proposal 3 as the “Administrator”).

The Administrator has broad authority under the amended and restated version of the Performance Incentive Plan with respect to awarding grants including, without limitation, the authority:

●	to select eligible participants and determine the type(s) of award(s) that they are to receive;
●	to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;
●	to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;
●	to cancel, modify or waive our company’s rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;
●	subject to the other provisions of the amended and restated version of the Performance Incentive Plan, to make certain adjustments to an outstanding award (including determining the circumstances in which performance-based goals will be adjusted and the nature and impact of such adjustments) and to authorize the conversion, succession or substitution of an award;

94     WESTERN DIGITAL

OTHER PROPOSALS

●	to determine the method of payment of any purchase price for an award or shares of our common stock delivered under the Performance Incentive Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;
●	to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where our company or one of our subsidiaries operates or where one or more eligible participants reside or provide services;
●	to approve the form of award agreements used under the Performance Incentive Plan; and
●	to construe and interpret the Performance Incentive Plan, make rules for the administration of the plan, and make all other determinations necessary for the administration of the plan.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, replace or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange or surrender an outstanding stock option or stock appreciation right in exchange for an stock option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility

Persons eligible to receive awards under the Performance Incentive Plan include officers or employees of our company or any of our subsidiaries, members of our Board of Directors, and certain consultants and advisors to our company or any of our subsidiaries. As of June 29, 2018, approximately 71,600 officers and employees of our company and our subsidiaries (including all of our named executive officers), each of our non-employee directors and approximately 100 consultants, are considered eligible under the Performance Incentive Plan.

Aggregate Share Limit

The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the Performance Incentive Plan (without giving effect to the proposed share increase) as of the Effective Date was 80,602,114. If stockholders approve this Proposal 3, the number of shares available for award grant purposes under the amended and restated version of the Performance Incentive Plan will equal the sum of the following (such total number of shares, the “share limit”):

●	86,602,114 shares of our common stock (which represents the share limit of 80,602,114 shares as in effect on the Effective Date plus the proposed increase of 6,000,000 shares), plus
●	the number of any shares of our common stock subject to stock options outstanding under the SanDisk Plan as of the Effective Date which expire, or for any reason are cancelled or terminated, after the Effective Date without being exercised (which, for purposes of clarity, will become available for award grants under the amended and restated version of the Performance Incentive Plan on a one-for-one basis), plus
●	1.72 times the number of any shares of our common stock subject to restricted share unit awards outstanding and unvested under the SanDisk Plan as of the Effective Date which are forfeited, terminated, cancelled, or otherwise reacquired after the Effective Date without having become vested (for clarity, with the 1.72:1 ratio to reflect the “full value award” ratio below).

Shares issued in respect of any full value award granted under the Performance Incentive Plan count against the share limit described in the preceding paragraph as 1.72 shares for every one (1) share actually issued in connection with the award. For example, if we granted a bonus of 100 shares of our common stock under the Performance Incentive Plan, 172 shares would be counted against the share limit with respect to that award. For this purpose, a “full value award” generally means any award granted under the plan other than a stock option or a stock appreciation right. As of the Effective Date, a total of 10,429,680 shares of our common stock were subject to outstanding awards granted under the Performance Incentive Plan, a total of 18,108,148 shares of our common stock were available for new award grants under the Performance Incentive Plan (before giving effect to the increase in the aggregate share limit being requested

2018 PROXY STATEMENT      95

OTHER PROPOSALS

in this Proposal 3), 598,153 shares of our common stock were subject to stock options outstanding under the SanDisk Plan and 5,013,844 shares of our common stock were subject to outstanding and unvested restricted share unit awards under the SanDisk Plan.

Additional Share Limits

The following other limits are also contained in the amended and restated version of the Performance Incentive Plan. These limits are in addition to, and not in lieu of, the share limit for the plan described above and, in the case of share-based limits, are applied on a one-for-one basis without applying the premium share-counting ratio for full value awards discussed above.

●	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 85,837,248 shares.
●	The maximum number of shares subject to those options and stock appreciation rights that are granted under the plan during any calendar year to any individual under the plan is 1,000,000 shares.
●	The value of the shares subject to awards granted to any one non-employee director in any one grant year (based on the fair market value of the shares on the date of grant of the applicable award, using such valuation principles as determined by the Administrator) may not exceed $900,000. This limit would not apply as to any award granted to an individual for services in a capacity other than as a non-employee director, even if such individual is, was or becomes a non-employee director. The term “grant year” is used as described above.

To the extent that an award granted under the Performance Incentive Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Performance Incentive Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the Performance Incentive Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the Performance Incentive Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards granted under the Performance Incentive Plan or options granted under the SanDisk Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Performance Incentive Plan or the SanDisk Plan will again be available for subsequent awards under the Performance Incentive Plan. In addition, the Performance Incentive Plan generally provides that shares issued in connection with awards that are granted by or become obligations of our company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Performance Incentive Plan.

Currently, shares that are reacquired or withheld by us to pay the exercise price of an award granted under the Performance Incentive Plan or SanDisk Plan, shares reacquired or withheld to satisfy the tax withholding obligations related to any award under the Performance Incentive Plan or SanDisk Plan, and shares purchased on the open market (with the cash proceeds from the exercise of stock options or otherwise), will not be available for subsequent awards under the plan. If stockholders approve the proposed amendment and restatement of the Performance Incentive Plan, shares that are reacquired or withheld by us on or after November 7, 2018 as full or partial payment in connection with a full value award under the Performance Incentive Plan or SanDisk Plan, as well as shares reacquired or withheld by us on or after November 7, 2018 to satisfy the tax withholding obligations related to a full value award under the Performance Incentive Plan or SanDisk Plan, will not count against the share limit of and will be available for new award grants under the Performance Incentive Plan. Shares that are required or withheld by us in connection with the exercise of stock options, the settlement of stock appreciation rights or the payment of required withholding taxes on stock options or stock appreciation rights will, as is the case now, continue to not be available for new award grants.

Types of Awards

The Performance Incentive Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses, performance stock, stock units, phantom stock, dividend equivalents and similar awards, which are granted or denominated in shares of our common stock, as well as cash awards (including cash awards based on achievement of goals established by the Administrator and discretionary cash awards). The Performance Incentive Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

96     WESTERN DIGITAL

OTHER PROPOSALS

A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described in the section entitled “—Material U.S. Federal Income Tax Consequences of Awards Under the Amended and Restated Performance Incentive Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the Performance Incentive Plan. Incentive stock options may only be granted to employees of our company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and cannot be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

Dividend equivalent rights may not be granted in connection with a stock option or stock appreciation right under the plan, and any dividends or dividend equivalents as to the unvested portion of a restricted stock or stock unit award under the plan will be subject to termination and forfeiture to the same extent as the corresponding portion of the award if the applicable vesting requirements are not satisfied.

Minimum Vesting Requirements

Except pursuant to any required accelerated vesting in connection with a change in control event, or as described below, the Performance Incentive Plan provides that each award granted under the plan will be subject to a minimum vesting period of one year. Awards may, however, be granted under the plan with minimum vesting requirements of less than one year, or no vesting requirements, provided that the total number of shares of our common stock subject to such awards will not exceed 5% of the aggregate share limit. This minimum vesting requirement under the Performance Incentive Plan does not limit or restrict the Administrator’s discretion to accelerate or provide for the acceleration of vesting of any award in any circumstances it determines to be appropriate.

Deferrals

The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards

Generally, and subject to limited exceptions set forth in the Performance Incentive Plan, upon any event in which our company does not survive, or does not survive as a public company in respect of its common stock, then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards. Upon the occurrence of (or, as may be necessary to effect such action, immediately prior to) any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances, and subject to limited exceptions set forth in the Performance Incentive Plan, each award generally will become fully vested to the extent that it is to be terminated in connection with such event (with any performance goals applicable to the award being deemed met at the “target” performance level, unless otherwise provided in the applicable award agreement). The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Performance Incentive Plan.

We generally do not provide for accelerated vesting of equity awards held by our executive officers in connection with a change in control except (i) for certain equity awards, in connection with a change in control event if there is also a qualifying termination of the officer’s employment in connection with a change in control (not merely because the change in control occurred) or (ii) in certain circumstances as referenced above where the award is to terminate in connection with the change in control.

2018 PROXY STATEMENT      97

OTHER PROPOSALS

Transfer Restrictions

Subject to certain exceptions contained in the Performance Incentive Plan, awards under the Performance Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers are made for estate or tax planning or charitable purposes for no (or nominal; i.e. the minimum consideration required by applicable law) consideration and comply with applicable federal and state securities laws.

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Performance Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain corporate events. These events include reclassifications, recapitalizations, stock splits (including a stock split in the form of a stock dividend) or reverse stock split, mergers, combinations, consolidations, other reorganization, spin-off, split-up, similar extraordinary dividend distribution in respect of our common stock, exchange of common stock or other securities of our company, or other similar, unusual or extraordinary corporate events in respect of our common stock.

No Limit on Other Authority

The Performance Incentive Plan does not limit the authority of our Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

Termination of or Changes to the Performance Incentive Plan

Our Board of Directors may amend or terminate the Performance Incentive Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by our Board of Directors. The Performance Incentive Plan will expire on August 4, 2025. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE AMENDED AND RESTATED PERFORMANCE INCENTIVE PLAN

The material U.S. federal income tax consequences of the Performance Incentive Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

With respect to nonqualified stock options, we generally are entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we generally are not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the Performance Incentive Plan generally follow certain basic patterns: stock appreciation rights generally are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time

98     WESTERN DIGITAL

OTHER PROPOSALS

the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards generally are subject to tax at the time of payment; and compensation otherwise effectively deferred generally is taxed when paid or underlying shares are delivered. In each of the foregoing cases, we generally will have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Performance Incentive Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

Furthermore, the aggregate compensation in excess of $1,000,000 payable to certain of our current and former officers may not be permitted to be deducted by us in certain circumstances. There can be no assurance that any compensation we award or pay will be fully deductible, and we reserve the right to award compensation that does not qualify for deductibility in such circumstances as we may consider appropriate. Awards under the Performance Incentive Plan do not need to be structured so as to be deductible for tax purposes.

SPECIFIC BENEFITS UNDER THE AMENDED AND RESTATED PERFORMANCE INCENTIVE PLAN

We have not approved any awards that are conditioned upon stockholder approval of the proposed amended and restated version of the Performance Incentive Plan. Except for the non-employee director awards discussed below, we are not currently considering any new award grants under the amended and restated version of the Performance Incentive Plan and the number and type of awards that we may grant in the future under the amended and restated version of the Performance Incentive Plan (within the express limits of the amended and restated version of the Performance Incentive Plan, discussed above) is not determinable. If the amendments reflected in this Proposal 3 had been in effect in fiscal 2018, we expect that award grants for fiscal 2018 would not have been substantially different from those actually made in that year under the Performance Incentive Plan. For information regarding awards granted to our company’s named executive officers during fiscal year 2018 under the Performance Incentive Plan, see the discussion in the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

We are not currently considering any new award grants under the amended and restated version of the Performance Incentive Plan except for the annual grants of RSUs to non-employee directors described in the section entitled “Corporate Governance Matters—Director Compensation.” These annual grants are determined based on the closing market price of our common stock on the date of the grant. Assuming, for illustrative purposes only, that the closing market price of our common stock used for the conversion of the dollar amount for the annual grants under the Non-Employee Director Restricted Stock Unit Grant Program ($240,000, or $290,000 in the case of our non-employee director serving as Chairman of the Board and $270,000 in the case of our Lead Independent Director) into shares was $60.24 (the closing market price of a share of our common stock on September 4, 2018), the number of shares that would be allocated to our eight non-employee directors as a group (assuming a Board of Directors with eight non-employee directors, including a non-employee director serving as Chairman of the Board) pursuant to the annual grant provisions of the Non-Employee Director Restricted Stock Unit Grant Program over the approximately seven-year remaining term of the amended and restated version of the Performance Incentive Plan (through 2025) is approximately 232,400 shares (approximately 33,200 shares per year for each of the seven years for the eight non-employee directors). This figure represents the continuation of the current non-employee director equity awards, for the number of non-employee directors indicated, over that seven-year period, including awards in connection with the Annual Meeting and assuming that the amended and restated version of the Performance Incentive Plan expires in 2025 before the 2025 annual meeting of stockholders. The actual number of shares that we may issue under the Non-Employee Director Restricted Stock Unit Grant Program depends on, among other future variables, the number of our non-employee directors from time to time, when a non-employee director serves as Chairman of the Board, the price of our common stock on the applicable grant date that is used to convert the applicable grant-date value into a number of shares, and whether our Board of Directors changes the applicable grant date values or other aspects of our non-employee director compensation program in the future.

2018 PROXY STATEMENT     99

OTHER PROPOSALS

AGGREGATE PAST GRANTS UNDER THE PERFORMANCE INCENTIVE PLAN

As of September 4, 2018, awards covering 59,065,725 shares of our common stock had been granted under the Performance Incentive Plan. (This number of shares includes shares subject to awards under the Performance Incentive Plan and the SanDisk Plan that expired, were cancelled or terminated without having been exercised and paid and became available for new award grants under the Performance Incentive Plan.) The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and RSU, PSU and restricted stock award vestings prior to that date, and option and unvested RSU and PSU holdings as of that date.

	Stock Options				Stock Awards(1)(2)
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Past Exercise	Number of Shares Underlying Options Outstanding as of September 4, 2018		Number of Shares or Units Subject to Past Grants	Number of Shares or Units Vested as of September 4, 2018	Number of Shares or Units Outstanding and Unvested as of September 4, 2018
Name and Position			Exercisable	Unexercisable
Named executive officers:
Stephen D. Milligan	866,261	480,807	170,041	162,851	1,245,637	927,917	317,356
Chief Executive Officer
Michael D. Cordano	481,280	224,778	163,245	93,257	488,818	414,405	240,388
President and Chief Operating Officer
Mark P. Long	189,452	121,880	30,130	37,442	296,020	256,847	243,299
President WD Capital, Chief Strategy
Officer and Chief Financial Officer
Martin R. Fink	—	—	—	—	99,867	12,666	88,809
Executive Vice President and
Chief Technology Officer
Srinivasan Sivaram	—	—	—	—	100,875	3,007	98,931
Executive Vice President,
Silicon Technology & Manufacturing
Jacqueline M. DeMaria	343,606	263,030	—	—	203,160	241,386	—
Former Executive Vice President and
Chief Human Resources Officer
All current executive officers	1,835,010	1,054,155	387,894	340,399	2,502,266	1,795,825	1,151,243
(7 persons)
Non-employee directors:
Martin I. Cole	—	—	—	—	12,135	9,710	2,757
Kathleen A. Cote	82,749	75,814	6,935	—	55,321	53,383	2,757
Henry T. DeNero	82,749	82,749	—	—	55,321	53,998	2,757
Tunç Doluca	—	—	—	—	534	—	534
Michael D. Lambert	82,749	82,749	—	—	55,321	53,383	2,757
Len J. Lauer	45,863	45,863	—	—	31,882	29,610	3,102
Matthew E. Massengill	560,249	372,749	—	—	602,151	549,702	3,332
Paula A. Price	—	—	—	—	13,315	11,120	2,757
All non-employee directors (8 persons):	854,359	659,924	6,935	—	825,980	760,906	20,753
Each other person who has received 5% or more of the options, warrants or rights under the Performance Incentive Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	25,860,476	18,849,959	2,332,266	880,244	26,640,868	15,742,223	10,042,978

(1)

Amounts presented in the past grants column of the table above take PSU awards into account at the time of grant based on the applicable target level of performance. The number of shares or units vested or unvested as of September 4, 2018 in the table above is presented taking PSU awards into account based on the number of units actually credited based on performance as to completed performance periods and, as to awards that remain subject to performance-based vesting conditions, based on the applicable target level of performance.

100     WESTERN DIGITAL

OTHER PROPOSALS

(2)	Amounts presented in the table above include dividend equivalents credited through September 4, 2018, with fractional dividend equivalents rounded to the nearest whole share.

Mr. Milligan and each of the non-employee directors identified in the table above is a nominee for reelection as a director at the Annual Meeting.

BOARD RECOMMENDATION AND VOTE REQUIRED FOR APPROVAL

BOARD RECOMMENDATION

Our Board recommends that stockholders vote FOR this Proposal 3 to approve the amendment and restatement of the Performance Incentive Plan.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on this Proposal 3 is required for approval of the amendment and restatement of the Performance Incentive Plan.

Our Board of Directors believes that the proposed amendment and restatement of the Performance Incentive Plan will promote the interests of our company and our stockholders and will help our company and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of our Board of Directors and all of our executive officers are eligible for awards under the Performance Incentive Plan and thus have a personal interest in the approval of the amendment and restatement of the Performance Incentive Plan.

2018 PROXY STATEMENT     101

OTHER PROPOSALS

PROPOSAL 4	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2005 EMPLOYEE STOCK PURCHASE PLAN TO, AMONG OTHER THINGS, INCREASE BY 10,000,000 THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THAT PLAN

Our Board recommends that stockholders vote FOR this Proposal 4 to approve the amendment and restatement of the 2005 Employee Stock Purchase Plan.
●	Increase shares available for issuance under the plan by 10,000,000 shares, among other changes
●	Broad-based equity incentive plan: more than 95% of options granted under the plan in fiscal 2018 were to non-executive officers
●	Additional shares expected to be available for grants for 2-3 years based on current grant practices and other factors

At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the Western Digital Corporation Amended and Restated 2005 Employee Stock Purchase Plan (the “ESPP”), which would increase the maximum number of shares of our common stock authorized for issuance under the plan by an additional ten million (10,000,000) shares. This amendment and restatement was adopted, subject to stockholder approval, by our Board of Directors on August 2, 2018. Under Section 423 of the Internal Revenue Code, we may not increase the ESPP share limit without stockholder approval.

Currently, a total of 27,000,000 shares of our common stock are authorized for issuance under the ESPP. Of these shares, 22,388,867 shares have previously been purchased and 4,611,133 shares remain available for purchase in the current and future offering periods. If stockholders approve the amendment and restatement of the ESPP, the maximum number of shares that may be issued under the ESPP will increase from 27,000,000 shares to 37,000,000 shares.

STOCKHOLDER APPROVAL REQUIREMENT

Unless and until our stockholders approve the amended and restated version of the ESPP, the ESPP will continue to operate in accordance with its current terms and from the shares currently available for issuance under the ESPP without regard to the amendment and restatement being proposed in this Proposal 4.

Our Board of Directors believes that the ESPP will help us retain and motivate eligible employees and will help further align the interests of eligible employees with those of our stockholders. Our Board of Directors approved the additional share authority requested under the ESPP to help ensure that a sufficient reserve of common stock remains available for issuance under the ESPP to allow us to continue the plan in the future.

In the event the stockholders do not approve the proposed amendment and restatement of the ESPP, the ESPP will continue in operation pursuant to its current terms with no change to the 27,000,000 shares that are currently authorized for issuance under the ESPP.

SUMMARY DESCRIPTION OF THE AMENDED AND RESTATED 2005 EMPLOYEE STOCK PURCHASE PLAN (AS PROPOSED TO BE AMENDED AND RESTATED)

The principal terms of the ESPP (as proposed to be amended and restated) are summarized below. The following summary is qualified in its entirety by the full text of the ESPP (as proposed to be amended and restated), which has been included as Appendix C to the version of this Proxy Statement filed with the SEC. A copy of the ESPP document (as proposed to be amended and restated) may also be obtained without charge by writing to our Secretary at Western Digital Corporation, 5601 Great Oaks Parkway, San Jose, California 95119.

102     WESTERN DIGITAL

OTHER PROPOSALS

Purpose

The purpose of the ESPP is to provide an incentive for present and future eligible employees of our company and our participating subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in our company through the purchase of common stock.

Operation of the Amended and Restated 2005 Employee Stock Purchase Plan

The ESPP operates in a series of periods referred to as “Offering Periods.” We will establish the duration of each Offering Period in advance of that Offering Period. However, an Offering Period may not be longer than 24 months. We may provide for a new Offering Period to start before an Offering Period in progress has ended, but no one participant may participate in more than one Offering Period at the same time.

On the first day of each Offering Period (referred to as the “Enrollment Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period is granted an option to purchase shares of our common stock. A participant may designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP are credited to a bookkeeping account in his or her name. A participant generally may elect to terminate his or her contributions to the ESPP at any time during an Offering Period. A participant also generally may elect to increase or decrease the rate of his or her contributions to the ESPP up to four times in a calendar year. Amounts contributed to the ESPP constitute general corporate assets of our company and may be used for any corporate purpose.

An Offering Period may consist of one or more periods referred to as “Exercise Periods.” The last day of each Exercise Period is referred to as an “Exercise Date.” Each option granted under the ESPP for an Offering Period is automatically exercised on each Exercise Date that occurs within that Offering Period. The number of shares acquired by a participant upon exercise of his or her option is determined by dividing the participant’s account balance under the ESPP as of the Exercise Date by the Exercise Price for that Offering Period. We establish the methodology for setting the Exercise Price in an Offering Period in advance of that Offering Period, except that in no event may the Exercise Price be lower than the lesser of (i) 85% of the fair market value of a share of our common stock on the applicable Enrollment Date, or (ii) 85% of the fair market value of a share of our common stock on the applicable Exercise Date. A participant’s account is reduced upon exercise of his or her option by the amount used to pay the Exercise Price of the shares acquired by the participant. No interest is paid to any participant or credited to any account under the ESPP.

Eligibility

Only certain employees are eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Enrollment Date of that period an individual must:

●	be employed by our company or one of our subsidiaries that has been designated as a participating subsidiary; and
●	be customarily employed for more than twenty hours per week and more than five months in a calendar year.

An employee who is a citizen or resident of a foreign jurisdiction to whom the grant of an option under the ESPP would be prohibited under the laws of such foreign jurisdiction, or compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Internal Revenue Code, would not be eligible to participate in the ESPP. As of June 29, 2018, approximately 71,600 employees of our company and our subsidiaries, including all of the named executive officers, were eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions

Currently, a maximum of 27,000,000 shares of our common stock are available for delivery under the plan. If stockholders approve this Proposal 4, the number of shares available for issuance under the ESPP will be increased by an additional 10,000,000 shares, from 27,000,000 shares to 37,000,000 shares.

PARTICIPATION IN THE ESPP IS ALSO SUBJECT TO THE FOLLOWING LIMITS:

●	A participant cannot contribute more than 10% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.
●	A participant cannot be granted an option under the ESPP for an offering period with respect to a number of shares of our common stock that exceeds five times the number of shares determined by dividing (i) $40,000 by (ii) the fair market value of a share of our common stock on the Enrollment Date multiplied by 85% (or the applicable percentage used to calculate the Exercise Price for that offering period).

2018 PROXY STATEMENT     103

OTHER PROPOSALS

●	A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP for each calendar year in which such option is outstanding.
●	A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of our company or one of our subsidiaries or to the extent it would exceed certain other limits under the Internal Revenue Code.

Our company has the flexibility to change the 10% contribution limit referred to above and the maximum limit on the number of shares that may be acquired by any individual during an Offering Period or Exercise Period under the ESPP referred to above from time to time without stockholder approval. However, we cannot increase the aggregate number of shares available for delivery under the ESPP without stockholder approval, other than to reflect stock splits and similar adjustments as described below. The $25,000 and the 5% ownership limitations referred to above are required under the Internal Revenue Code.

Antidilution; Adjustments

As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as purchase prices and share limits under the ESPP, are subject to adjustment in the case of certain corporate events. These events include reclassifications, recapitalizations, stock splits (including a stock split in the form of a stock dividend) or reverse stock split, mergers, combinations, consolidations, other reorganization, spin-off, split-up, similar extraordinary dividend distribution in respect of our common stock, exchange of common stock or other securities of our company, or other similar, unusual or extraordinary corporate events in respect of our common stock.

Termination of Participation

A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by our company or one of our participating subsidiaries or the participant is no longer scheduled to work more than twenty hours per week or more than five months in a calendar year.

If a participant’s participation in the ESPP terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions

A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her account, may not be transferred, assigned, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration

The ESPP is administered by our Board of Directors or by a committee appointed by our Board of Directors. Our Board of Directors has appointed the Compensation Committee of our Board of Directors as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP, to determine which (if any) of our company’s subsidiaries may be participating subsidiaries whose employees may participate in the ESPP, and to construe and interpret the ESPP. The administrator also may adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations (for example and without limitation, as to participants employed in a particular jurisdiction outside of the U.S. who are subject to other applicable laws and regulations), which sub-plans may be designed to be outside of the scope of Section 423 of the Internal Revenue Code and need not comply with the otherwise applicable provisions of the ESPP. Decisions of the administrator with respect to the ESPP are final and binding on all persons.

104     WESTERN DIGITAL

OTHER PROPOSALS

No Limit on Other Plans

The ESPP does not limit the ability of our Board of Directors or any committee of our Board of Directors to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

Amendments

Our Board of Directors generally may amend or suspend the ESPP at any time and in any manner. No amendment, suspension or termination of the ESPP may have a material adverse effect on the then-existing rights of any participant during an Exercise Period without the participant’s written consent, but our Board of Directors may amend, suspend or terminate the ESPP as to any outstanding options granted under the ESPP for an Offering Period, effective as of any Exercise Date within that Offering Period, without the consent of the participants to whom such options were granted. Stockholder approval for an amendment to the ESPP will only be required to the extent required by law or applicable stock exchange rules, or as necessary to meet the requirements of Section 423 of the Internal Revenue Code in order to preserve the intended tax consequences of the ESPP.

Termination

Our Board of Directors may terminate the ESPP at any time. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS UNDER THE AMENDED AND RESTATED 2005 EMPLOYEE STOCK PURCHASE PLAN

Following is a general summary of the current material U.S. federal income tax principles applicable to the amended and restated version of the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which we are generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her option under the ESPP. We will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Enrollment Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Enrollment Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares, or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. We will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the fair market value of the shares on the Exercise Date on which the participant acquired the shares and the purchase price paid for the shares,

2018 PROXY STATEMENT     105

OTHER PROPOSALS

and we will generally be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. We will not be entitled to a tax deduction with respect to any capital gain realized by the participant.

SPECIFIC BENEFITS UNDER THE AMENDED AND RESTATED 2005 EMPLOYEE STOCK PURCHASE PLAN

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because whether an eligible employee will participate, and the amount of contributions set aside to purchase shares of our common stock under the ESPP (subject to the limitations discussed above) as to an eligible employee who elects to participate in the ESPP, is entirely within the discretion of each individual participant. If the share increase reflected in this Proposal 4 had been in effect in fiscal 2018, we do not expect that the number of shares purchased by participants in the plan during fiscal 2018 would have been materially different than the number of shares purchased as set forth in the table below.

For Exercise Periods ending in fiscal 2018, fiscal 2017, and fiscal 2016, the number of shares of our common stock purchased under the ESPP were 2,501,894 shares, 2,300,142 shares and 1,349,253 shares, respectively. However, because the number of shares purchased under the ESPP in any particular period may change based on any number of variables, including, without limitation, changes in the fair market value of our common stock, the number of eligible employees who elect to participate in the ESPP and the amount of payroll deductions elected by the eligible employees who participate, it is not possible to determine the benefits that will be received by employees if the proposed ESPP amendment is approved by stockholders or how long the additional 10,000,000 shares proposed to be authorized under the ESPP will last, but we expect the additional 10,000,000 shares proposed to be authorized under the ESPP will last two to three years based on current practices and other factors.

The closing price of a share of our common stock as of September 4, 2018 was $60.24 per share.

106     WESTERN DIGITAL

OTHER PROPOSALS

AGGREGATE PAST PURCHASES UNDER THE AMENDED AND RESTATED 2005 EMPLOYEE STOCK PURCHASE PLAN

As of September 4, 2018, 22,388,867 shares of our common stock had been purchased under the ESPP. The following number of shares had been purchased under the ESPP as of that date by the persons and groups identified below:

Name and Position	Aggregate Number of Shares Purchased Under the ESPP in Fiscal 2018	Aggregate Number of Shares Purchased Under the ESPP in All Completed Purchase Periods
Named executive officers:
Stephen D. Milligan Chief Executive Officer	588	5,652
Michael D. Cordano President and Chief Operating Officer	525	2,035
Mark P. Long President WD Capital, Chief Strategy Officer and Chief Financial Officer	—	—
Martin R. Fink Executive Vice President and Chief Technology Officer	272	272
Srinivasan Sivaram Executive Vice President, Silicon Technology & Manufacturing	525	1,574
Jacqueline M. DeMaria Former Executive Vice President and Chief Human Resources Officer	525	13,968
All current executive officers (7 persons)	2,435	23,660
All non-employee directors (8 persons):	—	—
Each other person who has received 5% or more of the options, warrants or rights under the ESPP	—	—
All employees, including all current officers who are not executive officers or directors, as a group	2,498,934	22,351,239

Mr. Milligan and each of our company’s non-employee directors is a nominee for reelection as a director at the Annual Meeting.

BOARD RECOMMENDATION AND VOTE REQUIRED

BOARD RECOMMENDATION

Our Board recommends that you vote FOR this Proposal 4 to approve the amendment and restatement of the 2005 Employee Stock Purchase Plan.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on this Proposal 4 is required for approval of the amendment and restatement of the ESPP.

Our Board of Directors believes that proposed amendment and restatement of the ESPP will promote the interests of our company and our stockholders and will help our company and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

All of our executive officers are eligible to participate in the ESPP and thus have a personal interest in the approval of the amendment and restatement of the ESPP.

2018 PROXY STATEMENT     107

Audit Committee Matters

PROPOSAL 5	RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors recommends a vote FOR the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2019

●	Although not required, our Board of Directors has elected to seek stockholder ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm
●	If the selection is not ratified, the Audit Committee will reconsider its appointment of KPMG LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm
●	We expect representatives of KPMG LLP to be present at the Annual Meeting and available to respond to appropriate questions

The accounting firm of KPMG LLP has served as our independent auditors since our incorporation in 1970. The Audit Committee has again appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending June 28, 2019. We are not required to submit the appointment of KPMG LLP for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this Proposal 5 at the Annual Meeting. If a majority of the shares represented at the Annual Meeting and entitled to vote do not ratify this appointment, the Audit Committee will reconsider its appointment of KPMG LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of our company and our stockholders. We expect one or more representatives of KPMG LLP to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Following are the fees paid by us to KPMG LLP for the fiscal years ended June 29, 2018 and June 30, 2017:

Description of Professional Service	2018 ($)	2017 ($)
Audit Fees — professional services rendered for the audit of our annual financial statements and the review of the financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements	10,407,000	8,368,400
Audit-Related Fees — assurance and related services reasonably related to the performance of the audit or review of our financial statements(1)	12,500	12,500
Tax Fees — professional services rendered for tax compliance, tax advice and tax planning(2)	3,541,065	3,059,907
All Other Fees — products and services other than those reported above	—	—

(1)	Audit-Related Fees in fiscal 2018 and 2017 consisted of the issuance of attestation reports and other services.
(2)	Tax Fees in fiscal 2018 and 2017 consisted of tax compliance assistance and related services and transfer pricing review.

108     WESTERN DIGITAL

AUDIT COMMITTEE MATTERS

The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. At least annually, KPMG LLP provides a description of all audit and permissible non-audit services expected to be performed during the year and specific fee estimates for each such service, which must be pre-approved by the Audit Committee. KPMG LLP periodically reports to the Audit Committee regarding the extent of services provided in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to pre-approve any specific audit-related and permissible non-audit services and associated fees that were not pre-approved by the Audit Committee and additional fees for services that were pre-approved but for which associated fees will exceed the Audit Committee’s previously-approved specific fee estimates. The Chair is required to report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. All services performed and related fees billed by KPMG LLP during fiscal 2018 and fiscal 2017 were pre-approved by the Audit Committee in accordance with its pre-approval policy and as required by applicable SEC rules.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on this Proposal 5 is required for ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2019.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended June 29, 2018. This report shall not be deemed soliciting material or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Dear Fellow Stockholders,

The Audit Committee represents our Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of Western Digital and its subsidiaries, and has general responsibility for oversight and review of the accounting and financial reporting practices, internal controls and accounting and audit activities of Western Digital and its subsidiaries. The Audit Committee is also responsible for overseeing our Enterprise Risk Management process on behalf of our Board of Directors. Accordingly, the Audit Committee oversees certain risk topics and allocates oversight responsibility for other risk topics among our Board and its other committees. The Audit Committee acts pursuant to a written charter. Our Board of Directors originally adopted the Audit Committee Charter on September 6, 1995 and most recently approved an amendment of the charter on March 6, 2018. A copy of the amended charter is available on our website under “Corporate Governance” at investor.wdc.com. Our Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined by the SEC and qualifies as an “independent” director under applicable rules of the Nasdaq Stock Market and the SEC.

Management is responsible for the preparation, presentation and integrity of Western Digital’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Western Digital’s independent registered public accounting firm since 1970, is responsible for performing an independent audit of Western Digital’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), issuing reports thereon.

The Audit Committee is solely and directly responsible for the appointment, compensation, retention and oversight of Western Digital’s independent registered public accounting firm. In conjunction with the rotation of the independent registered public accounting firm’s lead engagement partner, which occurs at least every five years, the Audit Committee is involved in the selection of KPMG LLP’s lead engagement partner. The next mandatory rotation for KPMG LLP’s lead engagement partner is scheduled to occur in fiscal year 2020. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and thus, its oversight does not provide an independent basis to determine that management has applied U.S. generally accepted accounting principles appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

2018 PROXY STATEMENT     109

AUDIT COMMITTEE MATTERS

During fiscal 2018, the Audit Committee met a total of 13 times, four in person and nine via telephone conference. During fiscal 2018, the Audit Committee also met and held discussions with management and KPMG LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees.” The Audit Committee reviewed and discussed the audited consolidated financial statements of Western Digital for the fiscal year ended June 29, 2018 with management and the independent registered public accounting firm. Our Board of Directors, including the Audit Committee, received an opinion of KPMG LLP as to the conformity of such audited consolidated financial statements with GAAP and the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

The Audit Committee discussed with KPMG LLP the overall scope and plan for its audit. The Audit Committee met regularly with KPMG LLP, with and without management present, to discuss the results of its audit, its evaluation of Western Digital’s internal control over financial reporting and the overall quality of Western Digital’s accounting practices. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. The Audit Committee reviewed and evaluated KPMG LLP’s lead engagement partner and also reviewed, among other things, the amount of fees paid to KPMG LLP for audit and non-audit services.

Based upon such reviews and discussions, the Audit Committee has recommended to the Board of Directors of Western Digital that the audited financial statements be included in Western Digital’s Annual Report on Form 10-K for the fiscal year ended June 29, 2018, for filing with the SEC. The Audit Committee also appointed KPMG LLP to serve as Western Digital’s independent registered public accounting firm for the fiscal year ending June 28, 2019. The members of the Audit Committee believe that the continued retention of KPMG LLP to serve as the independent registered public accounting firm is in the best interests of Western Digital and its stockholders.

THE AUDIT COMMITTEE

HENRY T. DENERO	MARTIN I. COLE	PAULA A. PRICE
Chair

110     WESTERN DIGITAL

Additional Information

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHO CAN VOTE

Only stockholders of record at the close of business on September 10, 2018, the record date, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, 290,205,068 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote at the Annual Meeting.

VOTING YOUR PROXY

At the Annual Meeting

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record” and you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot that will be provided at the Annual Meeting, or, if you received a printed copy of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you hold your shares through a broker, bank, trustee or other nominee (that is, in “street name”) rather than directly in your own name, you are a “beneficial stockholder” and you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Without Attending the Annual Meeting

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the Annual Meeting. You can submit a proxy over the Internet by following the instructions provided in the “Notice of Internet Availability of Proxy Materials” (which we also refer to as the “Notice”), or, if you received a printed copy of the proxy materials, you can also submit a proxy by mail or telephone pursuant to the instructions provided in the proxy card enclosed with the proxy materials. If you are a beneficial stockholder, you may submit your voting instructions over the Internet by following the instructions provided in the Notice, or, if you received a printed copy of the proxy materials, you can also submit voting instructions by telephone or mail by following the instructions provided in the voting instruction form sent by your bank, broker, trustee or other nominee.

Submitting your proxy or voting instructions via the Internet, by telephone or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting, although beneficial stockholders must obtain a “legal proxy” from the bank, broker, trustee or nominee that holds their shares giving them the right to vote the shares in person at the Annual Meeting.

If you submit a signed proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

2018 PROXY STATEMENT     111

ADDITIONAL INFORMATION

SPECIAL VOTING INSTRUCTIONS FOR 401(K) PLAN SHARES

If you are one of our employees or former employees who participates in the Western Digital Common Stock Fund under the 401(k) Plan, you will receive a request for voting instructions with respect to all of the shares allocated to your plan account. You are entitled to direct T. Rowe Price Company, the plan trustee, how to vote your plan shares. If T. Rowe Price does not receive voting instructions for shares in your plan account, your shares will be voted by T. Rowe Price in the same proportion as other shares in the Western Digital Common Stock Fund are affirmatively voted by plan participants.

MATTERS TO BE PRESENTED

The items of business scheduled to be voted on at the Annual Meeting are:

●	Proposal 1: The election of the nine director nominees named in this Proxy Statement to serve until our next annual meeting of stockholders and until their respective successors are duly elected and qualified;
●	Proposal 2: The approval on an advisory basis of the named executive officer compensation disclosed in this Proxy Statement;
●	Proposal 3: The approval of the amendment and restatement of our 2017 Performance Incentive Plan to, among other things, increase by 6,000,000 the number of shares of our common stock available for issuance under that plan;
●	Proposal 4: The approval of the amendment and restatement of our 2005 Employee Stock Purchase Plan to, among other things, increase by 10,000,000 the number of shares of our common stock available for issuance under that plan; and
●	Proposal 5: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2019.

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting. The deadline under our By-laws for stockholders to notify us of any proposals or director nominations to be presented at the Annual Meeting has passed. Our Board of Directors does not know of any other matters to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournments or postponements thereof, the proxyholders will have discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

BOARD RECOMMENDATIONS

Our Board of Directors recommends that you vote your shares:

●	Proposal 1: “FOR” each of the nine director nominees named in this Proxy Statement to be elected to our Board of Directors;
●	Proposal 2: “FOR” the approval on an advisory basis of the named executive officer compensation disclosed in this Proxy Statement;
●	Proposal 3: “FOR” the approval of the amendment and restatement of our 2017 Performance Incentive Plan to, among other things, increase by 6,000,000 the number of shares of our common stock available for issuance under that plan;
●	Proposal 4: “FOR” the approval of the amendment and restatement of our 2005 Employee Stock Purchase Plan to, among other things, increase by 10,000,000 the number of shares of our common stock available for issuance under that plan; and
●	Proposal 5: “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2019.

112     WESTERN DIGITAL

ADDITIONAL INFORMATION

VOTING DEADLINE

If you are a stockholder of record, please submit your proxy by telephone, the Internet or mail by 11:59 p.m. Eastern time on November 6, 2018 in order for your shares to be voted at the Annual Meeting. If you are a beneficial stockholder, please follow the voting instructions provided by the bank, broker, trustee or nominee who holds your shares. If you hold shares in the 401(k) Plan, to allow sufficient time for voting by the plan trustee, please submit your voting instructions by telephone, the Internet or mail by 11:59 p.m. Eastern time on November 4, 2018.

REVOKING YOUR PROXY

You have the power to revoke your proxy or voting instructions before your shares are voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by submitting a written notice of revocation to our Secretary at Western Digital Corporation, 5601 Great Oaks Parkway, San Jose, California 95119, or, to change how your shares will be voted at the Annual Meeting, by mailing a duly executed written proxy bearing a date that is later than the date of your original proxy or by submitting a later dated proxy via the Internet or by telephone.

A previously submitted proxy will not be voted if the stockholder of record who executed it is present at the Annual Meeting and votes the shares represented by the proxy in person at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or, if you have obtained a legal proxy from your bank, broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy. Any change to your proxy or voting instructions should be submitted by telephone, the Internet or mail by 11:59 p.m. Eastern time on November 6, 2018, unless you are voting shares held in our 401(k) Plan, in which case you should submit your voting instructions by 11:59 p.m. Eastern time on November 4, 2018.

QUORUM

The holders of a majority of our shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

VOTING REQUIREMENTS

Each share of our common stock outstanding at the close of business on the record date is entitled to one vote on each of the nine director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

●	Proposal 1: You may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Each director nominee receiving the affirmative approval of a majority of the votes cast with respect to his or her election (that is, the number of shares voted “for” the nominee exceeds the number of votes cast “against” that nominee) will be elected as a director.
●	Proposals 2, 3, 4 and 5: You may vote FOR, AGAINST or ABSTAIN. Each of these proposals requires the affirmative approval of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Please be aware that Proposals 2 and 5 are advisory only and are not binding on our company. Our Board of Directors will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders.

2018 PROXY STATEMENT      113

ADDITIONAL INFORMATION

ABSTENTIONS AND BROKER NON-VOTES

Abstentions

●	Proposal 1: Shares voting “abstain” will be entirely excluded from the vote and will not be counted in determining the outcome of a director nominee’s election.
●	Proposals 2, 3, 4 and 5: We treat abstentions as shares present or represented and entitled to vote on these proposals, so abstaining has the same effect as a vote “against” these proposals.

Broker Non-Votes

If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Proposal 5 (ratification of KPMG LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, all other proposals to be voted on at the Annual Meeting are considered non-routine matters. Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 5, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 5 in the manner directed by your broker, but your shares will constitute broker non-votes on each of the other proposals at the Annual Meeting and will not be counted for purposes of determining the outcome of each such proposal.

VOTING RESULTS

We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the SEC no later than four business days following the date of the Annual Meeting.

COSTS OF PROXY SOLICITATION

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials, this Proxy Statement and form of proxy and our 2018 Annual Report, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by us. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers and regular employees who will not receive any additional compensation for such solicitation. We have also engaged Morrow Sodali LLC to assist us in connection with the solicitation of proxies for the Annual Meeting for a fee that we do not expect to exceed $15,000 plus a reasonable amount to cover expenses. We have agreed to indemnify Morrow Sodali LLC against certain liabilities arising out of or in connection with this engagement. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

ATTENDING THE ANNUAL MEETING

You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial stockholder as of the close of business on September 10, 2018, the record date, or you hold a valid legal proxy for the Annual Meeting. You should be prepared to present a valid government photo identification for admission. Your photo identification must match the name of a stockholder of record or, if you are a beneficial stockholder, you should be prepared to bring proof of beneficial ownership as of September 10, 2018, the record date, such as your most recent account statement reflecting your stock ownership prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or other nominee, or similar evidence of ownership.

114     WESTERN DIGITAL

ADDITIONAL INFORMATION

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Proposals for Inclusion in Proxy Materials

For your proposal to be considered for inclusion in the proxy statement and form of proxy for our 2019 annual meeting of stockholders, your written proposal must be received by our Secretary at our principal executive offices no later than May 31, 2019 and must comply with Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2019 annual meeting of stockholders by more than 30 days from the date of this year’s Annual Meeting, your written proposal must be received by our Secretary at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for our 2019 annual meeting of stockholders.

Nomination of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials

If you intend to nominate an individual for election to our Board of Directors at our 2019 annual meeting of stockholders or wish to present a proposal at the 2019 annual meeting of stockholders but do not intend for such proposal to be included in the proxy statement for such meeting, our By-laws require that, among other things, stockholders give written notice of the nomination or proposal to our Secretary at our principal executive offices no earlier than the close of business on July 10, 2019 (the 120th day prior to the first anniversary of the Annual Meeting) and no later than the close of business on August 9, 2019 (the 90th day prior to the first anniversary of the Annual Meeting).

Notwithstanding the foregoing, in the event that we change the date of the 2019 annual meeting of stockholders to a date that is more than 30 days before or more than 70 days after the anniversary of the Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2019 annual meeting of stockholders and no later than the close of business on the later of 90 days prior to the date of the 2019 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2019 annual meeting of stockholders is made. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 2.11 of our By-laws will not be acted upon at the 2019 annual meeting of stockholders.

Nomination of Director Candidates for Inclusion in Proxy Materials (Proxy Access)

If you intend to nominate a director candidate pursuant to the proxy access process set forth in Section 2.14 of our By-laws, you, or a group of not more than 20 stockholders, must, among other requirements, have owned 3% or more of our outstanding common stock continuously for at least three years and give written notice of the nomination to our Secretary at our principal executive offices no earlier than the close of business on May 1, 2019 (the 150th day prior to the first anniversary of the date that proxy materials for the Annual Meeting were first released to stockholders) and no later than the close of business on May 31, 2019 (the 120th day prior to the first anniversary of the date that proxy materials for the Annual Meeting were first released to stockholders).

Notwithstanding the foregoing, in the event that we change the date of the 2019 annual meeting of stockholders to a date that is more than 30 days before or more than 70 days after the anniversary of the Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 150 days prior to the date of the 2019 annual meeting of stockholders and no later than the close of business on the later of 120 days prior to the date of the 2019 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2019 annual meeting of stockholders is made.

Use of the proxy access process is subject to all eligibility, procedural and disclosure requirements set forth in Section 2.14 of our By-laws.

2018 PROXY STATEMENT      115

ADDITIONAL INFORMATION

ELIMINATING DUPLICATIVE PROXY MATERIALS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice or otherwise receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095. If you are a beneficial stockholder, please contact your bank, broker, trustee or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

AVAILABILITY OF ANNUAL REPORT

Our 2018 Annual Report has been posted on our corporate website at investor.wdc.com and on the Internet at www.proxyvote.com. For stockholders receiving a Notice of Internet Availability of Proxy Materials, the Notice will contain instructions on how to request a printed copy of our 2018 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2018 Annual Report also will be included. In addition, we will provide, without charge, a copy of our 2018 Annual Report for the fiscal year ended June 29, 2018 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to the following address:

Secretary Western Digital Corporation 5601 Great Oaks Parkway San Jose, California 95119

COMMUNICATION WITH THE COMPANY

Stockholders or other interested parties who wish to communicate with us may do so by mail as follows. The name of any specific intended management or Board recipient(s) should be noted in the communication, including whether the communication is intended only for our Lead Independent Director or non-employee directors. See also “Corporate Governance Matters—Board Processes and Policies—Communicating with Directors.”

Secretary Western Digital Corporation 5601 Great Oaks Parkway San Jose, California 95119

116     WESTERN DIGITAL

Appendix A—Non-GAAP Financial Measures

We have disclosed in this Proxy Statement financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are not an alternative for measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. These measures should be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures are used by management for assessing our financial performance and as a measurement of our performance for incentive compensation purposes.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

The following non-GAAP measures (namely, non-GAAP gross margin and non-GAAP net income and diluted income per common share) exclude certain expenses, gains and losses that we believe are not indicative of our core operating results or because they are consistent with the financial models and estimates published by many analysts who follow our company and our peers. As further detailed below, the expenses, gains and losses excluded from the following non-GAAP measures include the amortization of acquired intangible assets; stock-based compensation expense; employee termination, asset impairment and other charges; acquisition-related charges; charges related to cost saving initiatives; convertible debt activity, net; debt extinguishment costs; other charges; and income tax adjustments.

The following tables present reconciliations of our GAAP gross margin to our non-GAAP gross margin and our GAAP net income and diluted income per common share to our non-GAAP net income and diluted income per common share:

(in millions, except per share information, unaudited)

	Year Ended June 30, 2017	Year Ended June 29, 2018
Revenue	$19,093	$20,647
Reconciliation of non-GAAP gross margin
GAAP gross profit	$6,072	$7,705
Amortization of acquired intangible assets	1,003	1,022
Stock-based compensation expense	49	49
Acquisition-related charges	18	—
Charges related to cost saving initiatives	68	(7)
Other	5	—
Non-GAAP gross profit	$7,215	$8,769
GAAP gross margin	31.8%	37.3%
Non-GAAP gross margin	37.8%	42.5%

2018 PROXY STATEMENT      A-1

APPENDIX A

	Year Ended June 30, 2017	Year Ended June 29, 2018
Reconciliation of non-GAAP net income and earnings per share:
GAAP net income	$397	$675
Amortization of acquired intangible assets	1,162	1,185
Stock-based compensation expense	382	376
Employee termination, asset impairment and other charges	232	215
Acquisition-related charges	35	13
Charges related to cost saving initiatives	154	12
Convertible debt activity, net	6	10
Debt extinguishment costs	274	899
Other	67	2
Income tax adjustments	11	1,136
Non-GAAP net income	$2,720	$4,523
Diluted weighted average shares outstanding	296	307
Diluted income per common share:
GAAP	$1.34	$2.20
Non-GAAP	$9.19	$14.73

A-2     WESTERN DIGITAL

APPENDIX A

RECONCILIATIONS OF NON-GAAP MEASURES USED FOR FISCAL 2017 AND 2018 STI PROGRAM

The Compensation Committee of our Board of Directors used non-GAAP diluted income per common share (“adjusted EPS”) as pre-established performance goals under our STI program for the first and second halves of fiscal 2017 and 2018. In accordance with the pre-established terms of the awards, this non-GAAP performance measure excluded certain material or unusual items that we believe are not indicative of the underlying performance of the business as detailed below.

The following tables present reconciliations of our GAAP net income and diluted income per common share to our non-GAAP net income and adjusted EPS:

(in millions, except per share information, unaudited)

	Six Months Ended December 30, 2016	Six Months Ended June 30, 2017	Six Months Ended December 29, 2017	Six Months Ended June 29, 2018
Reconciliation of non-GAAP net income and earnings per share:
GAAP net income	$(131)	$528	$(142)	$817
Amortization of acquired intangible assets	519	643	634	551
Stock-based compensation expense	—	187	196	180
Employee termination, asset impairment and other charges	113	119	100	115
Acquisition-related charges	33	2	10	3
Charges related to cost saving initiatives	86	68	14	(2)
Convertible debt activity, net	6	—	—	10
Debt extinguishment costs	267	7	2	897
Other	14	53	(6)	8
Income tax adjustments	10	(10)	1,489	(353)
Non-GAAP net income	$917	$1,597	$2,297	$2,226
Diluted weighted average shares outstanding:
GAAP	285	300	295	308
Non-GAAP	292	300	306	308
Diluted income per common share:
GAAP	$(0.46)	$1.76	$(0.48)	$2.66
Non-GAAP	$3.14	$5.32	$7.51	$7.24

2018 PROXY STATEMENT     A-3

APPENDIX A

RECONCILIATIONS OF NON-GAAP MEASURES USED FOR FISCAL 2017-2018 PSU PROGRAM

The Compensation Committee of our Board of Directors used the following non-GAAP measures (namely, adjusted diluted income per common share (“adjusted EPS”) and adjusted operating cash flows) as pre-established performance goals under our fiscal 2017-2018 PSU program. In accordance with the pre-established terms of the awards, these non-GAAP performance measures exclude certain material or unusual items that we believe are not indicative of the underlying performance of the business. These items excluded from adjusted EPS consist of the items excluded from our non-GAAP net income and diluted income per common share as detailed above, but adjusted to include the impact of stock-based compensation expense and further adjusted to exclude the impact of acquisitions, the tax benefit recognized by our company under the Tax Cuts and Jobs Act (the “2017 Tax Act”), the expense incurred by our company for Integration PSUs and related income tax adjustments. Adjusted operating cash flows excludes the cash impacts of these items as well as cash used for noncapitalizable IT integration costs. These items excluded from adjusted EPS and adjusted operating cash flows are detailed below.

The following tables present reconciliations of our non-GAAP net income and diluted income per common share to our adjusted EPS and our cash provided by operating activities to our adjusted operating cash flows:

(in millions, except per share information, unaudited)

	Year Ended June 30, 2017	Year Ended June 29, 2018	Two Years Ended June 29, 2018
Reconciliation of non-GAAP diluted income per common share:
Non-GAAP net income	$2,720	$4,523
Stock-based compensation expense	(382)	(376)
Loss from recent acquisitions	—	19
Rate benefit of 2017 Tax Act	—	(45)
Expense from Integration PSUs	(16)	68
Income tax adjustments	(10)	(15)
Adjusted net income	$2,312	$4,174
Diluted weighted average shares outstanding:	296	307
Adjusted diluted income per common share:	$7.81	$13.60	$21.41

Reconciliation of adjusted operating cash flows:
Cash provided by operating activities	$3,437	$4,205
Cash payments for employee termination, asset impairment and other charges	243	132
Cash payments related to cost saving initiatives	102	(6)
Acquisition-related charges	19	12
Cash premium on extinguishment of debt	40	—
Other charges	12	(13)
Noncapitalizable IT integration costs	15	44
Operating cash used by recent acquisitions	—	19
Rate benefit of 2017 Tax Act	—	(45)
Adjusted operating cash flows	$3,868	$4,348	$8,216

A-4     WESTERN DIGITAL

APPENDIX A

EXPLANATIONS OF ADJUSTMENTS TO NON-GAAP MEASURES

As detailed above, the company excludes the following items from its non-GAAP financial and non-GAAP performance measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense from its non-GAAP financial measures enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. During the fiscal years ended June 29, 2018 and June 30, 2017, the company incurred charges related to restructuring actions as more fully described in Part II, Item 8, Note 15, Employee Termination, Asset Impairment and Other Charges, of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended June 29, 2018. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Acquisition-related charges. In connection with the company's business combinations, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company's business, the company has incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company's channel partners or vendors, transforming the company's information systems infrastructure, integrating the company's product roadmap, and accelerated depreciation on assets.

Convertible debt activity, net. The company excludes non-cash economic interest expense associated with its convertible notes, the gains and losses on the conversion of its convertible senior notes and call option, and unrealized gains and losses related to the change in fair value of the exercise option and call option. These charges and gains and losses do not reflect the company's operating results, and the company believes are not indicative of the underlying performance of its business.

Debt extinguishment costs. From time-to-time, the company replaces its existing debt with new financing at more favorable interest rates or utilizes available capital to settle debt early, both of which generate interest savings in future periods. The company incurs debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These gains and losses do not reflect the company's operating results, and the company believes are not indicative of the underlying performance of its business.

Other charges. From time-to-time, the company sells or impairs investments or other assets which are not considered necessary to its business operations, or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. Additionally, as a result of the 2017 Tax Act, the fiscal year ended June 29, 2018 income tax adjustments include a net provisional income tax expense of $1.6 billion for the one-time mandatory deemed repatriation tax and a provisional income tax benefit of $65 million related to the re-measurement of deferred tax assets and liabilities.

2018 PROXY STATEMENT     A-5

APPENDIX A

As detailed above, the following additional adjustments have been made to the non-GAAP performance measures used for the company’s long-term incentive awards:

Stock-based compensation expense. The pre-established performance goals established by the Compensation Committee for the long-term incentive awards include stock-based compensation expense. Since stock-based compensation expense is excluded from our non-GAAP financial measures, non-GAAP net income and diluted income per common share, this expense has been added back to the adjusted diluted income per common share performance measure detailed above.

Recent acquisitions. The pre-established performance goals established by the Compensation Committee for the long-term incentive awards do not reflect any potential acquisitions and the company’s results are required to be adjusted for the impacts of any acquisitions during the period. The company generated a net loss of $19 million during the year ended June 29, 2018 from businesses acquired during the year.

Rate benefit of the 2017 Tax Act. As a result of the 2017 Tax Act, the company realized a tax benefit of $45 million from the lower enacted tax rate. The company has excluded this unplanned benefit from the actual results for the performance period.

Expense from integration PSUs. The company incurred incremental, unplanned noncash stock-based compensation expense of $68 million related to its integration PSUs and related awards during the performance period. The effect of this adjustment on the adjusted diluted income per common share performance measure did not impact the ultimate achievement level for the long-term incentive awards.

Noncapitalizable IT integration costs. In connection with the company’s recent acquisitions, it is transforming its IT systems to integrate these operations and has incurred noncapitalizable costs associated with these activities.

A-6     WESTERN DIGITAL

Appendix B – Amended and Restated 2017 Performance Incentive Plan

(Amended and Restated as of August 2, 2018)

1.	PURPOSE OF PLAN

The purpose of this Western Digital Corporation 2017 Performance Incentive Plan (formerly the “Western Digital Corporation 2004 Performance Incentive Plan” and referred to herein as this “Plan”) of Western Digital Corporation, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a member of the Board; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION
	3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (x) a majority of the members of the acting Administrator shall constitute a quorum, and (y) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2

Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

		(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

2018 PROXY STATEMENT      B-1

APPENDIX B

(b)

grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required (subject to the minimum vesting rules of Section 5.1.5), establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);
(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations necessary under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f)	accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award); provided, that the grant date of any award may not be modified once such grant date has occurred;

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and
(k)

determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, replace or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3

Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all

B-2     WESTERN DIGITAL

APPENDIX B

such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an award or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), should an option intended as an ISO (as defined below) fail to actually meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any award fail to qualify for any intended tax treatment or be subject to tax, penalty, or interest under Section 409A of the Code or other tax penalties, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

	3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1

Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

	4.2	Share Limits.

4.2.1 Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

		(1)	86,602,114 shares of Common Stock, plus
(2)

the number of any shares of Common Stock subject to stock options outstanding under the SanDisk 2013 Incentive Plan (the “SanDisk Plan”) as of the Effective Date (as defined below) which expire, or for any reason are cancelled or terminated, after the Effective Date without being exercised (which, for purposes of clarity, shall become available for award grants under this Plan on a one-for-one basis), plus

(3)

1.72 times the number of any shares of Common Stock subject to restricted stock unit awards outstanding and unvested under the SanDisk Plan as of the Effective Date (including any dividend equivalents thereon) that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation after the Effective Date without having become vested (for clarity, with the 1.72:1 ratio to reflect the “Full-Value Award” ratio below);

provided that in no event shall the Share Limit exceed the sum of (i) the 86,602,114 shares set forth above, plus (ii) the number of shares of Common Stock subject to stock options outstanding under the SanDisk Plan as of the Effective Date that could become available for award grants under this Plan pursuant to clause (2) above, plus (iii) the number of shares of Common Stock subject to restricted stock unit awards outstanding and unvested under the SanDisk Plan as of the Effective Date that could become available for award grants under this Plan pursuant to clause (3) above).

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.72 shares for every one share actually issued in connection with such award. For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

4.2.2 Aggregate Share Limit. The following limits also apply with respect to awards granted under this Plan:

		(1)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 85,837,248 shares.
		(2)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

2018 PROXY STATEMENT      B-3

APPENDIX B

(3)

In no event shall the value (based on the fair market value of the shares on the date of grant of the applicable award, using such valuation principles as determined by the Administrator) of the shares of Common Stock subject to awards granted under this Plan to any one non-employee member of the Board (a “Non-Employee Director”) in any one Grant Year exceed $900,000. The limit in the preceding sentence shall not apply as to any award granted to an individual for services in a capacity other than as a Non-Employee Director, even if such individual is, was or becomes a Non-Employee Director. For this purpose, “Grant Year” means the annual period commencing on the date of the Corporation’s annual meeting of stockholders and concluding on the day immediately preceding the next annual meeting of stockholders, or such other annual period as the Administrator may determine in its discretion.

4.3	Awards Settled in Cash, Reissue of Awards and Shares. The share limits of this Plan are subject to adjustment pursuant to the following provisions of this Section 4.3. Refer to Section 8.10 for application of this Plan’s share limits with respect to assumed awards.

(a)

Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall again be available for subsequent awards under this Plan.

(b)

Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, or any award outstanding under the SanDisk Plan, and shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan or the SanDisk Plan, shall be treated as follows: (i) to the extent that the exchange or withholding occurred with respect to a stock option or stock appreciation right, such shares shall not be available for subsequent awards under this Plan; (ii) to the extent that the exchange or withholding occurred prior to November 7, 2018 with respect to a Full-Value Award, such shares shall not be available for subsequent awards under this Plan; and (iii) to the extent that the exchange or withholding occurs on or after November 7, 2018 with respect to a Full-Value Award, such shares shall not be counted against the Share Limit and shall again be available for subsequent awards under this Plan.

(c)

To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall again be available for subsequent awards under this Plan.

(d)

In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.)

Each of the numerical limits of Section 4.2 is also subject to adjustment as contemplated by Section 7.1. For clarity, if any share subject to a Full-Value Award, or exchanged or withheld with respect to a Full-Value Award, becomes available for subsequent awards under this Plan pursuant to clause (a), (b) or (c) above, such share shall be credited as 1.72 shares when determining the number of shares that shall again become available for subsequent awards under this Plan if, upon grant of the related award, the shares underlying the award had been counted against the Share Limit at the 1.72:1 ratio applicable to Full-Value Awards.

The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).

4.4

No Fractional Shares. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

B-4     WESTERN DIGITAL

APPENDIX B

5.	AWARDS

5.1

Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be rendered a nonqualified stock option.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall not be less than the fair market value of a share of Common Stock on the date the SAR was granted and shall be set forth in the applicable award agreement. The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

2018 PROXY STATEMENT      B-5

APPENDIX B

5.1.5 Minimum Vesting Requirements. Except for any accelerated vesting required pursuant to Section 7 or as provided in the next sentence, each award granted under this Plan that is granted or payable in shares of Common Stock shall be subject to a minimum vesting requirement of one year and no portion of any such award may vest earlier than the first anniversary of the grant date of the award (the “Minimum Vesting Requirement”). The Minimum Vesting Requirement shall not apply to 5% of the total number of shares available under this Plan (which shares may be used for awards that do not include a one year vesting period or may provide for no vesting requirement) and shall not limit or restrict the Administrator’s discretion to accelerate or provide for the acceleration of vesting of any award in circumstances it determines to be appropriate.

5.1.6 Performance Goals. The grant, vesting, exercisability or payment of an award may (but need not) depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of one or more other companies or upon comparisons of any of the indicators of performance relative to one or more other companies) basis, any of which may also be expressed as a growth or decline measure relative to an amount or performance for a prior date or period) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing, or any other basis for measurement as established by the Administrator. The “Business Criteria” as selected by the Administrator in its sole discretion may be: (i) earnings per share, (ii) adjusted earnings per share, (iii) cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), (iv) stock price, (v) total stockholder return, (vi) gross or net sales or revenue, (vii) revenue growth, (viii) operating income (before or after taxes), (ix) net earnings (before or after interest, taxes, depreciation and/or amortization), (x) return on equity, assets, capital or net investment, (xi) cost or expense containment or reduction, (xii) market share or total available market, (xiii) economic value added, (xiv) gross margin or adjusted gross margin, (xv) net income, or any combination thereof, or any other criterion or criteria established by the Administrator. Unless otherwise approved by the Administrator, the specific performance formula, goal or goals (“targets”) as to such a performance-based award must be established during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed). The Administrator may provide that any performance-based goals (or the applicable measure of performance) will be adjusted to mitigate the unbudgeted impact of significant, material, unusual or nonrecurring items, accounting changes, extraordinary events not foreseen at the time the targets were set, or other circumstances determined by the Administrator. By way of example, such adjustment items may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle, (ii) items relating to financing activities, (iii) expenses for restructuring or productivity initiatives, (iv) other non-operating items, (v) items related to acquisitions, (vi) items attributable to the business operations of any entity acquired by the Corporation during the performance period, (vii) items related to the disposal of a business or segment of a business, (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period, (x) any other items of significant income or expense, (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets, (xiii) items that are outside the scope of core, on-going business activities, (xiv) items related to acquired in-process research and development, (xv) items relating to changes in tax laws, (xvi) items relating to licensing or partnership arrangements, (xvii) items relating to asset impairment charges, (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements, or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law or business conditions.

5.2

Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted (including deemed acceptance) by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

B-6     WESTERN DIGITAL

APPENDIX B

5.3

Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose, as set forth in the applicable award agreement. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan and in accordance with the applicable award agreement. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4

Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

●a reduction in compensation otherwise payable to the recipient of such award or for services rendered by the recipient;

●cash, check payable to the order of the Corporation, or electronic funds transfer;

●notice and third party payment in such manner as may be authorized by the Administrator;

●the delivery of previously owned shares of Common Stock;

●by a reduction in the number of shares otherwise deliverable pursuant to the award; or

●subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards, including through same-day sales.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5

Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) of a share of Common Stock on the NASDAQ Stock Market (or, if the Common Stock is not then traded on the NASDAQ Stock Market, on the principal national securities exchange on which the Common Stock is then listed or admitted to trade) (the “Exchange”) for the date in question or, if no sales of Common Stock were made on the Exchange on that date, the closing price (in regular trading) of a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last closing price (in regular trading) of a share of Common Stock on the Exchange available at the relevant time or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6	Transfer Restrictions.

5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

2018 PROXY STATEMENT      B-7

APPENDIX B

5.6.2 Exceptions. The Administrator may permit awards to be transferred to other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing; provided, however, that any such transfer shall only be permitted if it is made by the participant for estate or tax planning or charitable purposes for no (or nominal; i.e. the minimum consideration required by applicable law) consideration, as determined by the Administrator. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.6.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
		(a)	transfers to the Corporation,
(b)

the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

		(c)	subject to any applicable limitations on ISOs and to such procedures as the Administrator may prescribe, transfers to a family member (or former family member) pursuant to a domestic relations order,
		(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or
(e)

the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.7

International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS
6.1

General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3

Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

B-8     WESTERN DIGITAL

APPENDIX B

7.	ADJUSTMENTS; ACCELERATION

7.1

Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2

Corporate Transactions - Assumption and Termination of Awards. Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or other event in which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of (or, as may be necessary to effect such action, immediately prior to) any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

2018 PROXY STATEMENT      B-9

APPENDIX B

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Possible Acceleration of Awards. Without limiting Section 7.2 or the Administrator’s broad authority to establish vesting provisions, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances and may condition any such acceleration upon the occurrence of another event (such as, without limitation, a termination of the award holder’s service). For purposes of this Plan, “Change in Control Event” means any of the following:

(a)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, a “Person”), alone or together with its affiliates and associates, including any group of persons which is deemed a “person” under Section 13(d)(3) of the Exchange Act (other than the Corporation or any subsidiary thereof or any employee benefit plan (or related trust) of the Corporation or any subsidiary thereof, or any underwriter in connection with a firm commitment public offering of the Corporation’s capital stock), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable, referred to herein as “Beneficially Own” or “Beneficial Owner” as the context may require) of thirty-three and one third percent or more of (i) the then outstanding shares of the Corporation’s common stock (“Outstanding Company Common Stock”) or (ii) securities representing thirty-three and one-third percent or more of the combined voting power of the Corporation’s then outstanding voting securities (“Outstanding Company Voting Securities”) (in each case, other than an acquisition in the context of a merger, consolidation, reorganization, asset sale or other extraordinary transaction covered by, and which does not constitute a Change in Control Event under, clause (c) below);

(b)

A change, during any period of two consecutive years, of a majority of the Board as constituted as of the beginning of such period, unless the election, or nomination for election by the Corporation’s stockholders, of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the Incumbent Directors then in office (for purposes hereof, “Incumbent Directors” shall consist of the directors holding office as of the Effective Date and any person becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s stockholders, is approved by a vote of at least a majority of the Incumbent Directors then in office);

(c)

Consummation of any merger, consolidation, reorganization or other extraordinary transaction (or series of related transactions) involving the Corporation, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent, and excluding any underwriter in connection with a firm commitment

B-10     WESTERN DIGITAL

APPENDIX B

public offering of the Corporation’s capital stock) Beneficially Owns, directly or indirectly, more than thirty-three and one third percent of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)

The stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation (other than in the context of a merger, consolidation, reorganization, asset sale or other extraordinary transaction covered by, and which does not constitute a Change in Control Event under, clause (c) above).

7.4

Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur prior to the applicable event, provided that the original terms of the award will be reinstated if the event giving rise to the acceleration does not actually occur. The Administrator may override the provisions of Section 7.2 and 7.3 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8.	OTHER PROVISIONS
8.1

Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2

No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

2018 PROXY STATEMENT      B-11

APPENDIX B

8.5

Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)

The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b)

The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan was initially adopted by the Board on September 21, 2004. The Amendment and Restatement of this Plan is effective as of August 2, 2018 (the “Effective Date”). Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on August 4, 2025. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. An amendment to this Plan shall be subject to stockholder approval only to the extent then required by applicable law or stock exchange rules or deemed necessary or advisable by the Board.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6 and shall not require stockholder approval or the consent of the award holder.

B-12     WESTERN DIGITAL

APPENDIX B

8.7

Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction. It is intended that this Plan, as well as awards granted under this Plan, comply with, and not result in any tax, penalty or interest under, Section 409A of the Code. This Plan, as well as awards granted under this Plan, shall be construed and interpreted accordingly.

8.9

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided that the awards reflect adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11

Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12

No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof, as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

2018 PROXY STATEMENT      B-13

APPENDIX B

8.13

Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14	Forfeiture and Clawback Provisions.
(a)

All awards granted under this Plan (including any proceeds, gains or other economic benefit actually or constructively received by the award holder upon any receipt, vesting, payment or exercise of any award or upon the receipt or resale of any shares of Common Stock underlying the award) shall be subject to the provisions of any clawback or similar policy implemented by the Corporation from time to time, including, without limitation, any clawback or similar policy adopted to comply with the requirements of applicable law, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable award agreement.

(b)

Pursuant to its authority to determine the terms and conditions applicable to awards under the Plan and without limiting the generality of that authority, the Administrator shall have the right to provide, in the applicable policy, award agreement or other written agreement that: (i) any proceeds, gains or other economic benefit actually or constructively received by the award holder upon any receipt, vesting, payment or exercise of the award, or upon the receipt or resale of any shares of Common Stock underlying the award, shall be paid to the Corporation, and (ii) the award shall terminate and any outstanding portion of the award (whether or not vested) shall be forfeited, if (x) a termination of service occurs prior to a specified date, or within a specified time period following receipt, vesting or exercise of the award, or (y) the award holder at any time, or during a specified time period, engages in any activity in competition with the Corporation, or which is inimical, contrary or harmful to the interests of the Corporation, as further defined by the Administrator for purposes of the award, or (z) the award holder incurs a termination of service for “cause” (as such term is defined by the Administrator for purposes of the award).

B-14     WESTERN DIGITAL

Appendix C – Amended and Restated 2005 Employee Stock Purchase Plan

The Western Digital Corporation Amended and Restated 2005 Employee Stock Purchase Plan, as amended and restated from time to time (the “Plan”) shall be established and operated in accordance with the following terms and provisions.

1.	DEFINITIONS.

As used in the Plan the following terms shall have the meanings set forth below:
	(a)	“Board” means the Board of Directors of the Company.
	(b)	“Code” means the Internal Revenue Code of 1986, as amended.
	(c)	“Committee” means the committee appointed by the Board to administer the Plan as described in Section 4 below.
	(d)	“Common Stock” means the common stock, $0.01 par value, of the Company.
	(e)	“Company” means Western Digital Corporation, a Delaware corporation.
(f)

“Continuous Employment” means the absence of any interruption or termination of service as an Employee with the Company and/or its Participating Subsidiaries. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than three months or reemployment upon the expiration of such leave is guaranteed by contract or statute. If a Participating Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have had a break in Continuous Employment for purposes of the Plan at the time the Participating Subsidiary ceased to be a Subsidiary, unless such person continues as an Employee in respect of another Company entity.

(g)

“Eligible Compensation” means, with respect to each Participant for each pay period, the full salary and wages paid to such Participant by the Company or a Participating Subsidiary, including commissions, bonuses (to the extent not excluded below), overtime pay and shift differentials. Except as otherwise determined by the Committee, “Eligible Compensation” does not include

		(i)	any amounts contributed by the Company or a Participating Subsidiary to any pension plan or plan of deferred compensation,
		(ii)	any automobile or relocation allowances (or reimbursement for any such expenses),
		(iii)	any amounts paid that are non-regularly scheduled items of compensation (for example, starting bonus, finder’s fee, or other special bonuses),
		(iv)	any amounts realized under or with respect to any qualified or non-qualified stock options or any other equity-based awards, or
(v)

any amounts paid by the Company or a Participating Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, such as cash-out of credits generated under a plan qualified under Code Section 125.

	(h)	“Eligible Employee” means an Employee who is
		(i)	customarily employed for at least twenty (20) hours per week and more than five months in a calendar year, and
		(ii)	eligible to participate in the Plan as described in Section 5 below.

If any person is (a) an Employee due to any classification or reclassification of the person as an employee or common-law employee of the Company or one of its Participating Subsidiaries by reason of action taken by any tax or other governmental authority, or (b) an Employee who has a written employment agreement providing that the

2018 PROXY STATEMENT      C-1

APPENDIX C

Employee shall not participate in the Plan until at least two (2) years of Continuous Employment, then such Employee must be employed for at least two (2) years by the Company or one of its Participating Subsidiaries as well as meet the criteria set forth above in subsections (i) and (ii) in order to be an Eligible Employee. “Eligible Employee” shall not include an Employee who is a citizen or resident of a foreign jurisdiction to whom the grant of an option under the Plan would be prohibited under the laws of such foreign jurisdiction, or compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. Any exclusions under this Section 1(h) shall be applied in an identical manner to all Employees who are granted options under the Plan, to the extent required pursuant to Treasury Regulation Section 1.423-2(e).

(i)

“Employee” means each person currently employed by the Company or one of its Participating Subsidiaries. It shall not include any person who is recorded on the books and records of the Company or one of its Participating Subsidiaries as an independent contractor or consultant or a worker provided by a temporary staffing agency.

(j)	“Enrollment Date” means the first day of each Offering Period.
(k)	“Exercise Date” means one or more dates during an Offering Period, as established by the Committee in accordance with Section 6 hereof, on which options to purchase Common Stock granted under the Plan shall be exercised as provided in Section 11 hereof.

(l)

“Exercise Period” means one or more periods during an Offering Period, the duration of which shall be established by the Committee in accordance with Section 6 hereof, during which payroll deductions are accumulated for purposes of purchasing Common Stock under the Plan on each Exercise Date.

(m)	“Exercise Price” means the price per share of shares offered in a given Offering Period determined as provided in Section 10 below.
(n)

“Fair Market Value” means, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date (or New Exercise Date, as the case may be), the closing price (in regular trading) of such Common Stock on the NASDAQ Stock Market (or, if the Common Stock is not then traded on the NASDAQ Stock Market, on the principal national securities exchange on which the Common Stock is then listed or admitted to trade (the “Exchange”)). In the event that such a closing price is not available for an Enrollment Date or an Exercise Date, or New Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price (in regular trading) of a share of the Common Stock on the Exchange for the next preceding day on which sales of Common Stock were made. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Committee for purposes of the option in the circumstances.

(o)

“New Exercise Date” means the new exercise date set by the Board in the case of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or other entity in certain circumstances as described in Section 16(b).

(p)	“Offering Period” means a period of time with respect to which options are granted under the Plan, the time and duration of which shall be established by the Committee in accordance with Section 6.
(q)

“Parent” means any corporation, domestic or foreign, which owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests of the Company and that otherwise qualifies as a “parent corporation” within the meaning of Section 424(e) of the Code or any successor thereto.

(r)	“Participant” means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 7 below.
(s)	“Participating Subsidiary” means any Subsidiary other than a Subsidiary excluded from participation in the Plan by the Committee, in its sole discretion.
(t)	“Plan” means this Western Digital Corporation Amended and Restated 2005 Employee Stock Purchase Plan.
(u)

“Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code or any successor thereto.

C-2     WESTERN DIGITAL

APPENDIX C

2.	PURPOSE OF THE PLAN.

The purpose of the Plan is to provide an incentive for present and future Employees of the Company and its Participating Subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

3.	SHARES RESERVED FOR THE PLAN.
(a)

There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 37,000,000 shares of Common Stock, subject to adjustment as provided in Section 16 below. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b)

From time to time and without stockholder approval, the Committee may fix a maximum limit on the number of shares that may be acquired by any individual during an Exercise Period under the Plan, which limit shall be effective no earlier than the first Offering Period that commences after the determination of such limit by the Committee; provided, however, that any adjustment to such limit pursuant to Section 16 shall apply to any Exercise Period in progress at the time such adjustment is made.

4.	ADMINISTRATION OF THE PLAN.
(a)

The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall consist of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as such rule may be amended from time to time. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons.

(b)

The Committee may request advice or assistance or employ such other persons as it in its absolute discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

(c)

Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

5.	ELIGIBILITY TO PARTICIPATE IN THE PLAN.

Subject to limitations imposed by Section 423(b) of the Code, any Eligible Employee who is employed by the Company or a Participating Subsidiary on an Enrollment Date shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

6.	OFFERING PERIODS.

During the term of the Plan, the Company will grant options to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period. The Committee shall determine from time to time, subject to the requirements of Section 423 of the Code, when Offering Periods will be offered during the term of the Plan and shall establish the Enrollment Date(s), the number and duration of the Exercise Period(s), and the Exercise Date(s) for each such Offering Period, which determinations shall be effective no earlier than the first Offering Period that commences after they are made by the Committee and provided, however, that no Offering Period may exceed twenty-four (24) months in duration. To the extent consistent with Section 423 of the Code, the Committee may provide for a new Offering Period to commence prior to the termination of one or more preceding Offering Periods.

2018 PROXY STATEMENT      C-3

APPENDIX C

7.	ELECTION TO PARTICIPATE IN THE PLAN.

(a)

Each Eligible Employee may elect to participate in an Offering Period by completing an enrollment agreement on a form approved by and in a manner prescribed by the Committee (or its delegate) or, if the Committee does not require enrollment forms, by otherwise completing such enrollment procedures as the Committee may prescribe. Such agreement must be filed with the Company or such other procedures must be completed, as applicable, prior to the applicable Enrollment Date, unless the Committee establishes an earlier deadline for filing the enrollment form for all Eligible Employees with respect to a given Offering Period. An Eligible Employee may participate in an Offering Period only if, as of the Enrollment Date of such Offering Period, such Eligible Employee is not participating in any prior Offering Period which is continuing at the time of such proposed enrollment.

(b)

Payroll deductions for a Participant shall commence on the first payroll date on or following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 13.

(c)

Unless a Participant elects otherwise prior to the Enrollment Date of the immediately succeeding Offering Period, an Eligible Employee who is participating in an Offering Period as of the last Exercise Date of such Offering Period (the “Prior Offering Period”) shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the expiration or termination of the Prior Offering Period.

(d)

In its discretion, the Committee may determine (with such determination to be effective no earlier than the first Offering Period that commences after such determination by the Committee) that the participation of all Participants on an Exercise Date in an Offering Period that includes more than one Exercise Period shall terminate and such Participants shall be enrolled in a new Offering Period commencing immediately following such Exercise Date if, during such Offering Period, the Fair Market Value determined as of such Exercise Date within such Offering Period is lower than the Fair Market Value determined as of the Enrollment Date of such Offering Period. In such event, each of such Participants shall be deemed for purposes of this Plan (i) to have elected to participate in such new Offering Period, and (ii) to have authorized the same payroll deduction for such new Offering Period as was in effect for such Participant immediately prior to the termination of the prior Offering Period.

8.	PAYROLL DEDUCTIONS.
(a)

All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount up to 10% (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of the Eligible Compensation which the Participant receives on each payroll date during such Offering Period. The Committee also may prescribe other limits, rules or procedures for payroll deductions. Unless otherwise provided by the Committee, the amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant’s Eligible Compensation.

(b)

All payroll deductions made for a Participant shall be deposited in the Company’s general corporate account and shall be credited to the Participant’s account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(c)

A Participant may discontinue participation in the Plan as provided in Section 13. Unless otherwise provided by the Committee in advance of an Offering Period, a Participant may at any time during the Offering Period (but no more than four times in any calendar year) reduce or increase (subject to the limitations of Section 8(a) above) the rate of his or her payroll deductions by completing and filing with the Company a change notice in the form provided by the Company. Any such reduction in the rate of a Participant’s payroll deductions shall be effective as soon as administratively feasible following receipt by the Company of the Participant’s change notice, but in no event later than the second payroll date of the Company (or Participating Subsidiary, as the case may be) applicable to the Participant following the date that the Participant files the change notice with the Company. Any such increase in the rate of a Participant’s payroll deductions shall be effective as of the first date of the next Exercise Period within such Offering Period (or, if such election is made in the final Exercise Period of such Offering Period, the Enrollment Date of the next Offering Period).

C-4     WESTERN DIGITAL

APPENDIX C

9.	GRANT OF OPTIONS.

(a)

On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3, 9(b) and 18 hereof, each Participant shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of shares of the Common Stock determined by dividing such Participant’s payroll deductions accumulated during the Exercise Period ending on such Exercise Date by the Exercise Price for such Exercise Period (determined as provided in Section 10 below), provided that the number of shares subject to the option shall not exceed five (5) times the number of shares determined by dividing (i) $40,000, by (ii) the Fair Market Value of a share of the Common Stock on the Enrollment Date multiplied by the percentage (not less than 85%) used to calculate the Exercise Price for that Offering Period.

(b)

Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) if, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or any Subsidiary of the Company, or (ii) which permits such Participant’s rights to purchase stock under all employee stock purchase plans of the Company, its Subsidiaries and any Parent to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such option is outstanding at any time. For purposes of the foregoing clause (ii), a right to purchase stock accrues when it first becomes exercisable during the calendar year.

10.	EXERCISE PRICE.

The Committee shall establish from time to time the method for determining the Exercise Price for each Offering Period under the Plan in accordance with this Section 10, which determination shall be effective no earlier than the first Offering Period that commences after such determination is made by the Committee. In making its determination, the Committee may provide that the Exercise Price for an Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period, or (2) the Fair Market Value of a share of Common Stock on the applicable Exercise Date, or (3) the lesser of the Fair Market Value of a share on the Enrollment Date of such Offering Period or the Fair Market Value of a share on the applicable Exercise Date. Notwithstanding anything to the contrary in the preceding provisions of this Section 10, in no event shall the Exercise Price per share be less than the par value of a share of Common Stock.

11.	EXERCISE OF OPTIONS.

Unless a Participant withdraws from the Plan as provided in Section 13, the Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions in the Participant’s account. Any amount remaining in the Participant’s account after an Exercise Date that is not sufficient to purchase a whole share shall be held in the account until the next Exercise Date. In the event that an Exercise Period has been over-subscribed or that any other applicable Plan limit has been exceeded by a Participant in an Exercise Period, any amount remaining in such Participant’s account shall be refunded to the Participant as soon as administratively practicable after the end of the Offering Period.

12.	DELIVERY OF SHARES.

As soon as administratively practicable after the Exercise Date, the Company shall, in its discretion, either deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her option, provide for the crediting of such shares of Common Stock in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares of Common Stock to a broker or recordkeeping service for the benefit of the Participant. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such shares, the Company will seek to obtain such authority. If the Company is unable to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate or other delivery of such Common Shares, or if for any reason the Company cannot issue or deliver shares of Common Stock and satisfy Section 20(a), the Company shall be relieved from liability to any Participant except that the Company shall return to each Participant to whom such shares of Common Stock cannot be issued or delivered the amount of the balance credited to his or her account that would have otherwise been used for the purchase of such shares.

2018 PROXY STATEMENT      C-5

APPENDIX C

13.	WITHDRAWAL; TERMINATION OF EMPLOYMENT.

(a)

A Participant may withdraw all but not less than all of the payroll deductions credited to the Participant’s account under the Plan at any time by giving written notice to the Company. All of the Participant’s payroll deductions credited to the Participant’s account will be paid to him or her promptly after receipt of the Participant’s notice of withdrawal, the Participant’s participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless written notice is delivered to the Company within the open enrollment period preceding the commencement of an Exercise Period directing the Company to resume payroll deductions.

(b)

Upon termination of the Participant’s Continuous Employment during an Exercise Period for any reason, including retirement or death, the payroll deductions credited to the Participant’s account for that Exercise Period will be returned to the Participant or, in the case of death, to the Participant’s estate, and the Participant’s options to purchase shares under the Plan will be automatically terminated as of the date of such termination of Continuous Employment.

(c)

In the event a Participant fails to maintain Continuous Employment for at least twenty (20) hours per week during an Offering Period, the Participant will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to the Participant’s account will be returned to the Participant, and the Participant’s options to purchase shares under the Plan will be terminated.

(d)

A Participant’s withdrawal from an Offering Period will not have any effect upon the Participant’s eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

14.	TRANSFERABILITY.

Neither payroll deductions credited to a Participant’s account nor options to purchase Common Stock granted under the Plan may be transferred, assigned, pledged or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. Options granted under the Plan are exercisable during a Participant’s lifetime only by the Participant.

15.	REPORTS.

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be made available to Participants promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share Exercise Price, the number of shares purchased and the remaining cash balance, if any.

16.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
(a)

Subject to Section 16(b), upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of options (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding options, and (3) the Exercise Price of any outstanding options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding options.

(b)

In the event of the proposed dissolution or liquidation of the Company, each Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Upon any event in which the Company does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; or other event in which the Company does not survive or does not survive as a public company in respect of its Common Stock), then, unless the Committee provides that each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or entity or a parent or subsidiary of such successor corporation or entity, each Exercise Period then in progress shall be shortened and a new Exercise Date shall be set by the Committee to occur upon or immediately prior to such transaction or event (the “New Exercise Date”), as of which date the Plan and

C-6     WESTERN DIGITAL

APPENDIX C

any Exercise Period and related Offering Period then in progress will terminate. The New Exercise Date shall be on or before the date of consummation of the transaction and the Committee shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date (to the extent administratively practicable), that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 13. The Exercise Price on the New Exercise Date shall be determined as provided in Section 10 hereof, and for purposes of determining such Exercise Price, the New Exercise Date shall be treated as the “Exercise Date.”

(c)

In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 16, and the Committee’s actions hereunder shall be conclusive and binding on all persons. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 16.

17.	AMENDMENT OF THE PLAN.

The Board may at any time, or from time to time, amend or suspend the Plan, in whole or in part and without notice. Stockholder approval for any amendment shall not be required, except to the extent required by law or applicable stock exchange rules, or required under Section 423 of the Code in order to preserve the intended tax consequences of the Plan. No options may be granted during any suspension of the Plan or after a termination of the Plan pursuant to Section 18(b) below, but the Committee will retain jurisdiction as to options then outstanding in accordance with the terms of the Plan. No amendment, suspension or termination pursuant to this Section 17 or Section 18 shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any right or benefits of such Participant or obligations of the Company under any option granted under the Plan prior to the effective date of such change; provided that the Board may amend, suspend or terminate the Plan as to any outstanding options granted under the Plan for an Offering Period, effective as of any Exercise Date within that Offering Period, without the consent of the Participants to whom such options were granted. In no event shall changes contemplated by Section 7(d) or Section 16 be deemed to constitute changes or amendments requiring Participant consent.

18.	TERMINATION OF THE PLAN.
The Plan and all rights of Employees hereunder shall terminate:
(a)

on the Exercise Date that Participants would become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan if the final sentence in this Section 18 were not applied; or

(b) at any time, at the discretion of the Board.
In the event that the Plan terminates under circumstances described in Section 18(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.
19.	NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.	CONDITIONS UPON ISSUANCE OF SHARES.
(a)

The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state, local and foreign laws, rules and regulations, and to such approvals by any listing, regulatory or governmental agency as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, and as a condition precedent to the exercise of his or her option, provide such assurances and representations to the Company or one of its Subsidiaries as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

(b)

The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal, state or local income tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Company or any Subsidiary may be required or permitted to withhold

2018 PROXY STATEMENT      C-7

APPENDIX C

with respect to such event or (2) deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Company or any Subsidiary may be required or permitted to withhold with respect to such event. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

21.	EMPLOYEES’ RIGHTS.
(a)

Nothing in the Plan (or in any other document related to the Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 21(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract.

(b)

No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company or any Subsidiary by reason of any option hereunder. Neither the provisions of the Plan (or of any other document related to the Plan), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

(c)

A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly required by Section 16(a) or otherwise expressly provided by the Committee, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

22.	MISCELLANEOUS.
(a)

The Plan, the options granted hereunder and any other documents related to the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.

(b) If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.
(c)

Captions and headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of the Plan or any provision hereof.

(d)

The adoption of the Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect. Nothing in the Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by the Plan) in connection with any proper corporate purpose, to the extent consistent with any other plan or authority. Benefits received by a Participant under an option granted pursuant to the Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

(e)

The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of the Plan.

As Amended August 6, 2012, August 5, 2015 and August 2, 2018

C-8     WESTERN DIGITAL

Corporate Headquarters
Western Digital Corporation
5601 Great Oaks Parkway
San Jose, CA 95119
P: 408.717.6000

Investor Relations
W: investor.wdc.com
E: investor@wdc.com
P: 800.695.6399

Worldwide Websites
g-technology.com
sandisk.com
wdc.com

Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, New York 11219
W: astfinancial.com
P: 800.937.5449

Independent Registered Public Accounting Firm
KPMG LLP

Stock Exchange Listing
Western Digital's common stock trades on the Nasdaq Global Select Market® under the symbol WDC.

Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.

Western Digital.

Western Digital, the Western Digital logo, HGST, and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. All other marks are the property of their respective owners.

© 2018 Western Digital Technologies, Inc. All rights reserved.

2278-001005-A14 Sept. 2018

5601 GREAT OAKS PARKWAY
SAN JOSE, CA 95119
Whether or not you plan on attending the meeting, you are urged to vote these shares by completing and returning this proxy card or transmitting your voting instructions electronically via the Internet or by telephone.
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 6, 2018.* Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 6, 2018.* Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by November 6, 2018.*
* If you are a participant in the Western Digital Corporation 401(k) Plan, you must provide voting instructions for the shares in your plan account by 11:59 p.m. Eastern Time on November 4, 2018 to allow sufficient time for the plan trustee to vote the shares on your behalf.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E50873-P13214	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WESTERN DIGITAL CORPORATION

The Board of Directors recommends a vote FOR each of the following nominees:

1.	ELECTION OF DIRECTORS		For	Against	Abstain

	1a.	Martin I. Cole	☐	☐	☐

	1b.	Kathleen A. Cote	☐	☐	☐

	1c.	Henry T. DeNero	☐	☐	☐

	1d.	Tunç Doluca	☐	☐	☐

	1e.	Michael D. Lambert	☐	☐	☐

	1f.	Len J. Lauer	☐	☐	☐

	1g.	Matthew E. Massengill	☐	☐	☐

	1h.	Stephen D. Milligan	☐	☐	☐

	1i.	Paula A. Price	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5:		For	Against	Abstain

2.	To approve on an advisory basis the named executive officer compensation disclosed in the Proxy Statement;	☐	☐	☐

3.

To approve an amendment and restatement of our 2017 Performance Incentive Plan that would, among other things, increase by 6,000,000 the number of shares of our common stock available for issuance under the plan;

		☐	☐	☐

4.

To approve an amendment and restatement of our 2005 Employee Stock Purchase Plan that would, among other things, increase by 10,000,000 the number of shares of our common stock available for issuance under the plan; and

		☐	☐	☐

5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2019.	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting and any postponement or adjournment of the meeting.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be held November 7, 2018:
The Notice and Proxy Statement and 2018 Annual Report are available at investor.wdc.com.
You can also view these materials at www.proxyvote.com by using the control number.

E50874-P13214

WESTERN DIGITAL CORPORATION
5601 Great Oaks Parkway
San Jose, CA 95119

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, hereby revoking any proxy previously given, appoints Matthew E. Massengill and Michael C. Ray, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote all the shares of common stock of Western Digital Corporation held of record by the undersigned on September 10, 2018, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Western Digital Corporation to be held on November 7, 2018, and at any postponements or adjournments thereof. The proposals of the Company referred to on the other side are described in the Proxy Statement, dated as of September 28, 2018, which is being delivered herewith in connection with the Annual Meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" each of the nine nominees named in Proposal 1 and "FOR" Proposals 2, 3, 4 and 5. Whether or not direction is made, each of the Proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

If you have a beneficial interest in shares held by the Western Digital Corporation 401(k) Plan, then this card also constitutes your voting instructions to the Trustee of such plan. If you do not submit voting instructions for any shares held in the Western Digital Corporation 401(k) Plan, such shares will be voted by the Trustee in the same proportion as other shares in the Western Digital Corporation 401(k) Plan are affirmatively voted by plan participants.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)